            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 10, 1998
                                  $219,172,100
                      Asset Backed Securities Corporation,
                                   Depositor

                                     [Logo]

                              Seller and Servicer
 IndyMac Manufactured Housing Contract Pass-Through Certificates, Series 1998-2

$59,300,000   'D'%  Class A-1*     $53,278,000  6.64%  Class A-4*     $9,180,000  7.07%  Class M-2*
$39,600,000  6.17%  Class A-2      $       100  6.50%  Class A-R      $9,754,000  7.36%  Class B-1*
$29,700,000  6.20%  Class A-3      $18,360,000  6.78%  Class M-1*

------------
'D' One-Month LIBOR, as determined on the applicable Floating Rate Determination
    Date, plus 0.06%.
* Pass-Through Rate subject to adjustment as described herein.

(Principal and interest payable on the twenty-fifth day of each month, beginning in August 1998)

The IndyMac Manufactured Housing Contract Pass-Through Certificates, Series 1998-2 (the 'Certificates') will represent beneficial interests in a trust
   (the 'Trust'), the assets of which will consist primarily of manufactured housing installment sales contracts and installment loan agreements
      (the 'Contracts') originated or purchased by IndyMac, Inc.
        ('IndyMac') or an affiliate thereof in the ordinary course of its business and conveyed, together with certain related property described herein, by IndyMac to Asset Backed
             Securities Corporation (the 'Depositor') and then
             conveyed by the Depositor to the Trust. The Trust
                will be created and the Certificates will be
                 issued pursuant to a pooling and servicing
                   agreement among the Depositor, IndyMac
                    and The Bank of New York, as Trustee.
                          See 'Description of the
                           Certificates' herein.
                                                        (Continued on next page)

For a discussion of certain factors that should be considered in connection with an investment in the Offered Certificates, see 'Risk Factors' on Page S-15
             herein and Page 17 of the accompanying Prospectus.

THE OFFERED CERTIFICATES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF
  ASSET BACKED SECURITIES CORPORATION, THE TRUSTEE, INDYMAC, THE SERVICER
      OR ANY OF THEIR RESPECTIVE AFFILIATES. THE OFFERED CERTIFICATES
         WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL
            AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PARTY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
        ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                UNDERWRITING         PROCEEDS
                                                               PRICE TO         DISCOUNTS AND         TO THE
                                                               PUBLIC(1)         COMMISSIONS      DEPOSITOR(1)(2)
                                                            ---------------     -------------     ---------------
Class A-1 Certificates..................................        100.000000%            0.160%          99.840000%
Class A-2 Certificates..................................         99.972881%            0.220%          99.752881%
Class A-3 Certificates..................................         99.980772%            0.300%          99.680772%
Class A-4 Certificates..................................         99.953296%            0.450%          99.503296%
Class A-R Certificates..................................        100.000000%            0.250%          99.750000%
Class M-1 Certificates..................................         99.992510%            0.550%          99.442510%
Class M-2 Certificates..................................         99.956685%            0.730%          99.226685%
Class B-1 Certificates..................................         99.950553%            0.900%          99.050553%
Total...................................................    $219,120,592.66      $ 766,631.25     $218,353,961.41

(1) Plus accrued interest, if any, at the applicable Pass-Through Rate from (i) for the Class A-1 Certificates, the Closing Date and (ii) for all other Classes of Offered Certificates, July 1, 1998.

(2) Before deducting expenses payable by the Depositor, estimated to be $300,000.

     The Offered Certificates are offered by the several Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates, in book-entry form, will be made through the facilities of The Depository Trust Company on or about July 16, 1998, against payment in immediately available funds.

Credit Suisse First Boston                            Morgan Stanley Dean Witter

                   Prospectus Supplement dated July 10, 1998.

(Continued from the cover page)

     The Certificates will consist of five classes of senior Certificates (respectively, the 'Class A-1 Certificates,' the 'Class A-2 Certificates,' the 'Class A-3 Certificates,' the 'Class A-4 Certificates' and the 'Class A-R Certificates' and, collectively, the 'Class A Certificates' or the 'Senior Certificates') and five classes of subordinate Certificates (respectively, the 'Class M-1 Certificates,' the 'Class M-2 Certificates,' the 'Class B-1 Certificates,' the 'Class B-2 Certificates' and the 'Class X Certificates'). The Class M-1, Class M-2, Class B-1 and Class B-2 Certificates are collectively referred to herein as the 'Subordinate Certificates.' The Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates will respectively evidence in the aggregate initial 25.84%, 17.25%, 12.94%, 23.21%, 8.00%, 4.00%, 4.25% and 4.50% undivided interests in the Trust. Only the Class A, Class M and Class B-1 Certificates (collectively, the 'Offered Certificates') are being offered hereby.

     Payments of principal and interest on the Certificates will be distributed to Certificateholders on the twenty-fifth day of each month (or, if such day is not a Business Day, on the immediately succeeding Business Day), commencing August 25, 1998 (each, a 'Distribution Date'). The Pass-Through Rate for the Class A-1 Certificates on any Distribution Date will be the lesser of (i) One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.06%, computed on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period, or (ii) the Weighted Average Net Contract Rate for such Distribution Date, calculated as described herein. The Class A-2, Class A-3 and Class A-R Certificates will have fixed Pass-Through Rates of 6.17%, 6.20% and 6.50% per annum, respectively, computed on the basis of a 360-day year of twelve 30-day months. The Pass-Through Rates for the Class A-4, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates on any Distribution Date will be the lesser of (i) 6.64%, 6.78%, 7.07%, 7.36% and 8.68% per annum, respectively, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Weighted Average Net Contract Rate for such Distribution Date, calculated as described herein. The right to receive distributions of interest and principal by the holders of the Subordinate Certificates will be subordinated to such rights of the Senior Certificateholders, to the extent provided herein. See 'Description of the Certificates.'

     Elections will be made to treat certain assets of the Trust as two separate real estate mortgage investment conduits (each, a 'REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code'). The Offered Certificates (other than the Class A-R Certificates), the Class B-2 Certificates and the Class X Certificates will represent 'regular interests' in one of the REMICs. The Class A-R Certificates will represent beneficial ownership of the 'residual interest' in each REMIC. See 'Material Federal Income Tax Consequences' herein and in the Prospectus.

                            ------------------------
     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of any Class of Offered Certificates including over-allotment, stabilizing and short-covering transactions in such Certificates. For a description of these activities, see 'Underwriting.'

     The Certificates will be part of a separate series of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates being offered by the Depositor from time to time pursuant to a Prospectus dated July 10, 1998 (the 'Prospectus'), of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information about the offering of the Offered Certificates that is not contained herein, and prospective investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                    SUMMARY

     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto elsewhere in this Prospectus Supplement or in the Prospectus. See the Index of Principal Terms for the location herein of certain principal terms.

Securities Issued...................  IndyMac Manufactured Housing Contract Pass-Through Certificates, Series
                                      1998-2 (the 'Certificates') will be issued pursuant to a pooling and servicing agreement, to be dated as of July 1, 1998 (the 'Agreement'), among Asset Backed Securities Corporation, as depositor (the 'Depositor'),
                                      IndyMac, Inc. ('IndyMac'), as seller and servicer (in such capacities, the
                                      'Seller' and the 'Servicer,' respectively), and The Bank of New York, as trustee (the 'Trustee').
                                      The Certificates will consist of five classes (each, a 'Class') of senior
                                      Certificates (respectively, the 'Class A-1 Certificates,' the 'Class A-2
                                      Certificates,' the 'Class A-3 Certificates,' the 'Class A-4 Certificates'
                                      and the 'Class A-R Certificates' and collectively, the 'Class A
                                      Certificates' or the 'Senior Certificates') and five Classes of subordinate
                                      Certificates (respectively, the 'Class M-1 Certificates,' the 'Class M-2
                                      Certificates,' the 'Class B-1 Certificates,' the 'Class B-2 Certificates'
                                      and the 'Class X Certificates'). The Class M-1 Certificates and Class M-2
                                      Certificates are referred to collectively herein as the 'Class M
                                      Certificates.' The Class B-1 Certificates and Class B-2 Certificates are
                                      referred to collectively herein as the 'Class B Certificates.' The Class M
                                      Certificates and Class B Certificates are referred to collectively herein as the 'Subordinate Certificates.' The Offered Certificates will be issued in the amounts (with respect to each Class, the 'Initial Certificate
                                      Principal Balance') and bear the pass-through rates (with respect to each
                                      Class, the 'Pass-Through Rate') set forth below:

                                                                              INITIAL CERTIFICATE     PASS-THROUGH
                                                      TITLE                    PRINCIPAL BALANCE          RATE
                                      -------------------------------------   --------------------    ------------
                                      Class A-1 Certificates...............       $ 59,300,000          (1)
                                      Class A-2 Certificates...............       $ 39,600,000            6.17%(2)
                                      Class A-3 Certificates...............       $ 29,700,000            6.20%(2)
                                      Class A-4 Certificates...............       $ 53,278,000            6.64%(3)
                                      Class A-R Certificates...............       $        100            6.50%(2)
                                      Class M-1 Certificates...............       $ 18,360,000            6.78%(3)
                                      Class M-2 Certificates...............       $  9,180,000            7.07%(3)
                                      Class B-1 Certificates...............       $  9,754,000            7.36%(3)

                                      ------------------------
                                      (1) The lesser of (i) One-Month LIBOR, as determined on the applicable
                                      Floating Rate Determination Date, plus 0.06%, computed on the basis of a
                                      360-day year and the actual number of days in the applicable Interest
                                      Accrual Period, or (ii) the Weighted Average Net Contract Rate for the
                                      related Distribution Date.
                                      (2) Computed on the basis of a 360-day year of twelve 30-day months.
                                      (3) The lesser of (i) the Pass-Through Rate specified above, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Weighted
                                      Average Net Contract Rate for the related Distribution Date.

                                      The following chart sets forth information regarding securities to be issued pursuant to the Agreement but which are not offered hereby:

                                                                              INITIAL CERTIFICATE     PASS-THROUGH
                                                      TITLE                    PRINCIPAL BALANCE          RATE
                                      -------------------------------------   --------------------    ------------
                                      Class B-2 Certificates...............       $ 10,327,900            8.68%(1)
                                      Class X Certificates(2)

                                      ------------------------
                                      (1) The lesser of (i) the Pass-Through Rate specified above, computed on the basis of a 360-day year of twelve 30-day months, or (ii) the Weighted
                                      Average Net Contract Rate for the related Distribution Date.
                                      (2) The Class X Certificates are interest-only securities that have no stated Certificate Principal Balance or Pass-Through Rate, but will represent the right to receive a distribution on each Distribution Date of certain interest amounts, as more fully set forth in the Agreement.
Securities Offered..................  The Class A, Class M and Class B-1 Certificates are the only Certificates being offered hereby (the 'Offered Certificates'). The Offered Certificates
                                      (other than the Class A-R Certificates) will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1 in excess thereof (the 'Book-Entry Certificates'). The Class A-R Certificates will be issued in definitive form as fully registered physical certificates. The
                                      Class A-R Certificates will be subject to certain transfer restrictions.
                                      See 'Description of the Certificates -- Registration of the Offered
                                      Certificates -- The Class A-R Certificates' herein. The other Offered
                                      Certificates initially will be represented by certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company
                                      ('DTC').
                                      Certificates representing the Offered Certificates (other than the Class
                                      A-R Certificates) will be issued in definitive form only under the limited circumstances described herein. All references herein to 'holders' or
                                      'holders of the Offered Certificates' will reflect the rights of beneficial owners of Offered Certificates issued in book-entry form ('Certificate
                                      Owners') as they may indirectly exercise such rights through DTC, and participating members thereof, except as otherwise specified herein. See
                                      'Risk Factors -- Book-Entry Registration' and 'Description of the
                                      Certificates -- Registration of the Offered Certificates' herein and 'Risk
                                      Factors -- Limitation on Exercise of Rights Due to Book-Entry Registration'
                                      in the Prospectus.
                                      The Offered Certificates will evidence undivided interests in the Contract
                                      Pool and certain other property held in trust for the benefit of the
                                      Certificateholders (collectively, the 'Trust Fund'). The undivided percentage interest (the 'Percentage Interest') of a Class A, Class M or
                                      Class B Certificate in distributions on the related Class of Certificates will equal the percentage obtained from dividing the denomination of such
                                      Certificate by the Initial Certificate Principal Balance of such Class of
                                      Certificates.
                                      The Offered Certificates will not represent interests in or obligations of the Depositor, the Trustee, IndyMac or any of their respective affiliates.
                                      Neither the Offered Certificates nor the underlying Contracts will be insured or guaranteed by any governmental agency or instrumentality or by any other party.
Cut-off Date........................  July 1, 1998.
Due and Prepayment Period...........  With respect to each Distribution Date, the calendar month preceding the month in which the Distribution Date occurs.
Closing Date........................  On or about July 16, 1998.

Interest Accrual Period.............  With respect to each Distribution Date, (i) for the Class A-1 Certificates, the period commencing on the 25th day of the preceding month through the
                                      24th day of the month in which such Distribution Date occurs (except that the first Interest Accrual Period for the Class A-1 Certificates will be the period from the Closing Date through August 24, 1998) and (ii) for all other Classes of Offered Certificates, the calendar month preceding the month in which the Distribution Date occurs.
Distribution Dates..................  Distributions on the Certificates will be made on the twenty-fifth day of each month (or, if such day is not a Business Day, on the immediately succeeding Business Day), commencing August 25, 1998 (each, a 'Distribution
                                      Date'). A 'Business Day' will be any day other than (i) a Saturday or
                                      Sunday or (ii) a day on which banks in the States of New York or California are authorized or obligated by law or executive order to be closed.
Distributions.......................  On each Distribution Date, distributions to the holders of Certificates of a Class will be made in an amount equal to their respective Percentage
                                      Interests multiplied by the aggregate amount distributed on such Class of
                                      Certificates on such Distribution Date. So long as the Offered Certificates are registered in the name of Cede & Co., as nominee of DTC, distributions on each Distribution Date will be made to the holders of record of the related Offered Certificates (the 'Certificateholders') as of the close of business on the Business Day immediately preceding such Distribution Date
                                      (each, a 'Record Date'), except that the final distribution in respect of the Certificates will only be made upon presentation and surrender of the
                                      Certificates at the office or agency appointed by the Trustee for that purpose in New York, New York. With respect to the Class A-R Certificates and, if Definitive Certificates are issued with respect to the other Class of Offered Certificates, the Record Date shall be the close of business on the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. As more fully described herein under
                                      'Description of the Certificates -- Distributions -- Priority of
                                      Distributions,' distributions to Certificateholders generally will be applied first to the payment of interest and interest shortfalls, second to the payment of any unpaid principal and third, if any principal is then due, to the payment of principal of the related Class of Certificates. With respect to each Distribution Date, interest on the Certificates will accrue during the related Interest Accrual Period. The Available Distribution
                                      Amount with respect to each Distribution Date will be calculated as described herein under 'Description of the
                                      Certificates -- Distributions -- Available Distribution Amount.' On each
                                      Distribution Date, the Available Distribution Amount will be distributed in the amounts and in the order of priority set forth herein under
                                      'Description of the Certificates -- Distributions -- Priority of
                                      Distributions.'
Effect of Priority Sequence of
  Principal Distributions...........  Prior to the Cross-over Date, the principal amounts described herein under
                                      'Description of the Certificates -- Distributions -- Priority of
                                      Distributions' generally will be distributed, to the extent of the
                                      Available Distribution Amount after payment of interest and interest shortfalls on the Certificates, first to the Senior Certificates, sequentially beginning with the Class A-R Certificates and then in numerical Class order, and then to each Class of Subordinate Certificates based on their respective

                                      priorities (i.e., first to the Class M-1 Certificates, then to the Class
                                      M-2 Certificates, then to the Class B-1 Certificates and then to the Class
                                      B-2 Certificates). Prior to the Cross-over Date or on any Distribution Date as of which the Principal Distribution Tests are not met, principal will be allocated solely to the most senior Class of Certificates outstanding.
                                      Otherwise, principal will be allocated pro rata among the Class A, the
                                      Class M and the Class B Certificates.
                                      The (i) Class A Formula Principal Distribution Amount will, in general, be allocated sequentially to the Class A Certificates, beginning with the
                                      Class A-R Certificates, in order of their numerical designations, (ii) the
                                      Class M Formula Principal Distribution Amount will generally be allocated pro rata between the Class M-1 and the Class M-2 Certificates and (iii) the
                                      Class B Formula Principal Distribution Amount will generally be allocated first to the Class B-1 Certificates until the Class B-1 Certificate
                                      Principal Balance is reduced to zero and thereafter to the Class B-2
                                      Certificates, in each case as more fully described herein. See 'Description of the Certificates -- Distributions -- Priority of Distributions' herein.
                                      The foregoing sequence of principal distributions should, unless offset by other cash flow insufficiencies due to delinquencies and liquidation losses, have the effect of accelerating the amortization of the Senior
                                      Certificates sequentially beginning with the Class A-R Certificates and then in numerical Class order (or, in the case of the Subordinate
                                      Certificates, each Class of Subordinate Certificates that is senior in payment of principal to one or more other Classes of Subordinate
                                      Certificates) and delaying the amortization of the related Subordinate
                                      Certificates, from what it would be without such prioritization, thereby increasing the respective interest in the Trust Fund evidenced by such
                                      Subordinate Certificates. Increasing the respective interest of one or more
                                      Classes of Subordinate Certificates relative to that of the Senior
                                      Certificates is intended to preserve, as provided herein, the availability on each Distribution Date of the subordination provided by the related
                                      Subordinate Certificates. The aggregate amount of principal paid on any
                                      Class of Certificates will not exceed its Initial Certificate Principal
                                      Balance. See 'Description of the Certificates' herein.
Prepayment Considerations and
  Risks.............................  The Contracts may be prepaid at any time without penalty and, accordingly, the rate of principal payments thereon is likely to vary from time to time.
                                      The Offered Certificates may be sold at a discount to their principal amounts. A slower than anticipated rate of principal payments on the
                                      Contracts is likely to result in a lower than anticipated yield on the
                                      Offered Certificates if they are purchased at a discount. See 'Risk
                                      Factors -- Prepayment Considerations' and 'Yield and Prepayment
                                      Considerations' herein and 'Risk Factors -- Prepayment and Yield
                                      Considerations,' 'Yield Considerations' and 'Maturity and Prepayment
                                      Considerations' in the Prospectus.
Subordination of the Subordinate
  Certificates and the Class X
  Certificates......................  The rights of the Subordinate Certificateholders to receive distributions of amounts collected on or in respect of the Contracts will be subordinated to such rights of the Senior Certificateholders to the extent described herein. Interest and interest shortfalls on the Subordinate Certificates will

                                      not be subordinated to principal payments on the Senior Certificates. The foregoing subordination is intended to enhance the likelihood of receipt by the holders of each Class of Senior Certificates of the full amount of their monthly payments of interest and the ultimate receipt by such holders of principal equal to the related Initial Certificate Principal Balances.
                                      The protection afforded to the holders of (i) the Senior Certificates by means of the subordination of the Subordinate Certificates and the Class X
                                      Certificates, (ii) the Class M-1 Certificates by means of the subordination of the Class M-2, Class B and Class X Certificates, (iii) the Class M-2
                                      Certificates by means of the subordination of the Class B and Class X
                                      Certificates and (iv) the Class B-1 Certificates by means of the subordination of the Class B-2 and Class X Certificates, in each case to the extent described herein, will be accomplished by the application of the
                                      Available Distribution Amount on each Distribution Date in the order specified herein under 'Description of the Certificates -- Distributions --
                                      Priority of Distributions' and ' -- Subordination of the Subordinate
                                      Certificates and the Class X Certificates' herein.
Overcollateralization...............  Excess interest collections will be applied, to the extent available, to make accelerated payments of principal on the Certificates. The 'Target
                                      Overcollateralization Amount' will generally mean, (i) for any Distribution
                                      Date prior to the Cross-over Date, 1.75% of the Cut-off Date Pool Balance and (ii) for any other Distribution Date, the lesser of (a) 1.75% of the
                                      Cut-off Date Pool Balance and (b) 3.07% of the then-outstanding Pool
                                      Balance; provided, however, that so long as any Class of Certificates is outstanding, the Target Overcollateralization Amount will not be less than
                                      0.50% of the Cut-off Date Pool Balance.
Losses on Liquidated
  Contracts.........................  As described herein, on each Distribution Date the aggregate distribution of principal to the holders of Certificates is intended to include the
                                      Contract Principal Balance of each Contract that became a Liquidated
                                      Contract during the related Prepayment Period. If the amounts received by the Servicer in connection with the liquidation of a Liquidated Contract, whether through foreclosure thereon or repossession and resale of the related manufactured home or otherwise (including insurance proceeds collected in connection with such liquidation) ('Liquidation Proceeds'), net of reasonable, out-of-pocket costs and expenses (exclusive of the
                                      Servicer's overhead costs) incurred by the Servicer in connection with liquidation of such Contract or disposition of any related REO property
                                      ('Liquidation Expenses'), are less than the Contract Principal Balance of such Liquidated Contract, and accrued and unpaid interest thereon, then to the extent such deficiency is not covered by any excess interest collections on nondefaulted Contracts, the deficiency may, in effect, be absorbed first by a reduction in the Current Overcollateralization Amount, then by the Class B-2 Certificateholders, then by the Class B-1
                                      Certificateholders, then by the Class M-2 Certificateholders and then by the Class M-1 Certificateholders, because a portion of future Available
                                      Distribution Amounts funded by future principal collections on or in respect of the Contracts, up to the aggregate amount of such deficiencies, that would otherwise have been distributable to the related Subordinate
                                      Certificateholders may instead be paid to the Senior Certificateholders. If the protection afforded to the holders of a

                                      Class of Subordinate Certificates by the subordination of one or more other
                                      Classes of Subordinate Certificates is exhausted, the holders of such Class of Subordinate Certificates will incur a loss on their investment. If the protection afforded to the holders of a Class of Senior Certificates by the subordination of the Subordinate Certificates and the Class X Certificates
                                      is exhausted, the holders of the Senior Certificates will incur a loss on their investment.
                                      The 'Contract Principal Balance' of a Contract as of any date of determination will be its unpaid principal balance, computed as described herein under 'IndyMac, Inc. -- Manufactured Housing Division -- Servicing'
                                      on the basis of the actuarial method or the simple interest method, as the case may be. In general, a 'Liquidated Contract' will be a defaulted
                                      Contract as to which all amounts that the Servicer expects to recover through the date of sale or other disposition of the Manufactured Home and any real property securing such Contract have been received.
                                      If the Available Distribution Amount for any Distribution Date is not
                                      sufficient to distribute an amount equal to the full Formula Principal
                                      Distribution Amount for such Distribution Date to the Certificateholders, in addition to interest and interest shortfalls distributable to the
                                      Certificateholders, the aggregate Certificate Principal Balance may be greater than the Pool Balance. In such event, the amount of such deficiency
                                      (the 'Liquidation Loss Amount') will be allocated first, to the Class B-2
                                      Certificates (the 'Class B-2 Liquidation Loss Amount') until the Class B-2
                                      Adjusted Certificate Principal Balance has been reduced to zero, second, to the Class B-1 Certificates (the 'Class B-1 Liquidation Loss Amount') until the Class B-1 Adjusted Certificate Principal Balance has been reduced to zero, third, to the Class M-2 Certificates (the 'Class M-2 Liquidation Loss
                                      Amount') until the Class M-2 Adjusted Certificate Principal Balance has
                                      been reduced to zero, and fourth, to the Class M-1 Certificates (the 'Class
                                      M-1 Liquidation Loss Amount') until the Class M-1 Adjusted Certificate
                                      Principal Balance has been reduced to zero. Any such Liquidation Loss
                                      Amounts will be reduced on subsequent Distribution Dates to the extent that the related Available Distribution Amounts are sufficient to permit the distribution of principal due on the Certificates on one or more prior
                                      Distribution Dates but not paid. In the event the Adjusted Certificate
                                      Principal Balance of a Class of Subordinate Certificates were to be reduced by a Liquidation Loss Amount, interest accruing on such Class will be calculated on such reduced Adjusted Certificate Principal Balance. On each
                                      Distribution Date, holders of the Class M-1, Class M-2, Class B-1 and Class
                                      B-2 Certificates will be entitled to receive from the Available
                                      Distribution Amount one month's interest at the related Pass-Through Rate on the Adjusted Certificate Principal Balance of such Class. Additionally, such holders will be entitled to receive, prior to any distribution of principal on the related Class of Certificates and each subordinate Class of Certificates, (i) one month's interest at the related Pass-Through Rate on the Liquidation Loss Amount for such Class as of the immediately preceding Distribution Date (each, a 'Liquidation Loss Interest Amount')
                                      plus (ii) any amounts distributable under clause (i) or this clause (ii) on such Class on the previous Distribution Date but not previously distributed, plus, to the extent legally permissible, interest accrued on any such amount during the related Interest Accrual Period at the related
                                      Pass-Through Rate. The
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
                                      'Adjusted Certificate Principal Balance' of any Class of Subordinate
                                      Certificates on any Distribution Date will be its Certificate Principal
                                      Balance prior to such Distribution Date less any Liquidation Loss Amounts allocated to such Class on the preceding Distribution Date. See
                                      'Description of the Certificates -- Realized Losses on Liquidated
                                      Contracts' and ' -- Subordination of the Subordinate Certificates and the
                                      Class X Certificates' and 'Yield and Prepayment Considerations' herein.
Servicer............................  IndyMac will act as the Servicer of the Contracts and will be the Master
                                      Servicer for purposes of the Prospectus. See 'IndyMac, Inc.' and
                                      'Description of the Certificates -- Certain Other Matters Regarding the
                                      Servicer' herein.
Advances............................  On each Deposit Date, the Servicer will be required to make Advances in respect of the related Due Period, in an amount equal to the difference, if any, between 30 days of interest on the Contracts and amounts in respect of interest actually received on the Contracts during such Due Period. The
                                      Servicer will not be required to advance principal in respect of any
                                      Contract. The Servicer will be required to make an Advance only to the extent that it determines such Advance will be recoverable from future payments and collections on or in respect of the Contracts.
Final Scheduled Distribution
  Dates.............................  The Final Scheduled Distribution Dates for the Class A-1, Class A-2, Class
                                      A-3 and Class A-4 Certificates were determined on the basis of the Modeling
                                      Assumptions contained herein under the heading 'Yield and Prepayment
                                      Considerations -- Modeling Assumptions and MHP Tables' and the assumption that there are no prepayments and no Accelerated Principal Distribution
                                      Amounts. The Final Scheduled Distribution Dates for the other Classes of
                                      Offered Certificates were determined by adding 13 months to the date of maturity of the Contract having the latest maturity as of the Cut-off Date.

                                                                            FINAL SCHEDULED
                                      CLASS                                 DISTRIBUTION DATE
                                      ------------------------------------  ------------------------------------
                                      A-1.................................  March 25, 2007
                                      A-2.................................  December 25, 2011
                                      A-3.................................  September 25, 2017
                                      A-4.................................  December 25, 2027
                                      A-R.................................  August 25, 2029
                                      M-1.................................  August 25, 2029
                                      M-2.................................  August 25, 2029
                                      B-1.................................  August 25, 2029

                                      Because the rate of distributions in reduction of the Certificate Principal
                                      Balances of the Offered Certificates will depend on the rate of amortization of the Contracts (including amortization due to prepayments and defaults), the actual final distribution on any Class of Offered
                                      Certificates could occur significantly earlier than the related Final
                                      Scheduled Distribution Date set forth above (each, a 'Final Scheduled
                                      Distribution Date'). See 'Risk Factors -- Prepayment Considerations' and
                                      'Yield and Prepayment Considerations' herein.
Termination.........................  The Depositor and the Servicer will each have the option to purchase from the Trust all Contracts then outstanding and all other property in the
                                      Trust Fund on any Distribution Date on or after the first Distribution Date
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
                                      as of which the Pool Balance is less than 10% of the Cut-off Date Pool
                                      Balance. See 'Description of the Certificates -- Termination' herein.
                                      If neither the Depositor nor the Servicer exercises its optional termination right within 90 days after such right can first be exercised, the Trustee shall solicit bids for the purchase of all Contracts then outstanding and all other property in the Trust Fund. In the event that satisfactory bids are received as described herein under 'Description of the Certificates -- Termination,' the sale proceeds will be distributed to
                                      Certificateholders. If satisfactory bids are not received, the Trustee shall decline to sell such Contracts and other property of the Trust Fund, and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Contracts. See 'Description of the Certificates -- Termination' herein.
The Contracts.......................  The assets of the Trust will consist primarily of a pool (the 'Contract
                                      Pool') of fixed rate manufactured housing installment sales contracts and installment loan agreements (collectively, the 'Contracts') secured by security interests in manufactured homes (the 'Manufactured Homes')
                                      financed or refinanced with the proceeds of the Contracts and, with respect to certain of the Contracts (the 'Land-and-Home Contracts'), secured by liens on the real estate on which the related Manufactured Homes are located. This Prospectus Supplement contains information regarding
                                      Contracts (the 'Initial Contracts') that represent approximately 83.87% of the total expected Contract Pool. The Trust will purchase the remaining
                                      Contracts (the 'Additional Contracts') on the Closing Date. The Additional
                                      Contracts will consist primarily of Contracts originated or purchased by
                                      IndyMac or an affiliate after May 31, 1998 and prior to the Closing Date meeting selection criteria in the Agreement. Final pool statistics will be filed with the Securities and Exchange Commission in a Current Report on
                                      Form 8-K.
                                      It is expected that the total Contract Principal Balance as of the Cut-off
                                      Date will be approximately $229,500,000 (the 'Cut-off Date Pool Balance').
                                      As of the Cut-off Date, the Initial Contracts consist of 5,679 Contracts having an aggregate unpaid Contract Principal Balance of $192,474,028.93
                                      (the 'Initial Pool Balance'). As of the Cut-off Date, 24.97% of the Initial
                                      Pool Balance consists of Simple Interest Contracts and 75.03% of the
                                      Initial Pool Balance consists of Actuarial Contracts. The properties underlying the Initial Contracts as of the Cut-off Date were located in 45 states. As of the Cut-off Date, approximately 19.73%, 12.63%, 8.67%, 6.73%,
                                      6.53% and 5.03% of such properties are located in Ohio, Michigan, Arizona,
                                      Texas, North Carolina and Washington, respectively. No other geographical location represented more than 5.00% of the Initial Pool Balance. As of the
                                      Cut-off Date, 28.96% of the Initial Pool Balance consists of Land-and-Home
                                      Contracts.
                                      As of the Cut-off Date, the APRs on the Initial Contracts ranged from 6.25%
                                      to 16.75%, with a weighted average APR of 10.16%. As of the Cut-off Date, the Initial Contracts had a weighted average remaining term to maturity of approximately 265 months, a weighted average original term to maturity of approximately 279 months and a weighted average seasoning of approximately
                                      14 months. 3,425 Initial Contracts (the 'IndyMac Initial Contracts'),
                                      having an aggregate unpaid Contract Principal Balance as of the Cut-off
                                      Date of $144,376,983.79 (the 'IndyMac Initial Pool Balance') were purchased or originated by
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
                                      IndyMac or an affiliate thereof and conveyed to IndyMac in the ordinary course of business. The remaining Initial Contracts (the 'Purchased Initial
                                      Contracts') were purchased by an affiliate of IndyMac pursuant to a purchase agreement with Bank One N.A. ('Bank One'). As of the Cut-off Date, the IndyMac Initial Contracts had a weighted average original loan-to-value ratio of 86.16%. As of the Cut-off Date, (i) 57.99% and 42.01% of the
                                      IndyMac Initial Contracts are secured by Manufactured Homes which were new and used, respectively, and (ii) 32.93% and 67.07% of the IndyMac Initial
                                      Contracts are secured by Manufactured Homes which are single wide and multi-wide, respectively.
                                      None of the Purchased Initial Contracts has an original loan-to-value ratio greater than 90%. Certain additional information concerning the Purchased
                                      Initial Contracts is based upon statistical information collected on a random sample of the loan files related to 250 of such Contracts more fully described herein (the 'Sample Pool'). Based on original principal balance,
                                      (i) approximately 73% and 27% of the Contracts in the Sample Pool are
                                      secured by Manufactured Homes which were new and used, respectively, and
                                      (ii) approximately 80% and 20% of the Contracts in the Sample Pool are
                                      secured by Manufactured Homes which are single wide and multi-wide, respectively. See 'The Contract Pool' herein.
                                      The Agreement will require the Servicer to cause to be maintained one or more standard hazard insurance policies with respect to each Manufactured
                                      Home (other than a Manufactured Home in repossession) in an amount and manner described herein under 'Description of the Certificates Hazard
                                      Insurance Policies.' Generally, no other insurance policies will be provided with respect to any Contract or Manufactured Home.
Security Interests and Mortgages on
  the Manufactured Homes; Repurchase
  Obligations.......................  In connection with the transfer of the Contracts to the Trustee, IndyMac will assign the security interests in the Manufactured Homes and, with respect to Land-and-Home Contracts, the liens on the real property on which the Manufactured Homes are located, to the Trustee. Under the laws of most states, Manufactured Homes constitute personal property, and perfection of a security interest in a Manufactured Home is obtained, depending on applicable state law, either by noting the security interest on the certificate of title for the Manufactured Home or by filing a financing statement under the Uniform Commercial Code. With respect to the Contracts, the Servicer will be required to take such steps as are necessary to perfect and maintain perfection of the security interest in each
                                      Manufactured Home in the name of IndyMac or an affiliate of IndyMac as lienholder or legal titleholder, except that for so long as IndyMac or an affiliate thereof is the Servicer, the Servicer will not be required to cause notations to be made on any document of title relating to any
                                      Manufactured Home to change the lienholder specified on any document of title to the Trustee or to execute any instrument of transfer relating to any Manufactured Home in favor of the Trustee (although IndyMac or an affiliate of IndyMac, as applicable, will make a notation on the certificate of title or execute a transfer instrument necessary to show
                                      IndyMac or such affiliate, as applicable, as the lienholder or legal titleholder). With respect to the Land-and-Home Contracts, assignments to the Trustee of the mortgages or deeds of trust securing the Land-and-
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
                                      Home Contracts (each, a 'Mortgage') will be recorded in the appropriate public office for real property records, except in the State of California and states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller.
                                      As a result of the foregoing, the security interests in the Manufactured
                                      Homes in certain states may not be effectively transferred to the Trustee or perfected. To the extent a security interest in a Manufactured Home is perfected and is effectively transferred to the Trustee, the Trustee will have a prior claim over subsequent purchasers of the Manufactured Homes, holders of subsequently perfected security interests and creditors of any of the Depositor, IndyMac or any applicable affiliate of IndyMac. If a
                                      Manufactured Home were relocated to another state without reperfection of the related security interest, or if it were to become attached to its site and a determination were made that the security interest was subject to real estate title and recording laws, or as a result of fraud or negligence, the Trustee could lose its prior perfected security interest in such Manufactured Home. See 'Risk Factors -- Security Interests and Certain
                                      Other Aspects of the Contracts' herein.
                                      Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on installment sales contracts and installment loan agreements, and certain of these laws make an assignee of such a contract, such as the Trust Fund, liable to the obligor thereon for any violation by the lender. IndyMac will be obligated, subject to certain conditions described under 'Description of the Certificates -- Conveyance of Contracts,' to repurchase any Contract as to which a court of competent jurisdiction determines that IndyMac has failed to perfect a security interest in the Manufactured Home securing such Contract, or as to which a breach of federal or state laws exists if such breach materially adversely affects the Trustee's interest in the
                                      Contract, unless such failure or breach has been cured within 90 days from notice of such breach. See 'Risk Factors -- Consumer Protection Laws and
                                      Other Limitations on Lenders' herein.
Material Federal Income Tax
  Consequences......................  An election will be made to treat the Contract Pool and certain other assets of the Trust as a REMIC for federal income tax purposes (the
                                      'Pooling REMIC'). An election also will be made to treat the 'regular interests' in the Pooling REMIC and certain other assets of the Trust as another REMIC for federal income tax purposes (the 'Issuing REMIC'). The
                                      Class A Certificates (other than the Class A-R Certificates), the Class M
                                      Certificates, the Class B Certificates and the Class X Certificates
                                      (including Class X components) will be designated as 'regular interests' in the Issuing REMIC and the Class A-R Certificates will represent the beneficial ownership of the 'residual interest' in each of the Pooling
                                      REMIC and the Issuing REMIC.
                                      Because the Offered Certificates (other than the Class A-R Certificates)
                                      will be considered REMIC regular interests, they will be taxable debt obligations under the Internal Revenue Code of 1986, as amended (the
                                      'Code'), and interest paid or accrued on such Certificates, including any original issue discount will be taxable to the holders of such Certificates in accordance with the accrual method of accounting, regardless of such
                                      Certificateholders' usual methods of accounting. Each of the Offered
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
                                      Certificates (other than the Class A-R Certificates) will be treated by the
                                      Trust as issued with original issue discount only if its stated principal amount exceeds its issue price by more than a statutorily defined de minimis amount. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Contracts at a rate equal to 180% of the Prepayment Model. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See
                                      'Material Federal Income Tax Consequences' herein and in the Prospectus.
                                      For federal income tax purposes, the Offered Certificates (other than the
                                      Class A-R Certificates) generally will be treated as 'regular interests in a REMIC' for domestic building and loan associations, and 'real estate assets' for real estate investment trusts ('REITs'), subject to the limitations described in 'Material Federal Income Tax Consequences' herein and in the Prospectus. Similarly, interest on the Offered Certificates will be considered 'interest on obligations secured by mortgages on real property' for REITs, subject to the limitations described in 'Material
                                      Federal Income Tax Consequences' in the Prospectus.
                                      The holders of the Class A-R Certificates, as holders of the residual interest in the REMICs, will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates.
                                      Further, significant restrictions apply to the transfer of the Class A-R
                                      Certificates. See 'Material Federal Income Tax Consequences' herein and in the Prospectus.
ERISA Considerations................  A fiduciary of an employee benefit plan subject to the Employee Retirement
                                      Income Security Act of 1974, as amended ('ERISA'), or Section 4975 of the
                                      Code should carefully review with its legal advisors whether the purchase or holding of Class A-1, Class A-2, Class A-3 or Class A-4 Certificates
                                      could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See 'ERISA Considerations' herein and in the
                                      Prospectus.
                                      AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO ERISA AND/OR SECTION 4975
                                      OF THE CODE, OR AN ENTITY PURCHASING CLASS A-R, CLASS M OR CLASS B-1
                                      CERTIFICATES ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT OR OTHER PLAN, WILL NOT
                                      BE PERMITTED TO PURCHASE OR HOLD SUCH CERTIFICATES UNLESS THE OPINION OF
                                      COUNSEL DESCRIBED UNDER 'ERISA CONSIDERATIONS' IS DELIVERED TO THE TRUSTEE.
                                      SEE 'ERISA CONSIDERATIONS' HEREIN AND IN THE PROSPECTUS.
Legal Investment
  Considerations....................  For so long as the Class A and Class M-1 Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, such Certificates will constitute
                                      'mortgage related securities' under the Secondary Mortgage Market
                                      Enhancement Act of 1984 ('SMMEA') and, as such, will be 'legal investments'
                                      for certain types of institutional investors to the extent provided in
                                      SMMEA.
                                      BECAUSE THE CLASS M-2 AND CLASS B-1 CERTIFICATES WILL NOT BE RATED BY A
                                      NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION IN ONE OF ITS TWO
                                      HIGHEST CATEGORIES, THE CLASS M-2 AND CLASS B-1 CERTIFICATES WILL NOT
                                      CONSTITUTE 'MORTGAGE RELATED SECURITIES' UNDER SMMEA. NO REPRESENTATION IS
                                      MADE AS TO THE APPROPRIATE CHARACTERIZATION OF THE
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                                      S-13



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
                                      CLASS M-2 AND CLASS B-1 CERTIFICATES UNDER ANY LAWS RELATING TO INVESTMENT
                                      RESTRICTIONS AND INVESTORS SHOULD CONSULT THEIR LEGAL ADVISORS. SEE 'RISK
                                      FACTORS -- LIMITED LIQUIDITY; LACK OF SMMEA ELIGIBILITY OF THE CLASS M-2
                                      AND CLASS B-1 CERTIFICATES' AND 'LEGAL INVESTMENT CONSIDERATIONS' HEREIN
                                      AND 'LEGAL INVESTMENT' IN THE PROSPECTUS.
Ratings.............................  It is a condition to issuance that Standard & Poor's, a division of The
                                      McGraw-Hill Companies, Inc. ('S&P') and Fitch IBCA, Inc. ('Fitch' and,
                                      together with S&P, the 'Rating Agencies') each rate (i) the Class A-1,
                                      Class A-2, Class A-3, Class A-4 and Class A-R Certificates 'AAA,' (ii) the
                                      Class M-1 Certificates at least 'AA,' (iii) the Class M-2 Certificates at least 'A' and (iv) the Class B-1 Certificates at least 'BBB.' See 'Ratings'
                                      herein.
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                                  RISK FACTORS

     Prospective investors in the Offered Certificates should consider among other things, the following risk factors in connection with the purchase of the Offered Certificates.

GENERAL

     An investment in the Offered Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of manufactured housing contracts. The geographic location of the Manufactured Homes is set forth under 'The Contract Pool' herein. As of the Cut-off Date, 19.73%, 12.63%, 8.67%,
6.73%, 6.53%, and 5.03% of the properties underlying the Initial Contracts are located in Ohio, Michigan, Arizona, Texas, North Carolina and Washington, respectively. Moreover, regardless of its location, manufactured housing generally depreciates in value over time. Consequently, the market value of the Manufactured Homes could be or become lower than the Contract Principal Balance of the related Contracts. See 'The Contract Pool' herein and 'The Trust
Fund -- The Contract Pools' in the Prospectus. High delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against losses afforded by, with respect to (i) the Senior Certificates, the subordination of the Subordinate and Class X
Certificates, (ii) the Class M-1 Certificates, the subordination of the Class
M-2, Class B and Class X Certificates, (iii) the Class M-2 Certificates, the subordination of the Class B and Class X Certificates and (iv) the Class B-1
Certificates, the subordination of the Class B-2 and Class X Certificates. If any such protection is eliminated, and the amount of overcollateralization, if any, has been reduced to zero, the related Certificateholders will bear the risk of losses on the Contracts and must rely on the value of the Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts. See 'Description of the Certificates -- Subordination of the Subordinate Certificates and the Class X Certificates' and ' -- Realized
Losses on Liquidated Contracts' herein.

     Certain statistical information relating to the delinquency, loan loss and repossession experience of the portfolio of manufactured housing contracts serviced by IndyMac is set forth herein under 'IndyMac, Inc. -- Delinquency and Loss Experience.' Such statistical information relates only to manufactured housing contracts serviced by IndyMac during the periods indicated and is included herein only for illustrative purposes. There is no assurance that the Contracts will have characteristics similar to the manufactured housing contracts to which such statistical information relates. In addition, the losses experienced upon recovery of principal upon the liquidation of manufactured housing contracts historically have been sharply affected by downturns in regional or local economic conditions. These regional or local economic conditions are often volatile, and no prediction can be made regarding future economic loss upon liquidation. In light of the foregoing, no assurance can be given that the losses experienced upon the liquidation of defaulted Contracts will be similar to any statistical information contained herein regarding
IndyMac. See 'The Trust Fund -- The Contract Pools' in the Prospectus.

LIMITED HISTORICAL DELINQUENCY, LOSS AND PREPAYMENT INFORMATION

     IndyMac began acquiring and servicing manufactured housing contracts and installment loan agreements in February 1996 and, from such date to the present, has substantially increased the volume of such contracts that it has acquired and/or serviced. Consequently, IndyMac has limited historical experience with respect to the performance, including the delinquency and loss experience and the rate of prepayments of these contracts. Accordingly, neither the delinquency experience and loan loss and liquidation experience set forth under 'IndyMac, Inc. -- Delinquency and Loss Experience' nor the prepayment scenarios set forth under 'Yield and Prepayment Considerations' may be indicative of the performance of the Contracts included in the Contract Pool. Prospective investors should take these factors into account when reviewing the information set forth herein and making their investment decision.

PREPAYMENT CONSIDERATIONS

     The prepayment experience on the Contracts may affect the average life of the Offered Certificates. Prepayments on the Contracts (which include both voluntary prepayments and liquidations following default) may be influenced by a variety of economic, geographic, social and other factors, including repossessions,

                                      S-15



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aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. See 'Yield and Prepayment Considerations' herein and 'Risk Factors -- Prepayment and Yield Considerations,' 'Yield Considerations' and 'Maturity and Prepayment Considerations' in the Prospectus.

YIELD ON THE OFFERED CERTIFICATES; VARIABILITY OF YIELD ON FLOATING RATE
CERTIFICATES

     Distributions of interest on the Offered Certificates (other than the Class
A-1 Certificates) on any Distribution Date will include interest accrued thereon through the last day of the month preceding the month in which such Distribution
Date occurs. Because interest will not be distributed on such Certificates until the 25th day (or, if such day is not a Business Day, then on the next succeeding
Business Day) of the month following the month during which such interest accrues on such Offered Certificates, the effective yield to the holders of such classes of the Offered Certificates will be lower than the yield otherwise produced by their respective Pass-Through Rates and purchase prices.

     The yield to maturity of the Class A-1 Certificates will be affected by the performance of One-Month LIBOR, which is uncertain and which moves in a manner different from other indices. See 'Description of the Certificates -- Distributions -- Floating Rate Determination.' Lower than anticipated levels of One-Month LIBOR could result in actual yields to investors that are lower than anticipated yields. In addition, the timing of changes in the level of One-Month LIBOR may affect actual yields even if the average level is consistent with an investor's expectations.

     The yield to maturity of, and the aggregate amount of distributions on, each Class of Offered Certificates will be related to the rate and timing of principal payments on the Contracts and may change to the extent that an Interest Deficiency Event occurs. See 'Description of the
Certificates -- Distributions -- Interest' and ' -- Priority of Distributions.'
The rate of principal payments on the Contracts will be affected by the amortization schedules of the Contracts and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings and liquidations of the Contracts due to defaults and repurchases of Contracts by IndyMac under certain circumstances). No assurance can be given as to the rate of principal payments or prepayments on the Contracts.

LIMITED OBLIGATIONS

     The Offered Certificates will not represent an interest in or obligation of the Depositor, the Trustee, the Underwriters, IndyMac, the Servicer or any of their respective affiliates. Neither the Contracts nor the Offered Certificates will be insured or guaranteed by any governmental agency or instrumentality, the Depositor, the Underwriters, IndyMac, the Trustee, the Servicer or any of their respective affiliates and the Offered Certificates will be payable only from amounts payable on or in respect of the assets in the Trust Fund. See 'Risk
Factors -- Limited Obligations' in the Prospectus.

     The Depositor will not be obligated in any way in respect of the Certificates. The obligations of IndyMac in its capacity as Servicer with respect to the Certificates will be limited to its contractual servicing obligations. IndyMac will, however, make certain representations and warranties in its capacity as Seller relating to the Contracts. In the event of an uncured breach of any such representation or warranty that materially adversely affects a Contract, IndyMac, as Seller, may, under certain circumstances, be obligated to repurchase such Contract. See 'Description of the Certificates -- Conveyance of Contracts' herein.

LIMITED LIQUIDITY; LACK OF SMMEA ELIGIBILITY OF THE CLASS M-2 AND CLASS B-1
CERTIFICATES

     The Underwriters intend to make a secondary market in the Offered
Certificates, but will have no obligation to do so. There can be no assurance that a secondary market for any Class of Offered Certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related Class of Offered
Certificates. Because the Class M-2 and Class B-1 Certificates will not be rated by a nationally recognized statistical rating organization in one of its two highest categories, the Class M-2 and Class B-1 Certificates will not constitute
'mortgage related securities' under SMMEA. No representation is made as to the appropriate characterization of the Class M-2 and Class B-1 Certificates under any laws relating to investment restrictions and investors should consult their legal advisors. See 'Legal Investment Considerations' herein and 'Risk
Factors -- Limited Liquidity' in the Prospectus.

                                      S-16




SECURITY INTERESTS AND CERTAIN OTHER ASPECTS OF THE CONTRACTS

     Each Contract will be secured by a security interest in a Manufactured Home (and, in the case of a Land-and-Home Contract, by a Mortgage on the real estate on which the Manufactured Home is located). Perfection of security interests in Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the 'UCC') as adopted in each state and, in most states, certificate of title statutes, but generally not state real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state.

     The certificates of title for the Manufactured Homes will show IndyMac or an affiliate thereof as the lienholder and the UCC financing statements, where applicable, will show IndyMac or an affiliate thereof as secured party. Because of the expense and administrative inconvenience involved, IndyMac will not amend any certificate of title to change the lienholder specified therein from IndyMac (or such affiliate) to the Trustee or file any UCC-3 assignments relating to any Manufactured Home in favor of the Trustee and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest, although UCC-1 financing statements will be filed to reflect the sale of the Contracts from any relevant affiliate to IndyMac, from IndyMac to the Depositor and from the Depositor to the Trust. Consequently, in some states, in the absence of such an amendment to the certificate of title, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation of the Trustee's interest, the filing of UCC-3 assignments in favor of the Trustee or delivery of the certificate of title to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of IndyMac, an applicable affiliate or a trustee in bankruptcy of IndyMac or such affiliate. Land-and-Home Contracts will also be secured by a Mortgage on the property on which a Manufactured Home is placed. Assignments to the Trustee of such Mortgages will be recorded in the appropriate public office for real property records, except in the State of California and states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller. See 'Certain Legal Aspects of the Contracts' herein.

CONSUMER PROTECTION LAWS AND OTHER LIMITATIONS ON LENDERS

     Numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right of set-off against claims by such assignees. These laws would apply to the Trust Fund as assignee of the Contracts. Pursuant to the Agreement, IndyMac will represent and warrant that each Contract complies with all requirements of law and will provide certain warranties relating to the validity, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such representation and warranty that materially adversely affects any Contract may, subject to certain conditions described herein under 'Description of the Certificates -- Conveyance of Contracts,' create an obligation by IndyMac to repurchase such Contract unless such breach is cured within 90 days after notice thereof. If IndyMac does not honor its repurchase obligation in respect of a Contract and such Contract were to become defaulted, recovery of amounts due on such Contract would be dependent on repossession and resale of the Manufactured Home securing such Contract. Certain other factors, such as the bankruptcy of an obligor or the application of equitable principles by a court, may limit the ability of the Certificateholders to receive payments on the Contracts or to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See 'Certain Legal Aspects of the Contracts' herein and 'Certain Legal Aspects of the Mortgage Loans and Contracts' in the Prospectus.

CERTAIN MATTERS RELATING TO INSOLVENCY

     IndyMac and the Depositor intend that the transfer of Contracts from IndyMac to the Depositor and from the Depositor to the Trust Fund constitutes a sale, rather than a pledge of the Contracts to secure indebtedness of IndyMac or the Depositor, as the case may be. However, if IndyMac or the Depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of IndyMac or the Depositor, or IndyMac or the Depositor as debtor-in-possession, may argue that the sale of the Contracts by IndyMac or the Depositor, as the case may be, was a pledge of the Contracts rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.), cert. denied 114 S.Ct. 554 (1993), the court's decision included language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If IndyMac or the Depositor were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, Certificateholders could experience a delay in or reduction of distributions.

BOOK-ENTRY REGISTRATION

     Since transactions in the Book-Entry Certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Book-Entry Certificate to persons or entities that do not participate in the DTC system or otherwise to take action in respect of such Book-Entry Certificate, may be limited due to lack of a physical certificate representing such Book-Entry Certificate.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Book-Entry Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will thereafter credit them to the accounts of such Certificate Owners either directly or indirectly through indirect participants. See 'Description of the Certificates -- Registration of the Offered Certificates' herein and 'Risk Factors -- Limitation on Exercise of Rights Due to Book-Entry Registration' in the Prospectus.

                               THE CONTRACT POOL

GENERAL

     Substantially all of the Contracts other than the Purchased Contracts will have been purchased or originated by IndyMac or an affiliate thereof and conveyed to IndyMac in the ordinary course of business. The Purchased Contracts were originated by Bank One or an affiliate thereof and sold to an affiliate of IndyMac in December, 1997 pursuant to a purchase agreement with Bank One. Each Contract will be a manufactured housing installment sales contract or installment loan agreement (collectively, 'manufactured housing contracts' or 'contracts'). A description of the general practice of IndyMac and its affiliates with respect to the origination or purchase of manufactured housing contracts is set forth under 'IndyMac, Inc. -- Manufactured Housing
Division -- Underwriting Practices' herein.

     Under the Agreement, the Manufactured Homes will be required to comply with the requirements of certain federal statutes which, in the aggregate, generally require the Manufactured Homes to have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and to be of a kind customarily used at a fixed location. Such statutes also require the Manufactured Homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The Manufactured Homes will also be required to include the plumbing, heating, air conditioning and electrical systems therein.

     The Agreement will require the Servicer to maintain hazard insurance policies with respect to each Manufactured Home (other than a Manufactured Home in repossession) in the amounts and manner set forth herein under 'Description of the Certificates -- Hazard Insurance Policies' and in the Prospectus under 'Description of the Certificates -- Maintenance of Insurance
Policies -- Standard Hazard Insurance.' Generally, no other insurance will be maintained with respect to the Manufactured Homes or the Contracts.

     IndyMac will assign to the Trustee the Contracts and all rights to receive payments on the Contracts received on or after the Cut-off Date. See 'Description of the Certificates -- Conveyance of Contracts' herein.

     This Prospectus Supplement contains information regarding the Initial Contracts, which consist of certain Contracts originated through May 31, 1998. The statistical information for each Initial Contract is as of the Cut-off Date. Unless otherwise noted, all percentages relating to the Initial Contracts are measured with respect to the Initial Pool Balance. The Trust will purchase the Additional Contracts on the Closing Date. The Additional

Contracts generally will have been originated more recently than, and may have other characteristics which differ from, the Initial Contracts. However, it is not anticipated that the characteristics will vary materially from those of the IndyMac Initial Contracts. The Additional Contracts will conform to certain representations and warranties set forth in the Agreement. See 'Description of the Certificates -- Conveyance of Contracts.'

     It is expected that the total Contract Pool, which will consist of the Initial Contracts and the Additional Contracts, will have an aggregate Cut-off Date Pool Balance of approximately $229,500,000. Each contract will have been originated or purchased on or after July 1, 1984 and prior to the Closing Date. Substantially all of the Contracts will have fixed APRs and provide for level monthly payments ('Monthly Payments') over their respective terms that fully amortize the principal balance thereof. Each Contract will provide for allocation of payments according to the (i) 'actuarial' method (each, an 'Actuarial Contract') or (ii) 'simple interest' method (each, a 'Simple Interest Contract'), as described under 'IndyMac, Inc. -- Manufactured Housing
Division -- Servicing.'

     For each Land-and-Home Contract, IndyMac either (a) financed the Manufactured Home and the land on which it is located, or (b) financed the Manufactured Home and either took as additional security a Mortgage on the property on which the Manufactured Home is located or, in certain cases, took a Mortgage on the property on which the Manufactured Home is located either in lieu of a down payment in the form of cash or the value of a trade-in unit. See 'Certain Legal Aspects of the Contracts' herein and 'Certain Legal Aspects of the Mortgage Loans and Contracts' in the Prospectus.

     As of the Cut-off Date, the Initial Contracts consisted of 5,679 Contracts having an Initial Pool Balance of $192,474,028.93. As of the Cut-off Date, 24.97% of the Initial Pool Balance consists of Simple Interest Contracts and 75.03% of the Initial Pool Balance consists of Actuarial Contracts. The properties underlying the Initial Contracts as of the Cut-off Date were located in 45 states. As of the Cut-off Date, approximately 19.73%, 12.63%, 8.67%, 6.73%, 6.53% and 5.03% of such properties are located in Ohio, Michigan, Arizona, Texas, North Carolina and Washington, respectively. No other geographical location represented more than 5.00% of the Initial Pool Balance. As of the Cut-off Date, 28.96% of the Initial Contracts are Land-and-Home Contracts.

     As of the Cut-off Date, the APRs on the Initial Contracts ranged from 6.25% to 16.75%, with a weighted average APR of 10.16%. As of the Cut-off Date, the Initial Contracts had a weighted average remaining term to maturity of approximately 265 months, a weighted average original term to maturity of approximately 279 months and a weighted average seasoning of approximately 14 months. The IndyMac Initial Contracts constitute 3,425 of the Initial Contracts, and the IndyMac Initial Pool Balance is $144,376,983.79. The Purchased Initial Contracts constitute the remainder of the Initial Pool Balance. As of the Cut-off Date, the IndyMac Initial Contracts had a weighted average original loan-to-value ratio of 86.16%. As of the Cut-off Date, (i) 57.99% and 42.01% of the IndyMac Initial Contracts are secured by Manufactured Homes which were new and used, respectively and (ii) 32.93% and 67.07% of the IndyMac Initial Contracts are secured by Manufactured Homes which are single wide and multi-wide, respectively.

     Information as to whether the Manufactured Homes related to the Purchased Initial Contracts are new or used and single wide or multi-wide is not readily available. IndyMac engaged an independent third-party firm to collect such information manually from loan files constituting a random sample (the 'Sample Pool') of 250 of the approximately 2,254 Purchased Initial Contracts. Based on original principal balance, (i) approximately 73% and 27% of the Contracts in the Sample Pool are secured by Manufactured Homes which were new and used, respectively, and (ii) approximately 80% and 20% of the Contracts in the Sample Pool are secured by Manufactured Homes which are single wide and multi-wide, respectively. NO ASSURANCE CAN BE GIVEN THAT THE CHARACTERISTICS OF THE CONTRACTS IN THE SAMPLE POOL ARE REPRESENTATIVE OF THE PURCHASED INITIAL CONTRACTS IN THE AGGREGATE.

INITIAL CONTRACT INFORMATION

     Appearing below is some additional information regarding the characteristics of the Initial Contracts. Information regarding the Initial Contracts may not accurately reflect the characteristics of the entire Contract Pool. See 'The Contract Pool -- General.' Unless otherwise indicated by the context, all such information is as of the Cut-off Date. Percentages may not add to 100.00% due to rounding.

               GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES
                       UNDERLYING INITIAL CONTRACTS(1)
-----------------------------------------------------------------------------
                                                 AGGREGATE
               NUMBER OF    PERCENTAGE OF      CUT-OFF DATE     PERCENTAGE OF
  GEOGRAPHIC    INITIAL       NUMBER OF          CONTRACT       INITIAL POOL
   LOCATION    CONTRACTS  INITIAL CONTRACTS  PRINCIPAL BALANCE     BALANCE
-----------------------------------------------------------------------------
Alabama.......       3            0.05%        $     100,210          0.05%
Alaska........       1            0.02                11,097          0.01
Arizona.......     434            7.64            16,693,051          8.67
Arkansas......      35            0.62             1,155,185          0.60
California....     145            2.55             7,569,324          3.93
Colorado......      74            1.30             3,429,826          1.78
Delaware......       2            0.04                40,303          0.02
Florida.......     173            3.05             6,562,641          3.41
Georgia.......      74            1.30             3,015,856          1.57
Idaho.........      61            1.07             3,461,338          1.80
Illinois......      68            1.20             2,015,617          1.05
Indiana.......     187            3.29             5,167,965          2.69
Iowa..........      29            0.51               995,224          0.52
Kansas........       5            0.09               187,049          0.10
Kentucky......     137            2.41             3,740,026          1.94
Louisiana.....       1            0.02                61,284          0.03
Maryland......       5            0.09               172,343          0.09
Massachusetts.       4            0.07               125,873          0.07
Michigan......     765           13.47            24,307,916         12.63
Minnesota.....      36            0.63               987,296          0.51
Mississippi...      22            0.39               823,705          0.43
Missouri......      59            1.04             2,094,787          1.09
Montana.......      14            0.25               642,714          0.33
Nebraska......      20            0.35               681,199          0.35
Nevada........     124            2.18             7,262,797          3.77
New
 Hampshire....       2            0.04                71,626          0.04
New Jersey....      51            0.90             1,392,126          0.72
New Mexico....      29            0.51             1,335,863          0.69
New York......       7            0.12               303,275          0.16
North
 Carolina.....     334            5.88            12,576,343          6.53
North
 Dakota.......      12            0.21               457,886          0.24
Ohio..........   1,723           30.33            37,952,065         19.73
Oklahoma......      34            0.60             1,433,701          0.74
Oregon........     140            2.47             8,055,928          4.19
Pennsylvania..     139            2.45             3,839,277          1.99
South
 Carolina.....      84            1.48             3,489,970          1.81
South
 Dakota.......      41            0.72             1,584,309          0.82
Tennessee.....      73            1.29             2,938,037          1.53
Texas.........     319            5.62            12,955,973          6.73
Utah..........      25            0.44             1,141,289          0.59
Virginia......      30            0.53               854,623          0.44
Washington....     128            2.25             9,674,962          5.03
West
 Virginia.....       9            0.16               255,584          0.13
Wisconsin.....       7            0.12               132,509          0.07
Wyoming.......      14            0.25               724,055          0.38
                 -----          ------       -----------------      ------
   Total......   5,679          100.00%        $ 192,474,029        100.00%
                 -----          ------       -----------------      ------
                 -----          ------       -----------------      ------

------------------------
(1) Based on the location of the properties underlying the Initial Contracts as of the Cut-off Date.

                  ORIGINAL CONTRACT AMOUNTS OF INITIAL CONTRACTS
---------------------------------------------------------------------------
                                               AGGREGATE
    ORIGINAL                PERCENTAGE OF    CUT-OFF DATE     PERCENTAGE OF
    CONTRACT     NUMBER OF    NUMBER OF        CONTRACT       INITIAL POOL
     AMOUNT      CONTRACTS    CONTRACTS    PRINCIPAL BALANCE     BALANCE
---------------------------------------------------------------------------
$ 4,999 or less......       1       0.02%      $     1,456          0.00%
$ 5,000 -  $ 9,999...     134       2.36           876,714          0.46
$ 10,000 - $14,999...     457       8.05         4,525,388          2.35
$ 15,000 - $19,999...     710      12.50        10,113,789          5.26
$ 20,000 - $24,999...     782      13.76        15,490,175          8.05
$ 25,000 - $29,999...     721      12.70        18,260,768          9.49
$ 30,000 - $34,999...     604      10.64        18,598,183          9.64
$ 35,000 - $39,999...     481       8.47        17,324,469          9.00
$ 40,000 - $44,999...     379       6.67        15,604,632          8.11
$ 45,000 - $49,999...     307       5.41        14,261,051          7.41
$ 50,000 - $54,999...     254       4.47        13,111,050          6.81
$ 55,000 - $59,999...     193       3.40        10,914,742          5.67
$ 60,000 - $64,999...     150       2.64         9,234,627          4.80
$ 65,000 - $69,999...     108       1.90         7,159,284          3.72
$ 70,000 - $74,999...      79       1.39         5,660,301          2.94
$ 75,000 - $79,999...      56       0.99         4,268,715          2.22
$ 80,000 - $84,999...      42       0.74         3,430,990          1.78
$ 85,000 - $89,999...      58       1.02         5,019,906          2.61
$ 90,000 - $94,999...      32       0.56         2,919,875          1.52
$ 95,000 - $99,999...      29       0.51         2,824,538          1.47
$100,000 and
 above..........     102          1.80          12,873,377          6.69
                   -----        ------     -----------------      ------
   Total........   5,679        100.00%      $ 192,474,029        100.00%
                   -----        ------     -----------------      ------
                   -----        ------     -----------------      ------

                                      S-20

                                 APRS OF INITIAL CONTRACTS
---------------------------------------------------------------------------
                                               AGGREGATE
                            PERCENTAGE OF    CUT-OFF DATE     PERCENTAGE OF
                 NUMBER OF    NUMBER OF        CONTRACT       INITIAL POOL
      APR        CONTRACTS    CONTRACTS    PRINCIPAL BALANCE     BALANCE
---------------------------------------------------------------------------
 6.25% -  7.00%...      64        1.13%      $   4,656,387          2.42%
 7.01% -  8.00%...     156        2.75          10,200,895          5.30
 8.01% -  9.00%...     578       10.18          30,585,025         15.89
 9.01% - 10.00%...   1,545       27.19          55,568,570         28.86
10.01% - 11.00%...   1,427       25.13          47,962,961         24.92
11.01% - 12.00%...     941       16.57          25,811,328         13.41
12.01% - 13.00%...     639       11.25          12,983,214          6.75
13.01% - 14.00%...     234        4.12           3,594,691          1.87
14.01% - 15.00%...      85        1.50           1,052,584          0.55
15.01% - 16.00%...       6        0.11              36,049          0.02
16.01% - 16.99%...       4        0.07              22,323          0.01
                     -----      ------     -----------------      ------
     Total........   5,679      100.00%      $ 192,474,029        100.00%
                     -----      ------     -----------------      ------
                     -----      ------     -----------------      ------

                 REMAINING TERM TO MATURITY OF INITIAL CONTRACTS
---------------------------------------------------------------------------
                                               AGGREGATE
                            PERCENTGE OF     CUT-OFF DATE     PERCENTAGE OF
                 NUMBER OF    NUMBER OF        CONTRACT       INITIAL POOL
 REMAINING TERM  CONTRACTS    CONTRACTS    PRINCIPAL BALANCE     BALANCE
---------------------------------------------------------------------------
Fewer than 121
 months.........   1,511         26.60%      $  21,914,147         11.39%
121 - 180
 months.........   1,164         20.50          29,515,011         15.33
181 - 240
 months.........     996         17.54          35,534,132         18.46
241 - 300
 months.........     467          8.22          19,573,308         10.17
301 - 360
 months.........   1,541         27.14          85,937,431         44.63
                   -----        ------     -----------------      ------
   Total........   5,679        100.00%      $ 192,474,029        100.00%
                   -----        ------     -----------------      ------
                   -----        ------     -----------------      ------

      ORIGINAL LOAN-TO-VALUE(1) RATIOS OF INITIAL INDYMAC CONTRACTS(2)
---------------------------------------------------------------------------
                                             AGGREGATE
   ORIGINAL               PERCENTGE OF     CUT-OFF DATE      PERCENTAGE OF
LOAN-TO-VALUE  NUMBER OF    NUMBER OF        CONTRACT       INDYMAC INITIAL
   RATIO(3)    CONTRACTS    CONTRACTS    PRINCIPAL BALANCE   POOL BALANCE
---------------------------------------------------------------------------
50% or less...      56          1.64%      $   1,260,952           0.87%
51% -  55%....      39          1.14             964,399           0.67
56% -  60%....      59          1.72           1,771,800           1.23
61% -  65%....      66          1.93           2,407,294           1.67
66% -  70%....     103          3.01           3,623,634           2.51
71% -  75%....     212          6.19           8,419,415           5.83
76% -  80%....     234          6.83           9,605,121           6.65
81% -  85%....     614         17.93          27,895,556          19.32
86% -  90%....   1,198         34.97          50,741,862          35.15
91% -  95%....     774         22.60          33,916,733          23.49
96% - 100%....      70          2.04           3,770,217           2.61
                 -----        ------     -----------------       ------
   Total......   3,425        100.00%      $ 144,376,984         100.00%
                 -----        ------     -----------------       ------
                 -----        ------     -----------------       ------

-------------------
(1) 'Value' with respect to each Contract is calculated by determining the sum of (a) either (i) the sum of the down payment (which includes the value of any trade-in unit), and the original amount financed on the related Contract (which may include sales and other taxes and insurance and prepaid finance charges) or (ii) the value of the home as determined by NADA book value or as appraised by an independent appraiser and (b) the value of the land, if any, securing the Contract as appraised by an independent appraiser.

(2) Corresponding information is not readily available for the Purchased Initial Contracts; however, none of the Purchased Initial Contracts has an original Loan-to-Value ratio greater than 90%.

(3)  Rounded to the nearest 1%.

                                 INDYMAC, INC.

     IndyMac, formerly known as Independent National Mortgage Corporation, operates a nationwide mortgage conduit business established in 1993 to purchase mortgage loans that do not typically qualify for sale to the U.S. government sponsored mortgage agencies. IndyMac formed its Manufactured Housing Division ('MHD') in December 1995 to both originate directly to consumers and to purchase manufactured housing retail installment sales contracts and installment loan agreements from retailers, brokers and other loan originators. All loans currently originated or purchased by the MHD are fixed or variable rate and fully amortizing loans and, in general, provide that the related manufactured home be constructed in compliance with the Manufactured Home and Construction and Safety Standards instituted by the Department of Housing and Urban Development ('HUD') in June 1976. The MHD's primary competition is from local, regional and national banks, independent finance companies and captive manufactured housing finance companies. The MHD has its administrative headquarters in San Diego, California and conducts its operations through six Region Service Centers currently located in Atlanta, Houston, Indianapolis, Raleigh, San Diego, and Vancouver, WA and the Third Party Lending Department (the 'TPL Department').

     In addition to its mortgage conduit business and manufactured housing operations, IndyMac is engaged in the subprime mortgage lending business and additional lending operations through its Home Improvement Division ('HID'), Construction Lending Division ('CLD') and LoanWorks, which make home improvement and debt consolidation loans, loans for the purchase of lots, home construction and remodeling and real estate loans to consumers. IndyMac's principal office is located at 155 North Lake Avenue, Pasadena, CA 91101, telephone (800) 669-2300.

MANUFACTURED HOUSING DIVISION

     The MHD finances both new and used manufactured homes and originates retail installment sales contracts and installment loan agreements by purchasing such contracts from retailers. In addition, the MHD purchases loans from other originators of manufactured home loans and from approved IndyMac sellers who deal with other IndyMac divisions. The MHD distributes its products and services through its Region Service Centers and the TPL Department in San Diego. The marketing efforts of each Region Service Center are implemented through account executives located throughout the country and offer retailers financing programs with varying loan terms, down payment requirements, interest rates and credit policies. Retailers/loan originators wishing to offer the MHD financing programs to their customers must submit an application to the MHD for approval. Upon satisfactory review of the dealer's/loan originator's creditworthiness, financial strength and appropriate experience and qualifications, the dealer/loan originator is approved and a financing agreement is executed. Annual reviews are conducted to monitor continuing qualifications as well as portfolio performance. The TPL Department originates Land-and-Home Contracts through sellers which sell to IndyMac's Mortgage conduit business.

     Underwriting Practices. Due to the importance of the roles the manufacturer, the retailer and the home buyer play in the satisfactory performance of a contract, all three are subject to investigation to manage credit risk. Manufacturers are evaluated and approved by a centralized unit. Such manufacturers must be approved by HUD and meet minimum financial requirements. In addition, the MHD region sales and management staff make recommendations based on the industry experience of the principals and relevant market experience with the product. Dealers are also approved by a centralized unit based upon their financial condition, experience in the industry and the credit history of the principals. Such approval process also involves the input of the region sales staff and management. The dealers are subject to annual performance reviews.

     The MHD's underwriting guidelines generally require that each applicant's credit history, residence history, employment history, debt payment to income ratio and discretionary income be examined. Generally, a borrower is required to be employed by the same employer a minimum of two years or be in the same occupational field for at least two years. The borrower is required to have an established credit history, and the MHD carefully reviews any derogatory information. In general, the debt payment to income ratio generally is not permitted to exceed 45%. Discretionary income requirements are based on family size. Headquarters' approval is required for certain exceptions, such as applicants with bankruptcies within the preceding five years, credit bureau scores which are below the required standards and debt ratios in excess of Region Service Centers' exception guidelines.

     Servicing. The MHD services all manufactured housing loans purchased or originated by IndyMac and its affiliates. The customer service department (the 'Customer Service Department') and collection department (the 'Collection Department') located in each Region Service Center service the contracts relating to such region. The Collection Department of each Region Service Center performs all collection efforts. In the event of delinquencies, collectors evaluate the customer's situation and work with the customer to eliminate the delinquency in a timely manner. The Collection Department also monitors accounts which have filed bankruptcy and manages repossession proceedings and liquidations. All loans purchased or originated by the TPL Department are serviced in the Region Service Center responsible for the state in which the Manufactured Home is located.

     Each Contract provides for allocation of payments according to the 'actuarial' method or the 'simple interest' method. The portion of each Monthly Payment for any Actuarial Contract allocable to principal will be equal to the total amount thereof less the portion allocable to interest. The portion of each Monthly Payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest on the unpaid principal balance of the Actuarial Contract, which unpaid principal balance is determined by reducing the initial principal balance by the principal portion of all Monthly Payments that were due in prior months (whether or not such Monthly Payments were timely made) and all prior partial principal prepayments. Thus, each payment allocated to a scheduled monthly payment of an Actuarial Contract will be applied to interest and to principal in accordance with such precomputed allocation whether such Monthly Payment is received in advance of or subsequent to the related Due Dates. All payments received on the Actuarial Contracts (other than payments allocated to items other than principal and interest or payments sufficient to pay the outstanding principal balance of and all accrued and unpaid interest on such Actuarial Contracts) will be applied when received to current and any previously unpaid Monthly Payments in the order of the Due Dates of such payments.

     Payments on Simple Interest Contracts will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its Due Date, the portion of the payment allocable to interest for the related Due Period will be less than if the payment had been made on the Due Date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its Due Date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the Due Date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

DELINQUENCY AND LOSS EXPERIENCE

     The following table sets forth information concerning delinquency experience for the periods indicated for the portfolio of manufactured housing contracts serviced by the Region Service Centers.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                 QUARTER ENDED AT
                                  ------------------------------------------------------------------------------
                                  DECEMBER 31,   MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,
                                      1996         1997        1997         1997            1997         1998
                                  ------------   ---------   --------   -------------   ------------   ---------

Principal Balance of Contracts
  Outstanding(1)................    $ 97,578     $ 131,368   $176,433     $ 243,540       $325,757     $ 457,537
Principal Balance of Contracts
  Delinquent (2)
     30-59 Days.................    $  1,676     $     912   $  1,798     $   2,563       $  3,451     $   4,503
     60-89 Days.................    $    162     $     368   $    477     $     715       $  1,436     $   1,218
     90 Days or More............    $    263     $     675   $    889     $   1,412       $  2,275     $   2,928
Total Delinquency
     Dollars....................    $  2,101     $   1,955   $  3,164     $   4,690       $  7,162     $   8,649
     Percentages(3).............        2.15%         1.49%      1.79%         1.93%          2.20%         1.89%

------------

(1) Excludes contracts already in repossession.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of the month is not 30 days delinquent until the first day of the following month.

(3) As a percentage of the principal balance of contracts outstanding at month end.

     The following table sets forth information concerning repossession and loss experience for the periods indicated for the portfolio of manufactured housing contracts serviced by the Region Service Centers.

                                LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                 QUARTER ENDED AT
                                  ------------------------------------------------------------------------------
                                  DECEMBER 31,   MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,
                                      1996         1997        1997         1997            1997         1998
                                  ------------   ---------   --------   -------------   ------------   ---------

Number of Contracts
  Serviced(1)...................       3,554         4,333      5,508         7,178          9,083        13,513
Principal Balance of Contracts
  Serviced(1)...................    $ 97,745     $ 131,796   $177,214     $ 244,798       $328,450     $ 462,296
Contract Repossessions..........    $     32     $     184   $    417     $     363       $  1,005     $   1,254
Contract Liquidations...........    $      0     $      62   $    284     $     157       $    170     $     514
Ending Balance of Contracts in
  Repossession
     Dollars....................    $    167     $     428   $    781     $   1,258       $  2,692     $   4,760
     Percentage(2)..............        0.17%         0.32%      0.44%         0.51%          0.82%         1.03%
Net Losses(3)
     Dollars....................    $      5     $      33   $     96     $      20       $    164     $     405
     Percentage(2)..............        0.01%         0.03%      0.05%         0.01%          0.05%         0.09%

------------
(1) As of period end. Includes contracts in repossession.
(2) As a percentage of principal balance of contracts being serviced as of period end.
(3) The calculation of Net Losses includes expenses of repossession and liquidation.

     The data presented in the foregoing tables is for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the Contracts will be similar to that set forth above. IndyMac and its affiliates only recently began purchasing and originating manufactured housing installment sales contracts and installment loans. Consequently, such contracts and loans have not yet exhibited a loss and delinquency experience that is representative of the losses and delinquencies that may be experienced over a longer period of time. In addition, the delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions.

These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used manufactured homes, which in turn may affect the supply in other regions.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under 'Yield Considerations' and 'Maturity and Prepayment Considerations.'

     The Contracts may be prepaid in full or in part at any time by the related borrowers (each, an 'Obligor') without payment of any prepayment fee or penalty (although there is generally no refund of any prepaid finance charges). The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted Contracts) will affect the life of the Certificates. It is anticipated that a substantial number of Contracts will be prepaid in full prior to maturity. A variety of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties as described herein under 'Description of the Certificates -- Conveyance of Contracts' will have the effect of prepayment of such Contracts and therefore will affect the lives of the Certificates. Most of the Contracts contain provisions that prohibit the Obligor from selling the related Manufactured Home without the prior consent of the holder of the related Contract. Such provisions are similar to 'due-on-sale' clauses and may not be enforceable in some states. See 'Certain Legal Aspects of the Contracts -- Land-and-Home Contracts' herein and 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Contracts -- Transfers of Manufactured Homes; Enforceability of `Due-on-Sale Clauses' ' in the Prospectus. IndyMac's policy is to permit most sales of Manufactured Homes where the proposed buyer meets its then-current underwriting standards and enters into an assumption agreement. See ' -- Weighted Average Life of the Offered Certificates' herein and 'Yield Considerations' and 'Maturity and Prepayment Considerations' in the Prospectus.

     The allocation of distributions to the Certificateholders in accordance with the Agreement will have the effect of accelerating the amortization of each Class of Offered Certificates in the sequence indicated herein under 'Description of the Certificates -- Distributions -- Priority of Distributions' from the amortization that would be applicable if distributions in respect of the Formula Principal Distribution Amount were made pro rata according to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class M-1, Class M-2, Class B-1 and Class B-2 Certificate Principal Balances. As described herein under 'Description of the Certificates -- Subordination of the Subordinate Certificates and the Class X Certificates' to the extent that, on any Distribution Date, the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount or the portion thereof due on such Distribution Date to any Class of Offered Certificates entitled to such distribution, the effect will be to delay the amortization of such Class of Offered Certificates. If a purchaser of a Class of Offered Certificates purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Offered Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.

     The rate of distributions of principal of the Offered Certificates and the yield to maturity of the Offered Certificates also will be directly related to the rate of payment of principal (including delinquencies and prepayments) of the Contracts. The rate of principal distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be affected by the rate of delinquencies on the Contracts and the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Offered Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by interest collected on the Contracts in excess of the amount necessary to distribute interest on the Certificates and exceeds the Current Overcollateralization Amount, if any, its actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. There can be no assurance that the delinquency, repossession or loss experience set forth herein under 'IndyMac, Inc. -- Delinquency and Loss Experience' will be representative of the results that may be experienced with respect to the Contracts. There can be no assurance as to the delinquency, repossession or loss experience with respect to the Contracts.

     On any Distribution Date on or after the Distribution Date, if any, on which the aggregate Certificate Principal Balance of the Certificates is greater than the Pool Balance, if the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the Certificateholders, the Certificateholders (beginning with the most junior Class of Certificates with a Certificate Principal Balance (i.e., the Class B-2 Certificates) until its Adjusted Certificate Principal Balance has been reduced to zero, then to the second most junior Class (i.e., the Class B-1 Certificates) and so forth) will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds (net of Liquidation Expenses and applicable Advances) are less than its Contract Principal Balance plus accrued and unpaid interest thereon at a percentage equal to the sum of (a) the weighted average Pass-Through Rate and (b) the percentage rate used to calculate the Servicing Fee and (ii) other shortfalls in the Available Distribution Amount and will incur a loss on their investments. See 'Description of the Certificates -- Distributions,' ' -- Subordination of the Subordinate Certificates and the Class X Certificates' and ' -- Realized Losses on Liquidated Contracts' herein.

     Each of the Depositor and the Servicer will have the option to repurchase the Contracts and other property in the Trust on any Distribution Date on or after the first Distribution Date as of which the Pool Balance is less than 10% of the Cut-off Date Pool Balance. See 'Description of the
Certificates -- Termination' herein. The exercise of such option or the sale of the Contracts and such other property of the Trust Fund by the Trustee under the circumstances described herein under 'Description of the Certificates -- Termination' will effect early retirement of all outstanding Offered Certificates.

     Although the APRs on the Contracts vary, prepayments on Contracts generally will not affect the Pass-Through Rate on the Class A-R, Class A-2 and Class A-3 Certificates, because the related Pass-Through Rates are fixed. The Class A-4, Class M-1, Class M-2, Class B-1 and Class B-2 Pass-Through Rates on any Distribution Date will respectively be 6.64%, 6.78%, 7.07%, 7.36% and 8.68% per annum (computed on the basis of a 360-day year of twelve 30-day months), unless the Contracts prepay in such a manner that the applicable Weighted Average Net Contract Rate is less than 6.64%, 6.78%, 7.07%, 7.36% and 8.68%, in which case the Class A-4, Class M-1, Class M-2, Class B-1 or Class B-2 Pass-Through Rate, as the case may be, will equal such Weighted Average Net Contract Rate. Similarly, if One-Month LIBOR used for the calculation of interest on the Class A-1 Certificates on a Distribution Date is greater than the Weighted Average Net Contract Rate for such Distribution Date less 0.06% per annum, the Pass-Through Rate of the Class A-1 Certificates for such Distribution Date will be capped at the Weighted Average Net Contract Rate.

     While partial prepayments of the principal on the Contracts are applied on the related Due Dates (or, in the case of Simple Interest Contracts, on the date such payments are made), Obligors are not required to pay interest on the Contracts after the date of a full prepayment of principal. As a result, full prepayments of Contracts in advance of the related Due Dates in any Prepayment Period will reduce the amount of interest received during such Prepayment Period to less than one month's interest. If a sufficient number of Contracts are prepaid in full in a Prepayment Period in advance of their respective Due Dates (or if payments on a sufficient number of Simple Interest Contracts are made in advance of their respective Due Dates), interest received during that Prepayment Period may be less than the interest payable on the Class A, Class M and Class B Certificates on the related Distribution Date. See 'Description of the Certificates -- Compensating Interest.' Although no assurance can be given in this matter, it is not expected that the net shortfall of interest received because of prepayments in full in any Prepayment Period or payments made on Simple Interest Contracts in advance of their respective Due Dates will be great enough, in the absence of delinquencies and Liquidation Losses, to reduce the Available Distribution Amount for the related Distribution Date below the amount that would be required to be distributed to Class A, Class M and Class B Certificateholders on such Distribution Date.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Offered Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be affected by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement (the 'Prepayment Model') is based on an assumed rate of prepayment each month of the Contract Principal Balance of a pool of new Contracts. 100% of the Prepayment Model assumes prepayment rates of 3.7% per annum of the Contract Principal Balance of such Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of the Contracts, 100% of the Prepayment Model assumes a constant prepayment rate of 6.0% per annum.

     As used in the following tables, '0% of the Prepayment Model' assumes no prepayments on the Contracts, '100% of the Prepayment Model' assumes the Contracts will prepay at rates equal to 100% of the Prepayment Model assumed prepayment rates, '150% of the Prepayment Model' assumes the Contracts will prepay at rates equal to 150% of the Prepayment Model assumed prepayment rates, '180% of the Prepayment Model' assumes the Contracts will prepay at rates equal to 180% of the Prepayment Model assumed prepayment rates, '200% of the Prepayment Model' assumes the Contracts will prepay at rates equal to 200% of the Prepayment Model assumed prepayment rates and '300% of the Prepayment Model' assumes the Contracts will prepay at rates equal to 300% of the Prepayment Model assumed prepayment rates.

     There is no assurance, however, that prepayments of the Contracts will conform to any level of the Prepayment Model, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of manufactured housing contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the related manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding scheduled principal balances are, in general, much smaller than mortgage loan balances and the original terms to maturity are generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

MODELING ASSUMPTIONS AND MHP TABLES

     The prepayment tables set forth below (the 'MHP Tables') assume that Monthly Payments on the Contracts are received by the Servicer on their respective Due Dates and that on each Distribution Date the Available Distribution Amount will be sufficient to distribute interest on the Offered Certificates and an amount equal to the full Formula Principal Distribution Amount to the Certificateholders and to pay the Servicing Fee to the Servicer and the Monthly Trustee Fee to the Trustee (together with the assumptions set forth below, the 'Modeling Assumptions').

     The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model; (ii) neither the Depositor nor the Servicer exercises its right of optional termination and the Trustee does not receive satisfactory bids for the sale of the Contracts and other property in the Trust Fund, in each case as described herein under 'Description of the Certificates -- Termination'; (iii) the Contracts will, as of the Cut-off Date, be grouped into six pools having the additional characteristics set forth below under 'Assumed Contract Characteristics'; (iv) the Initial Certificate Principal Balance and the Pass-Through Rate of each Class of Certificates is as set forth under 'Summary --

Securities Issued' herein (except for the Class A-1 Certificates, where a Pass-Through Rate of 5.7163% was assumed); (v) no interest shortfalls will arise in connection with prepayment in full of the Contracts; (vi) there will be no losses on the Contract Pool; (vii) the Servicing Fee will be paid to the Servicer; and (viii) cash distributions will be received by the holders of the Certificates commencing on August 25, 1998 and on the twenty-fifth day of each month thereafter until the retirement of the Certificates. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                        ASSUMED CONTRACT CHARACTERISTICS

                                                                                       REMAINING
                                                          CUT-OFF DATE                  TERM TO
                                                       CONTRACT PRINCIPAL              MATURITY     SEASONING
POOL                                                         BALANCE           APR     (MONTHS)     (MONTHS)
----------------------------------------------------   -------------------    -----    ---------    ---------

 1..................................................     $ 21,914,146.71      11.13%       90           52
 2..................................................       29,515,011.38      10.57       158           26
 3..................................................       35,534,132.24      10.24       221           17
 4..................................................       19,573,307.57      10.64       297            3
 5..................................................       85,937,431.03       9.64       357            3
 6(1)...............................................       37,025,971.07      10.30       287            5
                                                       -------------------    -----       ---           --
     Total..........................................     $229,500,000.00      10.19%      268           13
                                                       -------------------    -----       ---           --
                                                       -------------------    -----       ---           --

------------
(1) Additional Contracts.

     Since the tables that follow were prepared on the basis of the assumptions in the preceding table (the 'Assumed Contract Characteristics'), there will be discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the following tables. Any such discrepancy may have an effect upon the percentages of the Initial Class A, Initial Class M and Initial Class B-1 Certificate Principal Balances outstanding and weighted average lives of the Class A, Class M and Class B-1 Certificates set forth in the tables. In addition, since the actual Contracts and the Trust Fund will have characteristics which differ from those assumed in preparing the tables set forth below, distributions of principal on the Certificates may be made earlier or later than as indicated in the tables.

     It is not likely that the Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the Offered Certificates and set forth the percentage of the Initial Class A, Initial Class M and Initial Class B-1 Certificate Principal Balances that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model. In the following tables, the weighted average life of a Class of Certificates is determined by
(i) multiplying the amount of each principal distribution by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the Initial Certificate Principal Balance of such Class of Certificates.

        PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                              CLASS A-1                                             CLASS A-2
                                     PREPAYMENT MODEL ASSUMPTION                           PREPAYMENT MODEL ASSUMPTION
                           ------------------------------------------------     -------------------------------------------------
         DATE              0%      100%     150%     180%     200%     300%      0%      100%     150%     180%     200%     300%
-----------------------    ---     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----

Closing Date...........    100     100      100      100      100      100       100     100      100      100      100      100
July 25, 1999..........     85      66       56       50       46       27       100     100      100      100      100      100
July 25, 2000..........     76      37       18        7        0        0       100     100      100      100      100       47
July 25, 2001..........     66       9        0        0        0        0       100     100       73       51       36        0
July 25, 2002..........     55       0        0        0        0        0       100      72       25        0        0        0
July 25, 2003..........     42       0        0        0        0        0       100      34        0        0        0        0
July 25, 2004..........     28       0        0        0        0        0       100       4        0        0        0        0
July 25, 2005..........     13       0        0        0        0        0       100       0        0        0        0        0
July 25, 2006..........      0       0        0        0        0        0        99       0        0        0        0        0
July 25, 2007..........      0       0        0        0        0        0        83       0        0        0        0        0
July 25, 2008..........      0       0        0        0        0        0        65       0        0        0        0        0
July 25, 2009..........      0       0        0        0        0        0        45       0        0        0        0        0
July 25, 2010..........      0       0        0        0        0        0        22       0        0        0        0        0
July 25, 2011..........      0       0        0        0        0        0         5       0        0        0        0        0
July 25, 2012..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2013..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2014..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2015..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2016..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2017..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2018..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2019..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2020..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2021..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2022..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2023..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2024..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2025..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2026..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2027..........      0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2028..........      0       0        0        0        0        0         0       0        0        0        0        0
                           ---     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Weighted Average Life
 (years)...............    4.2     1.6      1.3      1.1      1.0      0.7      10.7     4.7      3.6      3.1      2.9      2.0

                                             CLASS A-3
                                    PREPAYMENT MODEL ASSUMPTION
                         -------------------------------------------------
         DATE             0%      100%     150%     180%     200%     300%
-----------------------  ----     ----     ----     ----     ----     ----
Closing Date...........   100     100      100      100      100      100
July 25, 1999..........   100     100      100      100      100      100
July 25, 2000..........   100     100      100      100      100      100
July 25, 2001..........   100     100      100      100      100       59
July 25, 2002..........   100     100      100       97       75        0
July 25, 2003..........   100     100       84       48       25        0
July 25, 2004..........   100     100       51       15        0        0
July 25, 2005..........   100      76       20        0        0        0
July 25, 2006..........   100      50        0        0        0        0
July 25, 2007..........   100      28        0        0        0        0
July 25, 2008..........   100       8        0        0        0        0
July 25, 2009..........   100       0        0        0        0        0
July 25, 2010..........   100       0        0        0        0        0
July 25, 2011..........   100       0        0        0        0        0
July 25, 2012..........    91       0        0        0        0        0
July 25, 2013..........    75       0        0        0        0        0
July 25, 2014..........    58       0        0        0        0        0
July 25, 2015..........    39       0        0        0        0        0
July 25, 2016..........    19       0        0        0        0        0
July 25, 2017..........     1       0        0        0        0        0
July 25, 2018..........     0       0        0        0        0        0
July 25, 2019..........     0       0        0        0        0        0
July 25, 2020..........     0       0        0        0        0        0
July 25, 2021..........     0       0        0        0        0        0
July 25, 2022..........     0       0        0        0        0        0
July 25, 2023..........     0       0        0        0        0        0
July 25, 2024..........     0       0        0        0        0        0
July 25, 2025..........     0       0        0        0        0        0
July 25, 2026..........     0       0        0        0        0        0
July 25, 2027..........     0       0        0        0        0        0
July 25, 2028..........     0       0        0        0        0        0
                         ----     ----     ----     ----     ----     ----
Weighted Average Life
 (years)...............  16.4     8.2      6.1      5.1      4.6      3.2

     The MHP Tables above have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Contracts, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

        PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                               CLASS A-4                                             CLASS A-R
                                      PREPAYMENT MODEL ASSUMPTION                           PREPAYMENT MODEL ASSUMPTION
                           -------------------------------------------------     -------------------------------------------------
         DATE               0%      100%     150%     180%     200%     300%      0%      100%     150%     180%     200%     300%
-----------------------    ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----

Closing Date...........     100     100      100      100      100      100       100     100      100      100      100      100
July 25, 1999..........     100     100      100      100      100      100         0       0        0        0        0        0
July 25, 2000..........     100     100      100      100      100      100         0       0        0        0        0        0
July 25, 2001..........     100     100      100      100      100      100         0       0        0        0        0        0
July 25, 2002..........     100     100      100      100      100       86         0       0        0        0        0        0
July 25, 2003..........     100     100      100      100      100       59         0       0        0        0        0        0
July 25, 2004..........     100     100      100      100       96       47         0       0        0        0        0        0
July 25, 2005..........     100     100      100       92       81       37         0       0        0        0        0        0
July 25, 2006..........     100     100       97       79       68       29         0       0        0        0        0        0
July 25, 2007..........     100     100       85       68       58       22         0       0        0        0        0        0
July 25, 2008..........     100     100       74       58       48       17         0       0        0        0        0        0
July 25, 2009..........     100      93       64       49       41       13         0       0        0        0        0        0
July 25, 2010..........     100      83       55       41       33       10         0       0        0        0        0        0
July 25, 2011..........     100      72       47       34       27        8         0       0        0        0        0        0
July 25, 2012..........     100      64       40       29       23        6         0       0        0        0        0        0
July 25, 2013..........     100      57       34       24       18        3         0       0        0        0        0        0
July 25, 2014..........     100      50       29       20       15        1         0       0        0        0        0        0
July 25, 2015..........     100      43       24       16       12        0         0       0        0        0        0        0
July 25, 2016..........     100      37       19       13        9        0         0       0        0        0        0        0
July 25, 2017..........     100      31       16       10        6        0         0       0        0        0        0        0
July 25, 2018..........      92      27       13        7        3        0         0       0        0        0        0        0
July 25, 2019..........      82      22       10        4        1        0         0       0        0        0        0        0
July 25, 2020..........      72      18        6        1        0        0         0       0        0        0        0        0
July 25, 2021..........      60      14        3        0        0        0         0       0        0        0        0        0
July 25, 2022..........      48       9        0        0        0        0         0       0        0        0        0        0
July 25, 2023..........      40       5        0        0        0        0         0       0        0        0        0        0
July 25, 2024..........      32       2        0        0        0        0         0       0        0        0        0        0
July 25, 2025..........      25       0        0        0        0        0         0       0        0        0        0        0
July 25, 2026..........      16       0        0        0        0        0         0       0        0        0        0        0
July 25, 2027..........       3       0        0        0        0        0         0       0        0        0        0        0
July 25, 2028..........       0       0        0        0        0        0         0       0        0        0        0        0
                           ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Weighted Average Life
 (years)...............    24.3     16.8     13.7     12.0     11.0     6.9       0.1     0.1      0.1      0.1      0.1      0.1

                                             CLASS M-1
                                    PREPAYMENT MODEL ASSUMPTION
                         -------------------------------------------------
         DATE             0%      100%     150%     180%     200%     300%
-----------------------  ----     ----     ----     ----     ----     ----
Closing Date...........   100     100      100      100      100      100
July 25, 1999..........   100     100      100      100      100      100
July 25, 2000..........   100     100      100      100      100      100
July 25, 2001..........   100     100      100      100      100      100
July 25, 2002..........   100     100      100      100      100      100
July 25, 2003..........   100     100       94       93       92       90
July 25, 2004..........   100      94       82       79       78       71
July 25, 2005..........   100      84       71       68       65       56
July 25, 2006..........   100      76       62       58       55       44
July 25, 2007..........   100      68       54       50       47       34
July 25, 2008..........   100      62       47       42       39       27
July 25, 2009..........   100      55       41       36       33       20
July 25, 2010..........   100      49       35       30       27       15
July 25, 2011..........    94      43       30       25       22       11
July 25, 2012..........    89      38       25       21       18        4
July 25, 2013..........    84      34       22       17       15        0
July 25, 2014..........    78      30       18       14       12        0
July 25, 2015..........    72      26       15       11        6        0
July 25, 2016..........    65      22       12        5        1        0
July 25, 2017..........    59      18        8        0        0        0
July 25, 2018..........    54      16        3        0        0        0
July 25, 2019..........    49      13        0        0        0        0
July 25, 2020..........    42       9        0        0        0        0
July 25, 2021..........    36       2        0        0        0        0
July 25, 2022..........    28       0        0        0        0        0
July 25, 2023..........    23       0        0        0        0        0
July 25, 2024..........    19       0        0        0        0        0
July 25, 2025..........    15       0        0        0        0        0
July 25, 2026..........     6       0        0        0        0        0
July 25, 2027..........     0       0        0        0        0        0
July 25, 2028..........     0       0        0        0        0        0
                         ----     ----     ----     ----     ----     ----
Weighted Average Life
 (years)...............  20.7     12.9     10.7     10.1     9.7      8.3

     The MHP Tables above have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Contracts, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

        PERCENT OF THE INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                               CLASS M-2                                             CLASS B-1
                                      PREPAYMENT MODEL ASSUMPTION                           PREPAYMENT MODEL ASSUMPTION
                           -------------------------------------------------     -------------------------------------------------
         DATE               0%      100%     150%     180%     200%     300%      0%      100%     150%     180%     200%     300%
-----------------------    ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----

Closing Date...........     100     100      100      100      100      100       100     100      100      100      100      100
July 25, 1999..........     100     100      100      100      100      100       100     100      100      100      100      100
July 25, 2000..........     100     100      100      100      100      100       100     100      100      100      100      100
July 25, 2001..........     100     100      100      100      100      100       100     100      100      100      100      100
July 25, 2002..........     100     100      100      100      100      100       100     100      100      100      100      100
July 25, 2003..........     100     100       94       93       92       90       100     100       87       85       84       80
July 25, 2004..........     100      94       82       79       78       71       100      87       62       58       55       41
July 25, 2005..........     100      84       71       68       65       56       100      67       40       33       29        9
July 25, 2006..........     100      76       62       58       55       44       100      50       21       13        8        0
July 25, 2007..........     100      68       54       50       47       34       100      35        5        0        0        0
July 25, 2008..........     100      62       47       42       39       27       100      21        0        0        0        0
July 25, 2009..........     100      55       41       36       33       20       100       7        0        0        0        0
July 25, 2010..........     100      49       35       30       27       12       100       0        0        0        0        0
July 25, 2011..........      94      43       30       25       22        0        88       0        0        0        0        0
July 25, 2012..........      89      38       25       21       18        0        77       0        0        0        0        0
July 25, 2013..........      84      34       22       17       10        0        67       0        0        0        0        0
July 25, 2014..........      78      30       18        8        1        0        55       0        0        0        0        0
July 25, 2015..........      72      26       11        0        0        0        42       0        0        0        0        0
July 25, 2016..........      65      22        2        0        0        0        28       0        0        0        0        0
July 25, 2017..........      59      18        0        0        0        0        16       0        0        0        0        0
July 25, 2018..........      54      13        0        0        0        0         6       0        0        0        0        0
July 25, 2019..........      49       4        0        0        0        0         0       0        0        0        0        0
July 25, 2020..........      42       0        0        0        0        0         0       0        0        0        0        0
July 25, 2021..........      36       0        0        0        0        0         0       0        0        0        0        0
July 25, 2022..........      28       0        0        0        0        0         0       0        0        0        0        0
July 25, 2023..........      23       0        0        0        0        0         0       0        0        0        0        0
July 25, 2024..........      19       0        0        0        0        0         0       0        0        0        0        0
July 25, 2025..........       9       0        0        0        0        0         0       0        0        0        0        0
July 25, 2026..........       0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2027..........       0       0        0        0        0        0         0       0        0        0        0        0
July 25, 2028..........       0       0        0        0        0        0         0       0        0        0        0        0
                           ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----     ----
Weighted Average Life
  (years)..............    20.6     12.7     10.5     9.8      9.5      8.1      16.3     8.2      6.7      6.5      6.3      5.9


     The MHP Tables above have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Contracts, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement and will constitute a series of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates for purposes of the Prospectus. A copy of a general form of a Pooling and Servicing Agreement has been filed with the Securities and Exchange Commission. A copy of the execution form of the Agreement (without certain exhibits) will be filed with the Securities and Exchange Commission after the Closing Date. The following description supplements and, to the extent inconsistent therewith supersedes, the description of the Agreement and the Certificates under 'Description of the Securities' in the Prospectus and must be read together therewith. The following summaries describe certain terms of the Agreement, do not purport to be complete and will be subject to, and will be qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

     The Offered Certificates (other than the Class A-R Certificates) will be issued in fully registered form only, in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The Class A-R Certificates will be issued in definitive form as fully registered physical certificates. Definitive Certificates, if issued, will be transferable and exchangeable at the Corporate Trust Office of the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The Trust Fund will include, among other things, (i) the Contract Pool, including all rights to receive payments on the Contracts received on or after the Cut-off Date, (ii) security interests in the related Manufactured Homes (and related real estate, in the case of Land-and-Home Contracts), (iii) the amounts held from time to time in an account (the 'Certificate Account') maintained by the Trustee pursuant to the Agreement, (iv) any property which initially secured a Contract and which is acquired in the process of realizing thereon, (v) the proceeds of all insurance policies described herein and (vi) all proceeds of the foregoing. The Depositor will cause the Contracts and other assets of the Trust Fund to be assigned to the Trustee or a co-trustee. The Servicer will service the Contracts pursuant to the Agreement.

     Distributions of principal and interest on the Certificates will be made on each Distribution Date to the persons in whose names the Certificates are registered as of the close of business on the related Record Date. With respect to each Distribution Date, the Offered Certificates will accrue interest during the related Interest Accrual Period. If Definitive Certificates are issued, distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that a holder of Offered Certificates with original denominations aggregating at least $5 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Trustee at least five Business Days prior to the Record Date. The final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

     To the extent not previously paid prior to such dates, the Certificate Principal Balance of each Class of Offered Certificates will be payable on the related Final Scheduled Distribution Date.

CONVEYANCE OF CONTRACTS

     On the Closing Date, the Depositor will assign to the Trustee or a co-trustee, without recourse, among other things, all right, title and interest of the Depositor conveyed to it by IndyMac in, to and under the Contracts, including all principal and interest payments received on the Contracts on or after the Cut-off Date, and all rights under the standard hazard insurance policies on the related Manufactured Homes. The Depositor will represent and warrant only that it had, subject to certain assumptions, good title to, and was the sole owner of, each Contract and any related Mortgage free of any liens, charges or encumbrances created by the Depositor. The Contracts will be described on a schedule attached to the Agreement that will identify each Contract by number and name of the related Obligor and set forth its Contract Principal Balance as of the Cut-off Date. Any Contract discovered not to agree with such schedule in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by IndyMac, except that if the discrepancy relates to the Contract

Principal Balance, IndyMac may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

     IndyMac will deliver or cause to be delivered to the Trustee or a custodian of the Trustee, as specified in the Agreement, with respect to (a) each Contract that is not a Land-and-Home Contract, (i) the original copy of the Contract,
(ii) in the case of a Contract not originated by IndyMac or an affiliate thereof, the assignment of the related Contract from the originator to IndyMac or such affiliate and (iii) any extension, modification or waiver agreement(s), and (b) each Land-and-Home Contract, (i) the original copy of the Contract, (ii) the related Mortgage with evidence of recording thereon, (iii) an assignment in recordable form of the Mortgage to the Trustee (which may be a blanket assignment if permitted in the applicable jurisdiction), (iv) in the case of a Contract not originated by IndyMac or an affiliate thereof, the assignment of the related Contract from the originator to IndyMac or such affiliate, (v) if applicable, the power of attorney granted to the Trustee and (vi) any extension, modification or waiver agreement(s). All Contracts originated or otherwise owned by an affiliate of IndyMac have been or will be assigned to IndyMac in the ordinary course of business, and such assignment shall be delivered to the Trustee or a custodian of the Trustee on or prior to the Closing Date. All other documents relating to such Contract, including the original title document or application for title for the related Manufactured Home, the original Mortgage, the credit application, credit reports and verifications, appraisals, tax and insurance records and payment records, will be maintained by the Servicer.

     IndyMac will make certain representations and warranties in respect of each Contract as of the Closing Date or other specified date, including the following: (a) as of the Cut-off Date, no Contract was more than 30 days past due; (b) each Contract and any related Mortgage is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally or by general equitable principles); (c) each Contract is covered by hazard insurance described below under ' -- Hazard Insurance Policies'; (d) each Contract complies with all material requirements of law; (e) each Contract creates a valid and enforceable first priority security interest in favor of IndyMac or an affiliate thereof in the Manufactured Home covered thereby and such security interest and, if applicable, the related Mortgage has been assigned (by way of individual assignment) by IndyMac to the Depositor; and (f) immediately prior to the transfer thereof to the Depositor, IndyMac had good and marketable title to each Contract, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract and any related Mortgage to the Depositor, no Contract or any related Mortgage has been sold, assigned or pledged by IndyMac to any person other than the Depositor and prior to the transfer of the Contracts by IndyMac to the Depositor, IndyMac was the sole owner and had the full right to transfer the Contract to the Depositor. Pursuant to the Agreement, IndyMac will be obligated to repurchase for the Repurchase Price any Contract on the first Business Day after the first Determination Date which is more than 90 days after IndyMac becomes aware, or after IndyMac's receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of IndyMac in the Agreement that materially adversely affects the Trustee's interest in any Contract if such breach has not been cured. If a court of competent jurisdiction were to determine that the failure to note the Trustee or a co-trustee as the lienholder on the related certificate of title has resulted in the Trustee not having a perfected first priority security interest in the related Manufactured Home, IndyMac would be obligated to repurchase the related Contract. The 'Repurchase Price' for any Contract will be the unpaid principal balance of such Contract as of the beginning of the month of repurchase plus accrued interest from the date through which interest was last paid to its Due Date in the month in which such Contract is repurchased. This repurchase obligation will constitute the sole remedy available to the Depositor, the Trustee (on behalf of the Trust) and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts. The foregoing description of representations and warranties with respect to the Contracts replaces the description under 'Description of the Certificates -- Assignment of the Contracts' in the Prospectus.

     Pursuant to the Agreement, IndyMac will also make certain representations and warranties with respect to the Contracts in the aggregate, including that the aggregate Contract Principal Balance as of the Cut-off Date equals the Cut-off Date Pool Balance and no adverse selection procedures were employed in selecting the Contracts.

PAYMENTS ON CONTRACTS; COLLECTION ACCOUNT; CERTIFICATE ACCOUNT

     The Servicer will establish and maintain the Collection Account, and the Trustee will establish and maintain the Certificate Account. The Collection Account and the Certificate Account will each be maintained (i) at a depository institution organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (a) the long-term deposit rating or unsecured long-term debt of which has been assigned one of the two highest ratings by each Rating Agency or (b) maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the Rating Agencies or (c) the commercial paper of which has a rating of 'A-1' by S&P and, if rated by Fitch, 'F-1' by Fitch or (ii) in the corporate trust department of the Trustee or (iii) at an institution otherwise acceptable to each Rating Agency (such account, an 'Eligible Account'). Funds in the Collection Account and the Certificate Account will be invested in Eligible Investments that will mature or be subject to redemption not later than the Business Day immediately preceding the Distribution Date next following the date of such investment. Eligible Investments will include, among other things, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions, commercial paper rated 'A-1+' by S&P and, if rated by Fitch, 'F-1' by Fitch and other obligations acceptable to each Rating Agency.

     All payments in respect of principal and interest on the Contracts received by the Servicer (net of any servicing compensation and certain other amounts reimbursable to the Servicer pursuant to the Agreement), including principal prepayments and Liquidation Proceeds (net of Liquidation Expenses), will be deposited into the Collection Account no later than the second Business Day following the Servicer's receipt thereof. Amounts received as late payment fees, extension fees, assumption fees or similar fees will be retained by the Servicer as additional servicing compensation. See ' -- Servicing Compensation' herein and 'Description of the Certificates -- Servicing Compensation and Payment of Expenses' in the Prospectus. In addition, on or prior to the Deposit Date (as defined below) the following amounts will also be deposited into the Collection
Account: (i) the Repurchase Price paid by IndyMac for Contracts repurchased as a result of breach of a representation or warranty under the Agreement, as described herein under 'Conveyance of Contracts,' (ii) all Advances, if any, and
(iii) amounts collected under Hazard Insurance Policies, except to the extent that they are applied to the restoration of the related Manufactured Home or paid to the related Obligor in accordance with the normal servicing procedures of the Servicer. From time to time, as will be provided in the Agreement, the Servicer will also withdraw funds from the Collection Account to make payments payable to it as permitted by the Agreement and described in the definition of the term 'Available Distribution Amount.'

     On the Business Day immediately preceding each Distribution Date (each, a 'Deposit Date'), the Servicer will withdraw funds from the Collection Account (but, except as otherwise provided below under ' -- Distributions -- Interest,' only to the extent of the related Available Distribution Amount) and deposit such funds in the Certificate Account. On each Distribution Date, the Trustee or its Paying Agent will withdraw funds from the Certificate Account (but only to the extent of the related Available Distribution Amount) to make payments to Certificateholders as described herein under ' -- Distributions -- Priority of Distributions.'

DISTRIBUTIONS

     General. Distributions will be made on each Distribution Date to holders of record on the related Record Date, except that the final distribution in respect of the Certificates will only be made upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose. Distributions on a Class of Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests. In no event will the aggregate distributions of principal to a holder of Offered Certificates exceed the Initial Certificate Principal Balance of the related Class of Certificates.

     The Class X Certificates are interest-only securities that have no stated Certificate Principal Balance or Pass-Through Rate, but will represent the right to receive a distribution on each Distribution Date of certain interest amounts, as more fully set forth in the Agreement (the 'Class X Strip Amount').

     Each distribution with respect to an Offered Certificate held in book-entry form will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it

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
represents and to each indirect participating brokerage firm (each, a 'brokerage firm' or 'indirect participating firm') for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to Offered Certificates held in book-entry form will be made by DTC and the Participants in accordance with DTC's rules. See ' -- Registration of the Offered Certificates' herein.

     Available Distribution Amount. On the second Business Day preceding each Distribution Date (each, a 'Determination Date'), the Servicer will determine the Available Distribution Amount and amounts to be distributed on the Certificates on such Distribution Date. The 'Available Distribution Amount' with respect to any Distribution Date will be an amount equal to (a) the sum of (i) Monthly Payments received during the related Due Period, (ii) the Advances, if any, made by the Servicer in respect of such Due Period and (iii) to the extent not duplicative with amounts described in clause (i), unscheduled payments received with respect to the Contracts during the related Prepayment Period, including principal prepayments, Net Liquidation Proceeds, net insurance proceeds, the proceeds of the disposition of REO Properties, the Repurchase Price of each Repurchased Contract and any other unscheduled payments, reduced by (b) the sum of (i) aggregate Repossession Profits, (ii) the Monthly Trustee Fee, (iii) the Servicing Fee and other servicing compensation, (iv) payments on Contracts that have been repurchased by IndyMac as a result of a breach of a representation or warranty and any other payments not required to be deposited in the Certificate Account, (v) reimbursements to the Servicer for Liquidation Expenses incurred in respect of Manufactured Homes, (vi) reimbursements to the Servicer for Advances in respect of delinquent Contracts as to which the related late Monthly Payments have been made, Nonrecoverable Advances and Advances in respect of Liquidated Contracts, in each case to the extent permitted in the Agreement, (vii) the Interest Deficiency Amount or portion thereof, if any, paid from collections on the preceding Distribution Date and (viii) certain expenses reimbursable to the Depositor permitted in the Agreement.

     Interest. On each Distribution Date, holders of each Class of Class A Certificates will be entitled to receive, to the extent of the Available Distribution Amount, (i) interest accrued on such Class during the related Interest Accrual Period at the then applicable Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to that Distribution Date (the 'Interest Distribution Amount' for such Class and Distribution Date), plus (ii) any amounts distributable under clause (i) above or this clause (ii) on such Class on the previous Distribution Date but not previously distributed, plus, to the extent legally permissible, interest accrued on any such amount during the related Interest Accrual Period at the then applicable Pass-Through Rate (the 'Carryover Interest Distribution Amount' for such Class and Distribution Date). On each Distribution Date, holders of the Subordinate Certificates will be entitled to receive, to the extent of the Available Distribution Amount and on a subordinated basis as described below under ' -- Priority of Distributions', (i) interest accrued on such Class during the related Interest Accrual Period at the related Pass-Through Rate on the Adjusted Certificate Principal Balance of such Class immediately prior to that Distribution Date (the 'Interest Distribution Amount' for such Class and Distribution Date), plus (ii) any amounts distributable under clause (i) above or this clause (ii) on such Class on the previous Distribution Date but not previously distributed, plus, to the extent legally permissible, interest accrued on any such amount during the related Interest Accrual Period at the related Pass-Through Rate (the 'Carryover Interest Distribution Amount' for such Class and Distribution Date).

     The 'Interest Accrual Period' shall mean, with respect to each Distribution Date, (i) for the Class A-1 Certificates, the period commencing on the 25th day of the preceding month through the 24th day of the month in which such Distribution Date occurs (except that the first Interest Accrual Period for the Class A-1 Certificates will be the period from the Closing Date through August 24, 1998) and (ii) for all other Classes of Offered Certificates, the calendar month preceding the month in which the Distribution Date occurs. Interest on the
(i) Class A-1 Certificates will be computed on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period and (ii) all other Classes of Offered Certificates will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     The Pass-Through Rate for the Class A-1 Certificates on any Distribution Date will be the per annum rate equal to the lesser of (i) One-Month LIBOR, as determined on the second London Banking Day prior to the commencement of the related Interest Accrual Period (each, a 'Floating Rate Determination Date') plus 0.06%, or the Weighted Average Net Contract Rate. For any Distribution Date, the Pass-Through Rates will be, in the case of (i) the Class A-2 Certificates, 6.17% per annum, (ii) the Class A-3 Certificates, 6.20% per annum, and (iii) the Class A-R Certificates, 6.50% per annum. The Pass-Through Rate for a Distribution Date for (i) the

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
Class A-4 Certificates will equal the lesser of 6.64% per annum or the Weighted Average Net Contract Rate for such Distribution Date, (ii) the Class M-1 Certificates will equal the lesser of 6.78% per annum or the Weighted Average Net Contract Rate for such Distribution Date, (iii) the Class M-2 Certificates will equal the lesser of 7.07% per annum or the Weighted Average Net Contract Rate for such Distribution Date, (iv) the Class B-1 Certificates will equal the lesser of 7.36% per annum or the Weighted Average Net Contract Rate for such Distribution Date and (v) the Class B-2 Certificates will equal the lesser of 8.68% per annum or the Weighted Average Net Contract Rate for such Distribution Date. The 'Weighted Average Net Contract Rate' for a Distribution Date will be equal to (i) the weighted average of the APRs applicable to the Monthly Payments due on the outstanding Contracts during the related Due Period less (ii) the percentage rate at which the Servicing Fee is calculated.

     In addition, on each Distribution Date, to the extent of the Available Distribution Amount and on a subordinated basis as described below under ' -- Priority of Distributions' the holders of the Subordinate Certificates will be entitled to receive (i) interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on any related Liquidation Loss Amount for such Class as of the immediately preceding Distribution Date (the 'Liquidation Loss Interest Amount' for such Class and Distribution Date), plus
(ii) any amounts distributable under clause (i) above or this clause (ii) on such Class on the previous Distribution Date but not previously distributed, plus, to the extent legally permissible, interest accrued on any such amount during the related Interest Accrual Period at the related Pass-Through Rate (the 'Unpaid Liquidation Loss Interest Shortfall' for such Class and Distribution
Date).

     If an Interest Deficiency Event occurs on any Distribution Date with respect to a Class of Subordinate Certificates, collections received after the end of the related Due Period and prior to such Distribution Date will be applied, up to a limited amount, to remedy such deficiency in order of Class seniority. Any remaining deficiency will be carried forward as shortfall for the next Distribution Date. 'Interest Deficiency Event' means, with respect to a Class of Subordinate Certificates and a Distribution Date, that after distribution of the Available Distribution Amount in the order of priority set forth below under ' -- Priority of Distributions,' there remains unpaid any of the Interest Distribution Amount, Carryover Interest Distribution Amount, Liquidation Loss Interest Amount or Unpaid Liquidation Loss Interest Shortfall for such Class and Distribution Date (collectively, the 'Interest Deficiency Amount').

     Floating Rate Determination. On each Floating Rate Determination Date, the Servicer will determine the arithmetic mean of the LIBOR quotations for one-month Eurodollar deposits ('One-Month LIBOR') for the succeeding Interest Accrual Period on the basis of the Reference Banks' offered LIBOR quotations provided to the Servicer as of 11:00 a.m. (London time) on such Floating Rate Determination Date. As used herein with respect to a Floating Rate Determination Date, 'Reference Banks' means leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen US0001M Index page and (iii) which have been designated as such by the Servicer and are able and willing to provide such quotations to the Servicer; and 'Bloomberg Screen US0001M Index Page' means the display designated as page 'US0001M' on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank should be removed from the Bloomberg Screen US0001M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Servicer may, in its sole discretion, designate an alternative Reference Bank.

     On each Floating Rate Determination Date, One-Month LIBOR for the next succeeding Interest Accrual Period will be established by the Servicer as follows:

          (i) If two or more of the Reference Banks provide such offered One-Month LIBOR quotations on the Bloomberg Screen US0001M Index Page, One-Month LIBOR will be the arithmetic mean of such offered quotations (rounding such arithmetic mean, if necessary, to the nearest five decimal places).

          (ii) If only one or none of the Reference Banks provides such offered quotations, One-Month LIBOR will be the higher of (x) One-Month LIBOR as determined on the previous Floating Rate Determination Date and (y) the Reserve Interest Rate. The 'Reserve Interest Rate' will be the rate per annum that the Servicer determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Servicer are quoting, on the relevant Floating Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Servicer can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Servicer are quoting on such Floating Rate Determination Date to leading European banks.

          (iii) If the Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, One-Month LIBOR will be One-Month LIBOR as determined on the previous Floating Rate Determination Date.

     Notwithstanding the foregoing, One-Month LIBOR for an Interest Accrual Period shall not be based on One-Month LIBOR for the previous Interest Accrual Period for two consecutive Floating Rate Determination Dates. If, under the priorities described above, One-Month LIBOR for an Interest Accrual Period would be based on One-Month LIBOR for the previous Floating Rate Determination Date for the second consecutive Floating Rate Determination Date, the Servicer shall select an alternative index (over which the Servicer has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

     The establishment of One-Month LIBOR (or an alternative index) by the Servicer and the Servicer's subsequent calculation of the Pass-Through Rate on the Class A-1 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

     Listed below are monthly One-Month LIBOR rates beginning in 1991, as published by Bloomberg. The following does not purport to be a prediction of the performance of One-Month LIBOR in the future.

MONTH                                1998     1997     1996     1995     1994     1993     1992     1991
---------------------------------    ----     ----     ----     ----     ----     ----     ----     ----

January..........................    5.60%    5.44%    5.44%    6.09%    3.13%    3.19%    4.19%    7.06%
February.........................    5.69     5.44     5.31     6.13     3.56     3.19     4.25     7.00
March............................    5.69     5.69     5.44     6.13     3.69     3.19     4.25     6.38
April............................    5.66     5.69     5.44     6.06     4.00     3.13     3.94     6.00
May..............................    5.66     5.69     5.43     6.06     4.38     3.25     4.00     6.00
June.............................    5.66     5.69     5.47     6.13     4.56     3.19     3.94     6.13
July.............................             5.63     5.46     5.88     4.50     3.19     3.38     5.94
August...........................             5.66     5.44     5.88     4.88     3.19     3.50     5.69
September........................             5.66     5.43     5.88     5.06     3.19     3.13     5.44
October..........................             5.65     5.38     5.83     5.06     3.19     3.25     5.19
November.........................             5.97     5.56     5.98     6.06     3.56     4.25     4.75
December.........................             5.72     5.50     5.69     6.00     3.25     3.31     4.69

     Each of the above represents One-Month LIBOR on the last day of the related calendar month.

     Principal. The 'Formula Principal Distribution Amount' for any Distribution Date will equal (a) the sum of: (i) the principal components of all Monthly Payments received during the related Due Period on the Contracts that were outstanding on the first day of such Due Period, to the extent not duplicative with amounts described in clauses (ii) through (iv), and not including any Monthly Payments due on Liquidated Contracts or repurchased Contracts; (ii) the sum of the amounts of all Principal Prepayments received by the Servicer on the Contracts during the related Prepayment Period; (iii) with respect to any Contract that became a Liquidated Contract during the related Prepayment Period, the Contract Principal Balance thereof on the date of liquidation thereof (determined without giving effect to such liquidation); and (iv) with respect to any Contract that was purchased or repurchased by the Seller pursuant to the Agreement during the related Prepayment Period, the Contract Principal Balance thereof on the date of purchase or repurchase thereof (determined without giving effect to such purchase or repurchase), less (b) the Overcollateralization Reduction Amount, if any, for such Distribution Date. The 'Unpaid Certificate Principal Shortfall' for any Distribution Date will be, with respect to each Class of Certificates, an amount equal to all Formula Principal Distribution Amounts distributable on such Class on previous Distribution Dates that have not yet been distributed on such Class of Certificates.

     The 'Class A Formula Principal Distribution Amount' for any Distribution Date will equal (i) prior to the Cross-over Date, the entire Formula Principal Distribution Amount, (ii) on any Distribution Date as to which the Principal Distribution Tests are not satisfied, the entire Formula Principal Distribution Amount, or (iii) on any other Distribution Date, the Class A Percentage of the Formula Principal Distribution Amount. The 'Class M-1 Formula Principal Distribution Amount' for any Distribution Date will equal (i) as long as the Class A

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
Certificate Principal Balance has not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not satisfied and the Class A Certificate Principal Balance has not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not satisfied and the Class A Certificate Principal Balance has been reduced to zero, the entire Formula Principal Distribution Amount, or (iv) on any other Distribution Date, the Class M-1 Percentage of the Formula Principal Distribution Amount. The 'Class M-2 Formula Principal Distribution Amount' for any Distribution Date will equal (i) as long as the Class A and Class M-1 Certificate Principal Balances have not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not satisfied and the Class A and Class M-1 Certificate Principal Balances have not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not satisfied and the Class A and Class M-1 Certificate Principal Balances each have been reduced to zero, the entire Formula Principal Distribution Amount, or (iv) on any other Distribution Date, the Class M-2 Percentage of the Formula Principal Distribution Amount. The 'Class B-1 Formula Principal Distribution Amount' for any Distribution Date will equal (i) as long as the Class A and Class M Certificate Principal Balances have not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not satisfied and the Class A and Class M Certificate Principal Balances have not been reduced to zero, zero,
(iii) on any Distribution Date as to which the Principal Distribution Tests are not satisfied and the Class A and Class M Certificate Principal Balances each have been reduced to zero, the entire Formula Principal Distribution Amount, or
(iv) on any other Distribution Date, the Class B Percentage of the Formula Principal Distribution Amount. The 'Class B-2 Formula Principal Distribution Amount' for any Distribution Date will equal the Formula Principal Distribution Amount less the sum of the Class A, Class M-1, Class M-2 and Class B-1 Formula Principal Distribution Amounts. If the Class A and Class M Certificate Principal Balances have not been reduced to zero on or before a Distribution Date, to the extent that allocations in respect of principal to the Class B-2 Certificateholders would reduce the Class B-2 Certificate Principal Balance below the Class B-2 Floor Amount, then the amount of such excess principal will instead be added, first to the Class M-2 Formula Principal Distribution Amount until the Class M-2 Certificate Principal Balance would be reduced to zero, then to the Class M-1 Formula Principal Distribution Amount until the Class M-1 Certificate Principal Balance would be reduced to zero, and then to the Class A Formula Principal Distribution Amount. On any Distribution Date, if the Class A, Class M-1, Class M-2 or Class B-1 Formula Principal Distribution Amount exceeds the Certificate Principal Balance of the related Class of Certificates (which in the case of the Class A Certificates will mean all Class A Certificates), less any Unpaid Certificate Principal Shortfall with respect to such Class and Distribution Date, then the amount of such excess will be added to the Formula Principal Distribution Amount of the next junior Class of Certificates.

     The 'Class A Percentage' for a Distribution Date will generally be the percentage derived from the fraction (which shall not be greater than one), the numerator of which is the Class A Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class M Adjusted Certificate Principal Balance and the Class B Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date. The 'Class M-1 Percentage' for a Distribution Date will generally be the percentage derived from the fraction (which shall not be greater than one), the numerator of which is the Class M-1 Adjusted Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class M Adjusted Certificate Principal Balance and the Class B Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date. The 'Class M-2 Percentage' for a Distribution Date will generally be calculated in the same manner as the Class M-1 Percentage, appropriately modified to relate to the Class M-2 Certificates. The 'Class B Percentage' for a Distribution Date will generally be the percentage derived from the fraction (which shall not be greater than one), the numerator of which is the Class B Adjusted Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class M Adjusted Certificate Principal Balance and the Class B Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date.

     Priority of Distributions. On each Distribution Date the Available Distribution Amount will be distributed in the following amounts and in the following order of priority:

          (i) concurrently, to each Class of Class A Certificates (a) first, the related Interest Distribution Amount for such Distribution Date, with the Available Distribution Amount being allocated among such Classes pro rata based on their respective Interest Distribution Amounts and (b) second, the related Carryover Interest

     Distribution Amount, if any, for such Distribution Date, in each case with the Available Distribution Amount being allocated among such Classes pro rata based on their respective Carryover Interest Distribution Amounts;

          (ii) to the Class M-1 Certificates, (a) first, the related Interest Distribution Amount for such Distribution Date and (b) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date;

          (iii) to the Class M-2 Certificates, (a) first, the related Interest Distribution Amount for such Distribution Date and (b) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date;

          (iv) to the Class B-1 Certificates, (a) first, the related Interest Distribution Amount for such Distribution Date and (b) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date;

          (v) to the Class B-2 Certificates, (a) first, the related Interest Distribution Amount for such Distribution Date and (b) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date;

          (vi) concurrently, to each Class of Class A Certificates, the related Unpaid Certificate Principal Shortfall for the Class A Certificates, if any, for such Distribution Date, allocated among the Class A Certificates pro rata based on their respective Certificate Principal Balances;

          (vii) to the Class A Certificates, the Class A Formula Principal Distribution Amount allocated in the following manner and in the following order of priority; provided, however, that on any Distribution Date on which the Pool Balance is less than or equal to the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, the Class A Formula Principal Distribution Amount will be allocated among the Class A Certificates pro rata based upon their respective Certificate Principal Balances:

             (a) to the Class A-R Certificates until the Class A-R Certificate Principal Balance has been reduced to zero;

             (b) to the Class A-1 Certificates until the Class A-1 Certificate Principal Balance has been reduced to zero;

             (c) to the Class A-2 Certificates until the Class A-2 Certificate Principal Balance has been reduced to zero;

             (d) to the Class A-3 Certificates until the Class A-3 Certificate Principal Balance has been reduced to zero; and

             (e) to the Class A-4 Certificates until the Class A-4 Certificate Principal Balance has been reduced to zero;

          (viii) to the Class M-1 Certificates, (a) first, any related Liquidation Loss Interest Amount for such Distribution Date and (b) second, any related Unpaid Liquidation Loss Interest Shortfall for such Distribution Date;

          (ix) to the Class M-1 Certificates, the related Unpaid Certificate Principal Shortfall for the Class M-1 Certificates, if any, for such Distribution Date;

          (x) to the Class M-1 Certificates, the Class M-1 Formula Principal Distribution Amount, until the Class M-1 Certificate Principal Balance has been reduced to zero;

          (xi) to the Class M-2 Certificates, (a) first, any related Liquidation Loss Interest Amount for such Distribution Date and (b) second, any related Unpaid Liquidation Loss Interest Shortfall for such Distribution Date;

          (xii) to the Class M-2 Certificates, the related Unpaid Certificate Principal Shortfall for the Class M-2 Certificates, if any, for such Distribution Date;

          (xiii) to the Class M-2 Certificates, the Class M-2 Formula Principal Distribution Amount, until the Class M-2 Certificate Principal Balance has been reduced to zero;

          (xiv) to the Class B-1 Certificates, (a) first, any related Liquidation Loss Interest Amount for such Distribution Date and (b) second, any related Unpaid Liquidation Loss Interest Shortfall for such Distribution Date;

          (xv) to the Class B-1 Certificates, the related Unpaid Certificate Principal Shortfall for the Class B-1 Certificates, if any, for such Distribution Date;

          (xvi) to the Class B-1 Certificates, the Class B-1 Formula Principal Distribution Amount, until the Class B-1 Certificate Principal Balance has been reduced to zero;

          (xvii) to the Class B-2 Certificates, (a) first, any related Liquidation Loss Interest Amount for such Distribution Date and (b) second, any related Unpaid Liquidation Loss Interest Shortfall for such Distribution Date;

          (xviii) to the Class B-2 Certificates, the related Unpaid Certificate Principal Shortfall for the Class B-2 Certificates, if any, for such Distribution Date;

          (xix) to the Class B-2 Certificates, the Class B-2 Formula Principal Distribution Amount, until the Class B-2 Certificate Principal Balance has been reduced to zero;

          (xx) to each Class of the Class A Certificates, sequentially in accordance with clause (vii), the Accelerated Principal Distribution Amount for such Distribution Date, in reduction of the Certificate Principal Balance of such Classes, until each is reduced to zero;

          (xxi) to the Class X Certificates, in the following sequential order;

             (a) the current Class X Strip Amount; and

             (b) any Class X Strip Amounts from previous Distribution Dates remaining unpaid;

          (xxii) to the Servicer, an additional servicing fee equal to one-twelfth of the product of 0.08% and the Pool Balance at the beginning of the related Due Period; and

          (xxiii) any remainder to the Class A-R Certificates.

     The 'Cross-over Date' will be the later to occur of (i) the Distribution Date occurring in February 2003 or (ii) the first Distribution Date on which the percentage equivalent of a fraction (which shall not be greater than one) the numerator of which is the aggregate Adjusted Certificate Balance of the Subordinate Certificates plus the Current Overcollateralization Amount for such Distribution Date and the denominator of which is the Pool Balance on such Distribution Date, equals or exceeds 1.75 times the percentage equivalent of a fraction (which shall not be greater than one) the numerator of which is the aggregate Initial Certificate Principal Balance of the Subordinate Certificates and the denominator of which is the Cut-off Date Pool Balance.

     The 'Principal Distribution Tests' will be met in respect of a Distribution Date if the following conditions are satisfied: (i) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Distribution Date does not exceed 5.00%; (ii) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Distribution Date does not exceed 7.00%; (iii) the Cumulative Realized Losses (as defined in the Agreement) as of such Distribution Date do not exceed a certain specified percentage of the Cut-off Date Pool Balance, depending on the year in which such Distribution Date occurs; and (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Distribution Date does not exceed 2.75%. The Average Sixty-Day Delinquency Ratio and the Average Thirty-Day Delinquency Ratio will, in general, be the ratios of the average of the Contract Principal Balances delinquent 60 days or more and 30 days or more, respectively, for the preceding three calendar months to the average Pool Balance for such periods. Cumulative Realized Losses will, in general, be the aggregate Realized Losses incurred in respect of Liquidated Contracts since the Cut-off Date. The Current Realized Loss Ratio will, in general, be the ratio of the aggregate Realized Losses incurred on Liquidated Contracts for the periods specified in the Agreement to an average Pool Balance specified in the Agreement.

     The 'Pool Balance' for any Distribution Date will be equal to (i) the Cut-off Date Pool Balance, less (ii) the aggregate of the Formula Principal Distribution Amounts (without subtracting therefrom any Overcollateralization Reduction Amount) for such Distribution Date and all prior Distribution Dates. The 'Certificate Principal Balance' of each Class of Certificates will be its Initial Certificate Principal Balance reduced by all distributions in respect of principal on such Class.

     With respect to any Distribution Date, the 'Class B-2 Floor Amount' will mean (i) 1.50% of the Cut-off Date Pool Balance, if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero prior to such Distribution Date, and (ii) zero, if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero immediately prior to such Distribution Date.

REALIZED LOSSES ON LIQUIDATED CONTRACTS

     The Formula Principal Distribution Amount for any Distribution Date is intended to include the Contract Principal Balance of each Contract that became a Liquidated Contract during the related Prepayment Period. A Realized Loss will be incurred on a Liquidated Contract in the amount, if any, by which the Liquidation Proceeds, net of Liquidation Expenses, from such Liquidated Contract are less than the Contract Principal Balance of such Liquidated Contract, plus accrued and unpaid interest thereon, plus amounts reimbursable to the Servicer for previously unreimbursed Advances. To the extent that the amount of the Realized Loss is not covered by interest collected on the nondefaulted Contracts in excess of certain interest payments due to be distributed on the Class A, Class M and Class B Certificates and any portion of such interest required to be paid to the Trustee and Servicer as compensation, the amount of such Realized Loss will be allocated first, to reduce the Current Overcollateralization Amount, and then to the Subordinate Certificates. See ' -- Allocation of Liquidation Loss Amounts.'

ALLOCATION OF LIQUIDATION LOSS AMOUNTS

     The 'Liquidation Loss Amount' for any Distribution Date will be the amount, if any, by which the aggregate Certificate Principal Balance of all Certificates (after giving effect to the distributions made on such Distribution Date) exceeds the Pool Balance for such Distribution Date. The Liquidation Loss Amount will be allocated among the Subordinate Certificates in the following order of priority:

          (i) first, to the Class B-2 Certificates, to be applied in reduction of the Adjusted Certificate Principal Balance of such Class until it has been reduced to zero;

          (ii) second, to the Class B-1 Certificates, to be applied in reduction of the Adjusted Certificate Principal Balance of such Class until is has been reduced to zero;

          (iii) third, to the Class M-2 Certificates, to be applied in reduction of the Adjusted Certificate Principal Balance of such Class until it has been reduced to zero; and

          (iv) fourth, to the Class M-1 Certificates, to be applied in reduction of the Adjusted Certificate Principal Balance of such Class until it has been reduced to zero.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES AND THE CLASS X CERTIFICATES

     Credit support for the Class A Certificates will be provided by the subordination of the Subordinate Certificates and the Class X Certificates, effected by the allocation of Liquidation Loss Amounts as described herein and by the preferential application of the Available Distribution Amount to the Class A Certificates relative to the Subordinate Certificates to the extent described herein. The primary credit support for the Class M-1 Certificates will be the subordination of the Class M-2, Class B and Class X Certificates, effected by the allocation of Liquidation Loss Amounts as described herein and by the preferential allocation of the Available Distribution Amount to the Class M-1 Certificates relative to the Class M-2, Class B and Class X Certificates to the extent described herein. The primary credit support for the Class M-2 Certificates will be the subordination of the Class B and Class X Certificates, effected by the allocation of Liquidation Loss Amounts as described herein and by the preferential allocation of the Available Distribution Amount to the Class M-2 Certificates relative to the Class B and Class X Certificates to the extent described herein. The primary credit support for the Class B-1 Certificates will be the subordination of the Class B-2 and Class X Certificates, effected by the allocation of Liquidation Loss Amounts as described herein and by the preferential allocation of the Available Distribution Amount to the Class B-1 Certificates relative to the Class B-2 and Class X Certificates to the extent described herein. See ' -- Distributions -- Priority of Distributions' above.

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
OVERCOLLATERALIZATION

     Excess interest collections will be applied, to the extent available, to make accelerated payments of principal on the Certificates. The 'Accelerated Principal Distribution Amount' for any Distribution Date will be the positive difference, if any, between the Target Overcollateralization Amount and the Current Overcollateralization Amount. The 'Overcollateralization Reduction Amount' will mean the positive difference, if any, between the Current Overcollateralization Amount and the Target Overcollateralization Amount. The 'Current Overcollateralization Amount' will mean, for any Distribution Date, the positive difference, if any, between the Pool Balance and the sum of the Certificate Principal Balances of all then-outstanding Classes of Certificates. The 'Target Overcollateralization Amount' will mean (i) for any Distribution Date prior to the Cross-over Date, 1.75% of the Cut-off Date Pool Balance and
(ii) for any other Distribution Date, the lesser of (a) 1.75% of the Cut-off Date Pool Balance and (b) 3.07% of the then-outstanding Pool Balance; provided, however, that so long as any Class of Certificates is outstanding, the Target Overcollateralization Amount will not be less than 0.50% of the Cut-off Date Pool Balance.

ADVANCES

     On each Deposit Date, the Servicer will be required to advance for deposit to the Certificate Account with respect to the related Distribution Date an amount equal to the difference, if any, between 30 days of interest on the Contracts and amounts in respect of interest actually received on the Contracts during the related Due Period (each, an 'Advance'). The Servicer will not be required (i) to advance principal with respect to any Contract or (ii) to make any Advance that the Servicer believes is not or if made would not be ultimately recoverable from future payments made on the related Contracts, Liquidation Proceeds or otherwise (a 'Nonrecoverable Advance').

     On each Distribution Date, the Servicer will be entitled to reimbursement from collections of payments on the Contracts in respect of any Advances made and not previously reimbursed. Advances are intended to maintain a regular flow of scheduled payments to Certificateholders rather than to guarantee or insure against losses. The Servicer will be reimbursed for Advances out of collections of late Monthly Payments on the Contracts. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of a Contract or upon a Contract becoming a Liquidated Contract, the Servicer will reimburse itself out of funds in the Collection Account for the Advances on such Contract (exclusive of any Advances that were recovered out of Liquidation Proceeds for the related Contract).

COMPENSATING INTEREST

     When an Obligor prepays a Contract between Due Dates, the Obligor is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Pursuant to the Agreement, so long as IndyMac is the Servicer, the Servicing Fee for any month will be reduced by an amount with respect to each prepaid Contract sufficient to pass through to Certificateholders the full amount of interest to which they would be entitled in respect of such Contract on the related Distribution Date (the 'Compensating Interest'). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed in the aggregate the amount of the Servicing Fee for such Distribution Date, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of such excess and IndyMac will have no obligation to reimburse such shortfall.

REPORTS TO CERTIFICATEHOLDERS

     The Trustee will include with each distribution to each Certificateholder a statement as of the related Distribution Date setting forth, among other things:

          (i) the aggregate amount distributed on each Class of Certificates, separately identifying the portion thereof which constitutes principal and interest;

          (ii) the Interest Distribution Amount, Carryover Interest Distribution Amount, Liquidation Loss Interest Amount and Unpaid Liquidation Loss Interest Shortfall in respect of each Class of Certificates;

          (iii) the Formula Principal Distribution Amount and Unpaid Certificate Principal Shortfall in respect of each Class of Certificates;

          (iv) the Accelerated Principal Distribution Amount,
     Overcollateralization Reduction Amount, Target Overcollateralization Amount and Current Overcollateralization Amount;

          (v) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class M-1, Class M-2, Class B-1 and Class B-2 Certificate Principal Balances, after giving effect to the distributions of principal made on such Distribution Date;

          (vi) the Adjusted Certificate Principal Balance of the Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, after giving effect to the distributions of principal and allocation of Liquidation Loss Amounts made on such Distribution Date;

          (vii) the number of and aggregate Contract Principal Balances of Contracts with payments delinquent 30 to 59, 60 to 89 and 90 or more days, respectively;

          (viii) the number of and aggregate Contract Principal Balances of Contracts relating to Manufactured Homes that were repossessed since the immediately preceding Distribution Date;

          (ix) the number of and aggregate Contract Principal Balance of Contracts (other than Liquidated Contracts) relating to Manufactured Homes that were repossessed remaining in the Trust Fund on such Distribution Date;

          (x) the number of and aggregate Contract Principal Balance of Contracts relating to Manufactured Homes that were liquidated since the immediately preceding Distribution Date;

          (xi) the Realized Losses with respect to such Distribution Date;

          (xii) the Cumulative Losses with respect to such Distribution Date;

          (xiii) the Interest Deficiency Amount, if any, for each Class of Subordinate Certificates with respect to such Distribution Date and the amount, if any, of collections received after the end of the related Due Period and prior to such Distribution Date applied to reduce such Interest Deficiency Amount; and

          (xiv) the amount of fees payable out of the Trust Fund.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during such calendar year as to, among other things, the aggregate of interest and principal reported pursuant to clause (i) for such calendar year.

TERMINATION

     The Agreement will provide that on any Distribution Date on or after the first Distribution Date as of which the Pool Balance is less than 10% of the Cut-off Date Pool Balance, the Depositor and the Servicer will each have the option to repurchase all outstanding Contracts and all other property of the Trust Fund at a price equal to the sum of (a) 100% of the unpaid principal balance as of the final Distribution Date, and (b) the lesser of (i) the fair market value of any REO Property (as determined by the Depositor or the Servicer, as the case may be) and (ii) the unpaid principal balance of each Contract related to any REO Property, plus, in each case, any unpaid interest on the Certificates due on prior Distribution Dates, together with interest thereon, to the extent legally permissible, at the related APR on the unpaid principal balance (including any Contract as to which the related Manufactured Home has been repossessed and not yet disposed of). Notwithstanding the foregoing, the foregoing option will not be exercisable unless there will be distributed to the Certificateholders an amount equal to 100% of the Certificate Principal Balance of each Certificate plus one month's interest thereon at the related Pass-Through Rate, any previously undistributed shortfalls in interest due thereon, together with interest thereon, to the extent legally permissible, at the related Pass-Through Rate, and any unpaid Liquidation Loss Interest Amounts. The Servicer shall have the prior right to exercise the option to purchase the Contracts as described above if both the Depositor and the Servicer desire to exercise such option.

     If neither the Depositor nor the Servicer exercises its optional termination right within 90 days after it first becomes eligible to do so, the Trustee will solicit bids for the purchase of all Contracts and other property in the Trust Fund. The Trustee will sell such Contracts and other property only if the net proceeds to the Trust from such sale would at least equal the Termination Price. If the net proceeds from such sale would not at least equal the Termination Price, the Trustee will decline to sell the Contracts and other property of the Trust and will not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Contracts and other property of the Trust.

     The 'Termination Price' will equal the sum of (1) any Liquidation Expenses incurred by the Servicer in respect of any Contract that has not yet been liquidated, (2) all amounts required to be reimbursed or paid to the Servicer in respect of previously unreimbursed Advances and (3) the greater of (a) the sum of (i) the aggregate Contract Principal Balance, plus accrued and unpaid interest thereon at the related APRs through the end of the Due Period immediately preceding the Due Period in which the terminating purchase will occur, plus (ii) the lesser of (A) the aggregate Contract Principal Balance of each Contract that had been secured by any Manufactured Home acquired by the Servicer in a repossession or foreclosure (each, an 'REO Property') remaining in the Trust, plus accrued interest thereon at the related APR through the end of the Due Period immediately preceding the Due Period in which the terminating purchase will occur, and (B) the current appraised value of any such REO Property (net of Liquidation Expenses to be incurred in connection with the disposition of such property estimated in good faith by the Servicer), such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee, plus all previously unreimbursed Advances made in respect of such REO Property, and (b) the aggregate fair market value of the Trust Fund (as determined by the Servicer as will be described in the Agreement). The fair market value of the assets of the Trust as determined for purposes of a terminating purchase will be deemed to include accrued interest at the applicable APR on the Contract Principal Balance (including any Contract that had been secured by a REO Property, which REO Property has not yet been disposed of by the Servicer) through the end of the Due Period immediately preceding the Due Period in which the terminating purchase will occur. The basis for any such valuation shall be furnished by the Servicer to the Certificateholders upon request.

     On the date of any termination of the Trust, the Termination Price will be distributed (i) first to the Servicer to reimburse it for all previously unreimbursed Liquidation Expenses and Advances and (ii) second to the Certificateholders in accordance with the distribution priorities set forth herein under ' -- Distributions -- Priority of Distributions.' Upon the termination of the Trust and payment of all amounts due on the Certificates and all administrative expenses associated with the Trust, any remaining assets of the Trust will be sold and the proceeds distributed to the holders of the Class A-R Certificates in accordance with the Agreement.

TERMINATION OF THE AGREEMENT

     The Agreement will terminate upon the last action required to be taken by the Trustee on the final Distribution Date following the earliest to occur of
(i) the purchase by the Depositor or the Servicer of all Contracts and all other property in the Trust Fund as described herein under ' -- Termination,' (ii) the sale of the Contracts and other property in the Trust Fund by the Trustee as described herein under ' -- Termination' or (iii) the final payment or other liquidation (or any Advance with respect thereto) of the last Contract remaining in the Trust Fund or the disposition of all property acquired upon repossession of any Manufactured Home.

     Upon presentation and surrender of the Offered Certificates, the Trustee will cause to be distributed, to the extent of funds available, to Certificateholders on the final Distribution Date in proportion to their respective Percentage Interests an amount equal to the respective Certificate Principal Balances of the Offered Certificates, together with any unpaid interest on such Offered Certificates due on prior Distribution Dates, together with interest thereon, to the extent legally permissible, at the related Pass-Through Rate, and any Liquidation Loss Interest Amounts for such Class and one month's interest at the applicable Pass-Through Rate on such unpaid Certificate Principal Balances; provided that such funds will be distributed in the applicable order of priority specified herein under ' -- Distributions -- Priority of Distributions.' If the Agreement is then being terminated, any amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after distribution to the holders of the Certificates will be distributed to the Class A-R Certificateholders in accordance with the Agreement.

SERVICING COMPENSATION

     For its servicing of the Contracts, on each Distribution Date (i) the Servicer will be entitled to receive a monthly servicing fee (which shall not be less than zero) equal to the excess of (A) one-twelfth of the product of 1.00% and the Pool Balance as of the first day of the related Due Period (the 'Servicing Fee'), whether or not the related payments on the Contracts are received over (B) the amount, if any, by which interest received on Simple Interest Contracts is less than 30 days of interest due to a calendar month being less than 30 days long, to the extent that the Servicer has not advanced such amounts, and (ii) as additional servicing compensation, the

Servicer will receive amounts pursuant to clause (xxii) under ' -- Distributions -- Priority of Distributions.' See ' -- Payments on Contracts; Collection Account; Certificate Account' herein.

     The Servicer will also be entitled to retain, as compensation for the additional services provided in connection with the performance of its servicing obligations under the Agreement, any fees for late payments made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption and similar fees for permitted assumptions of Contracts by purchasers of the related Manufactured Homes. The Servicer also will be entitled to retain as additional servicing compensation amounts in respect of interest on principal prepayments in full of a Contract received after the Contract's Due Date during any Prepayment Period, but, correspondingly, its Servicing Fee will be reduced by amounts in respect of interest on principal prepayments in full of a Contract received in advance of the Contract's Due Date during such Prepayment Period.

COMPENSATION OF THE TRUSTEE

     For its services, on each Distribution Date the Trustee will be entitled to receive a monthly trustee fee as described in the Agreement (the 'Monthly Trustee Fee').

CERTAIN OTHER MATTERS REGARDING THE SERVICER

     Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement, so long as such successor has a net worth of at least $10 million and has serviced at least $100 million of manufactured housing contracts for at least one year.

HAZARD INSURANCE POLICIES

     The Servicer will be obligated to cause to be maintained one or more hazard insurance policies with respect to each Manufactured Home (other than any Manufactured Home in repossession) in an amount at least equal to the lesser of its maximum insurable value or the principal amount due from the Obligor under the related Contract. Such hazard insurance policies will, at a minimum, provide fire and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies, with customary deductible amounts.

     All amounts collected by the Servicer under a hazard insurance policy will be applied either to the restoration or repair of the related Manufactured Home or against the principal balance of the related Contract upon repossession of such Manufactured Home, after reimbursing the Servicer for amounts previously advanced by it for such purposes. The Servicer may satisfy its obligation to maintain hazard insurance policies by maintaining a blanket policy insuring against hazard losses on all the Manufactured Homes. Such blanket policy may contain a deductible clause, in which case the Servicer will be required to make payments to the Trust Fund in the amount of any deductible amounts in connection with insurance claims on repossessed Manufactured Homes. See 'Description of the Certificates -- Standard Hazard Insurance' and 'Description of Insurance -- Standard Hazard Insurance Policies on the Manufactured Homes' in the Prospectus.

     If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will be required to either maintain a Hazard Insurance Policy with respect to such Manufactured Home meeting the requirements set forth above, or to indemnify the Trust against any damage to such Manufactured Home prior to resale or other disposition.

EVIDENCE AS TO COMPLIANCE

     The Servicer will be required to deliver to the Trustee on or before March 31 of each year, beginning March 31, 1999, an officer's certificate executed by an officer of the Servicer stating that (i) a review of the activities of the Servicer during the preceding calendar year (or shorter period in the case of the first such officer's certificate) and of performance under the Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, the Servicer has fulfilled all its obligations under the Agreement throughout such year (or longer period in the case of the first such officer's certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate will be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Contracts under the Agreement, conducted in accordance with generally accepted auditing standards or such other audit or review program used by the Servicer, the Servicer's servicing has been conducted in compliance with the provisions of the Agreement (or such agreements), except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as may be set forth in such statement.

EVENTS OF DEFAULT

     'Events of Default' under the Agreement will consist of (i) any failure by the Servicer to make any deposit or payment required of it under the Agreement which continues unremedied for five days after the giving of written notice of such failure; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days after the giving of written notice of such failure or breach; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or other similar proceedings regarding the Servicer. 'Notice' as used in this paragraph will mean notice to the Servicer by the Trustee or the Depositor, or to the Servicer, the Trustee and the Depositor by the Holders of Certificates evidencing, in the aggregate, interests ('Fractional Interests') at least equal to 25% of the principal balance of all Certificates. The foregoing description of Events of Default replaces the description under 'Description of the Certificates -- Events of Default' in the Prospectus.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the Holders of Certificates evidencing Fractional Interests aggregating not less than 51%, shall, terminate all of the rights and obligations of the Servicer under the Agreement and in and to the related Contracts, whereupon (i) (subject to applicable law regarding the Trustee's ability to make Advances) the Trustee or (ii) a successor Servicer appointed by the Trustee with a net worth of at least $10 million that has serviced at least $100 million of manufactured housing contracts for at least one year will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Default other than such appointment has occurred, such trustee or official may have the power to prevent the Trustee or such Certificateholders from effecting a transfer of servicing. If the Trustee is obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer as described above. Pending such appointment, the Trustee will be obligated to act in such capacity. The Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than a monthly amount specified in the Agreement. The foregoing description of rights upon an Event of Default replaces the description under 'Description of the Certificates -- Rights Upon Event of Default' in the Prospectus.

AMENDMENT

     The Agreement may be amended by the Depositor, the Servicer and the Trustee without the consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add to the duties or obligations of the Servicer, (iv) to obtain a rating from a nationally recognized rating agency or to maintain or improve the then-current ratings of any Class of Certificates (it being understood that none of the Trustee, the Depositor or the Servicer will be obligated to obtain, maintain or improve any rating assigned to any Class of Certificates after the Closing Date), (v) to amend the Principal Distribution Tests or certain loss or delinquency ratios as specified in the Agreement or
(vi) to make any other provisions with respect to matters or questions arising under the Agreement; provided, however, that in the case of clause (vi), any such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders; provided further, that in the case of clause (v), any such action may be taken only after the Trustee has received from each Rating Agency a confirmation that such action will not result in the reduction or withdrawal of any then current rating of a Certificate. The Agreement may also be amended by the Depositor, the Servicer and the Trustee with the consent of at least 66% (by Certificate Principal Balance) of the Holders of Certificates of each Class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, any distributions on any Certificate, without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding or (iii) adversely affect the status of the Trust Fund as a REMIC.

     The Agreement may also be amended from time to time, without the consent of any Certificateholders, by the Depositor, the Trustee and the Servicer to modify, eliminate or add to the provisions of the Agreement to (i) maintain the qualification of the Trust Fund as a REMIC under the Code or avoid, or minimize the risk of, the imposition of any tax on the Trust Fund under the Code that would be a claim against the Trust Fund, or (ii) prevent the Trust Fund from entering into any 'prohibited transaction' as defined in Section 860F of the Code; provided, that (a) an opinion of counsel is delivered to the Trustee to the effect that such action is necessary or appropriate to maintain such qualification or avoid any such tax or minimize the risk of its imposition or prevent the Trust Fund from entering into such prohibited transaction, as the case may be, and (b) such amendment may not adversely affect in any material respect the interests of any Certificateholder.

VOTING

     The Agreement will provide that, solely for the purposes of giving any consent, notice, waiver, request or demand pursuant to the Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate of the Servicer and any Certificate in respect of which the Servicer or any affiliate thereof is the Certificate Owner shall be deemed not to be outstanding and the Percentage Interest and Fractional Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Fractional Interests necessary to effect such consent, notice, waiver, request or demand has been obtained, unless, in the case of (i) the Class A Certificates, all Class A Certificates are held by such persons, (ii) the Class M Certificates, all Class A Certificates and Class M Certificates are held by such persons or (iii) the Class B Certificates, all Certificates are held by such persons, or, in each case, the Certificates of the related Class or Classes have been fully paid.

THE TRUSTEE

     The Bank of New York, a banking corporation organized under the laws of the State of New York, will be the Trustee. Its 'Corporate Trust Office' is located at 101 Barclay Street, New York, New York 10286, telephone (212) 815-2007. The Depositor, IndyMac and their respective affiliates may engage in commercial transactions with the Trustee from time to time.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Depositor will also be obligated to appoint a successor Trustee. In addition, the Holders of Class A Certificates or, after the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, Holders of Class M and Class B Certificates evidencing Fractional Interests of more than 50% of the Class A or the Class M and Class B Certificates, as the case may be, may remove the Trustee at any time and appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

REGISTRATION OF THE OFFERED CERTIFICATES

     The Class A-1, Class A-2, Class A-3, Class A-4, Class M and Class B-1 Certificates. The Offered Certificates other than the Class A-R Certificates will be Book-Entry Certificates. Certificate Owners will hold their Offered Certificates through DTC if they are participants of such system, or indirectly through organizations which are participants in such system. The Book-Entry Certificates will be issued as one or more certificates with aggregate principal balances equal to the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations of $1,000. Except as described below, no

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
person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term will be used in the Agreement. Certificate Owners will be permitted to exercise their rights only indirectly through DTC and its participating members (the 'DTC Participants').

     A Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC Participant).

     Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and DTC Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'DTC Rules'), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates will similarly be required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not DTC Participants may transfer ownership of Offered Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective DTC Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective DTC Participants will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of selling and purchasing Certificateholders.

     Transfers between DTC Participants will occur in accordance with DTC Rules.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules as in effect from time to time.

     Distributions on Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of the Offered Certificates in the secondary market since certain potential investors may be unwilling to purchase

Offered Certificates for which they cannot obtain physical certificates. See 'Risk Factors -- Limited Liquidity; Lack of SMMEA Eligibility of the Class M-2 and Class B-1 Certificates' herein.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take actions permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through DTC or (c) after the occurrence of an Event of Default, Certificate Owners having Fractional Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, it will be under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Depositor, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Class A-R Certificates. The Class A-R Certificates will be issued in definitive form as one fully registered physical certificate representing the entire Class A-R Certificate Principal Balance. The certificates representing the Class A-R Certificates will be subject to certain transfer restrictions. See 'ERISA Considerations -- Class A-R Certificates' herein and 'ERISA Considerations' in the Prospectus.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received by the Depositor from the sale of the Offered Certificates will be used to purchase the Contracts from IndyMac, to pay the costs, if any, of carrying the Contracts until sale of the Offered Certificates and to pay other expenses connected with pooling the Contracts, issuing the Certificates and selling the Offered Certificates.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following information supplements the information in the Prospectus under 'Certain Legal Aspects of the Mortgage Loans and Contracts.'

LAND-AND-HOME CONTRACTS

     General. The Land-and-Home Contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

     Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the related real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

     Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, with respect to a Land-and-Home Contract, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeds, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

     The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Report Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Contracts such as the Trust Fund.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     An election will be made to treat the Contract Pool and certain other assets of the Trust as a REMIC for federal income tax purposes (the 'Pooling REMIC'). An election also will be made to treat the 'regular interests' in the Pooling REMIC and certain other assets of the Trust as another REMIC for federal income tax purposes (the 'Issuing REMIC'). The Class A Certificates (other than the Class A-R Certificates), the Class M Certificates, the Class B Certificates and the Class X Certificates (including Class X components) will be designated as 'regular interests' in the Issuing REMIC and the Class A-R Certificates will represent the beneficial ownership of the 'residual interest' in each of the Pooling REMIC and the Issuing REMIC. In order for the REMIC standards to be met, substantially all of the assets of the Trust must consist of qualified mortgages or permitted investments. Section 860G(a)(3) of the Code contains the definition of 'qualified mortgages' for REMIC purposes. The regulations promulgated by the Internal Revenue Service under Sections 860A through 860G of the Code provide that obligations secured by interests in manufactured housing that qualify as 'single family residences' within the meaning of Section 25(e)(10) of the Code may be treated as qualified mortgages of the REMIC. Under Section 25(e)(10), the term 'single family residence' includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used in a fixed location. Accordingly, assuming a timely election to be treated as a REMIC is made and further assuming the compliance by the Trust Fund with all the terms of the Agreement, Brown & Wood LLP will be of the opinion that (i) the Pooling REMIC and the Issuing REMIC will qualify as a REMIC within the meaning of the Code, (ii) the Class A (other than the Class A-R Certificates), Class X, Class M and Class B Certificates will constitute 'regular interests' in the Issuing REMIC and (iii) the Class A-R Certificates will constitute the sole class of 'residual interests' in each of the Pooling REMIC and the Issuing REMIC.

     Because the Offered Certificates (other than the Class A-R Certificates) will be considered REMIC regular interests, they will be taxable debt obligations under the Code and interest paid or accrued on such Certificates, including any original issue discount, will be taxable to the holders of such Certificates in accordance with the accrual method of accounting, regardless of such Certificateholders' usual methods of accounting. Each Offered Certificate (other than the Class A-R Certificates) will be treated by the Trust as issued with original issue discount only if its stated principal amount exceeds its issue price by more than a statutorily defined de minimis amount. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Contracts at a rate equal to 180% of the Prepayment Model. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See 'Material Federal Income Tax Consequences' herein and in the Prospectus.

     The Offered Certificates will be treated as (i) assets described in Section 7701(a)(19)(C) of the Code and (ii) 'real estate assets' within the meaning of
Section 856(c)(5) of the Code, in each case to the extent described in the Prospectus. Interest on the Offered Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as real estate assets. See 'Material Federal Income Tax Consequences' in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see 'Material Federal Income Tax Consequences' in the Prospectus. For this purpose, applicable references therein to Mortgage Loans and Mortgage Pool shall be deemed to be to Contracts and Contract Pool, respectively.

ORIGINAL ISSUE DISCOUNT

     The Offered Certificates (other than the Class A-R Certificates) may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Contracts at a rate equal to 180% of the Prepayment Model. No representation is made as to whether the Contracts will prepay at that rate or any other rate. See 'Yield and Prepayment Considerations' herein and 'Material Federal Income Tax Consequences' in the Prospectus.

EFFECT OF LOSSES AND DELINQUENCIES

     As described herein under 'Description of the Certificates,' the Class M and Class B Certificates will be subordinated to the Senior Certificates. In the event there are losses or delinquencies on the Contracts, amounts that otherwise would be distributed on the Class M or Class B Certificates may instead be distributed on the Senior Certificates. Holders of the Class M and Class B Certificates nevertheless will be required to report interest with respect to such Class M or Class B Certificates under an accrual method without giving effect to delays and reductions in distributions on such Certificates attributable to losses and delinquencies on the Contracts in the Contract Pool, except to the extent it can be established, for tax purposes, that such amounts are uncollectible. As a result, the amount of income reported by holders of the Class M or Class B Certificates in any period could significantly exceed the amount of cash distributed to such holders in that period. The holders of Class M or Class B Certificates will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on such Certificates is reduced as a result of losses and delinquencies on the Contracts in the Contract Pool. However, the timing and character of such losses or reductions in income are uncertain, and holders of the Class M or Class B-1 Certificates are urged to consult their own tax advisors on this point.

CLASS A-R CERTIFICATES

     In addition to the stated Initial Certificate Principal Balance, the Class A-R Certificates will be entitled to receive the proceeds of the remaining assets of the Trust, if any, after the distribution of all amounts due to all other Classes of Certificates. It is not anticipated that there will be any material assets remaining in such circumstances.

     The holders of the Class A-R Certificates must include the taxable income of each REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Class A-R Certificate recognized by a holder may be treated as 'excess inclusion' income, which with limited exceptions, is subject to U.S. federal income tax.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Also, purchasers of a Class A-R Certificate should consider carefully the tax consequences of an investment in Class A-R Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See 'Material Federal Income Tax Consequences -- REMIC Trust
Funds -- Taxation of Owners of REMIC Residual Certificates' in the Prospectus. Specifically, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class A-R Certificate will be treated as a 'noneconomic' residual interest, a 'non-significant value' residual interest and a 'tax avoidance potential' residual interest.

                              ERISA CONSIDERATIONS

     ERISA imposes certain restrictions on employee benefit plans that are subject to ERISA ('Plans') and on persons who are fiduciaries with respect to such Plans. See 'ERISA Considerations' in the Prospectus.

CLASS A CERTIFICATES (OTHER THAN THE CLASS A-R CERTIFICATES)

     As discussed in the Prospectus under 'ERISA Considerations' and subject to the limitations discussed thereunder, it is expected that Credit Suisse First Boston Corporation's PTE (as such term is defined in the Prospectus) will apply to the acquisition and holding by Plans of Class A Certificates (other than the Class A-R Certificates) sold by the Underwriters and that all conditions of Credit Suisse First Boston Corporation's PTE other than those within the control of the investors have been met. In addition, as of the date hereof, no Obligor with respect to Contracts included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

     Employee benefit plans that are governmental plans and certain church plans (in each case as defined in Sections 3(32) and 3(33), respectively, of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code, of the Plan's acquisition and ownership of Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that Credit Suisse First Boston Corporation's PTE or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See 'ERISA Considerations' in the Prospectus.

CLASS A-R CERTIFICATES

     Because the characteristics of the Class A-R Certificates may not meet the requirements of Prohibited Transaction Class Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts), Credit Suisse First Boston Corporation's PTE or any other issued exemption under ERISA, the purchase and holding of the Class A-R Certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class A-R Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, the Depositor and the Servicer, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an 'insurance company general account' (as such term is defined in Section V(e) of Prohibited Transactions Class Exemption 95-60 ('PTCE 95-60')) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee, the Depositor and the Servicer that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust Fund being deemed to be 'plan assets' and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in the Agreement. In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

CLASS M AND CLASS B-1 CERTIFICATES

     As discussed in the Prospectus, because subordinate certificates such as the Class M and Class B-1 Certificates are subordinated to the Class A Certificates, Credit Suisse First Boston Corporation's PTE will not apply to the Class M and Class B-1 Certificates. As such, no transfer of a Class M or Class B-1 Certificate will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Depositor an opinion of counsel to the effect that the purchase or holding of a Class M or Class B-1 Certificate by such Plan will not result in the assets of the Trust Fund being deemed to be 'plan assets' and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in the Agreement. Unless such opinion or representation is delivered, each person acquiring a Class M or Class B-1 Certificate will be deemed to represent to the Trustee, the Depositor and the Servicer that such person is not a Plan subject to ERISA or Section 4975 of the Code and is not acting on behalf of or investing assets of such a Plan. Purchasers who are insurance companies purchasing Class M or Class B-1 Certificates with funds from their 'general accounts' may instead represent with respect to their acquisition of a beneficial interest in such Certificates that such purchase is covered under Sections I and II of the Prohibited Transaction Class Exemption 95-60. See 'ERISA Considerations' in the Prospectus.

                        LEGAL INVESTMENT CONSIDERATIONS

     For so long as the Class A and Class M-1 Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, such Certificates will constitute 'mortgage related securities' under SMMEA and, as such, will be 'legal investments' for certain types of institutional investors to the extent provided in SMMEA. Because the Class M-2 and Class B-1 Certificates will not be rated by a nationally recognized statistical rating organization in one of its two highest categories, the Class M-2 and Class B-1 Certificates will not constitute 'mortgage related securities' under SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

     The Depositor makes no other representation as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See 'Legal Investment' in the Prospectus.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated July 10, 1998 (the 'Underwriting Agreement'), the underwriters named below (the 'Underwriters'), for whom Credit Suisse First Boston Corporation is acting as representative (the 'Representative'), have severally but not jointly agreed to purchase from the Depositor the following respective principal amounts of the Offered Certificates.

                                              CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4
UNDERWRITERS                                 CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
------------------------------------------   -----------    -----------    -----------    -----------

Credit Suisse First Boston Corporation....   $29,650,000    $19,800,000    $14,850,000    $26,639,000
Morgan Stanley & Co. Incorporated.........    29,650,000     19,800,000     14,850,000     26,639,000
                                             -----------    -----------    -----------    -----------
     Total................................   $59,300,000    $39,600,000    $29,700,000    $53,278,000
                                             -----------    -----------    -----------    -----------
                                             -----------    -----------    -----------    -----------

                                              CLASS A-R      CLASS M-1      CLASS M-2      CLASS B-1
UNDERWRITERS                                 CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
------------------------------------------   -----------    -----------    -----------    -----------

Credit Suisse First Boston Corporation....   $       100    $ 9,180,000    $ 4,590,000    $ 4,877,000
Morgan Stanley & Co. Incorporated.........             0      9,180,000      4,590,000      4,877,000
                                             -----------    -----------    -----------    -----------
     Total................................   $       100    $18,360,000    $ 9,180,000    $ 9,754,000
                                             -----------    -----------    -----------    -----------
                                             -----------    -----------    -----------    -----------

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Offered Certificates, if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated.

     The Depositor has been advised by the Representative that the Underwriters propose to offer the Offered Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement and, through the Representative, to certain dealers at such price less a concession, based on Initial Certificate Principal Balances, not in excess of 0.100% of the Class A-1 Certificates, 0.130% of the Class A-2 Certificates, 0.180% of the Class A-3 Certificates, 0.270% of the Class A-4 Certificates, 0.150% of the Class A-R Certificates, 0.330% of the Class M-1 Certificates, 0.430% of the Class M-2 Certificates and 0.540% of the Class B-1 Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of, based on Initial Certificate Principal Balances, 0.125% of the Class A-1 Certificates, 0.125% of the Class A-2 Certificates, 0.125% of the Class A-3 Certificates, 0.125% of the Class A-4 Certificates, 0.125% of the Class A-R Certificates, 0.125% of the Class M-1 Certificates, 0.125% of the Class M-2 Certificates and 0.125% of the Class B-1 Certificates to certain other dealers. After the initial public offering of each Class of Offered Certificates, the public offering price and such concessions for such Class may be changed.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated.

     Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exemption to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of each Class of Offered Certificates. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

     Neither the Depositor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor any Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the Offered Certificates in Canada is being made only on a private placement basis exempt from the requirement that the Depositor prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Offered Certificates are effected. Accordingly, any resale of the Offered Certificates in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Offered Certificates.

REPRESENTATIONS TO PURCHASERS

     Each purchaser of Offered Certificates in Canada who receives a purchase confirmation will be deemed to represent to the Depositor and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Offered Certificates without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as a principal and not as agent, and (iii) such purchaser has reviewed the text above under ' -- Resale Restrictions.'

RIGHTS OF ACTION AND ENFORCEMENT

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

     All of the Trust's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the Trust and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Trust or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of Offered Certificates to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Offered Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Depositor. Only one such report must be filed in respect of Offered Certificates acquired on the same date and under the same prospectus exemption.

                                 LEGAL MATTERS

     The validity of the Offered Certificates will be passed upon for the Depositor and the Underwriters by Brown & Wood LLP, San Francisco, California. The material federal income tax consequences of the Offered Certificates will be passed upon for the Depositor by Brown & Wood LLP, San Francisco, California. Certain legal matters will be passed upon for IndyMac by Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to the issuance of (i) the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-R Certificates that they be rated 'AAA' by each of S&P and Fitch, (ii) the Class M-1 Certificates that they be rated at least 'AA' by each of S&P and Fitch, (iii) the Class M-2 Certificates that they be rated at least 'A' by each of S&P and Fitch and (iv) the Class B-1 Certificates that they be rated at least 'BBB' by each of S&P and Fitch.

     There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the assigning Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the related Class of Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

     The Depositor has not requested a rating on the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate any or all Classes of Offered Certificates, or if it does, what rating would be assigned by any such other rating agency. A rating on any or all of the Offered Certificates by other rating agencies, if assigned at all, may be lower than the rating assigned to such Offered Certificates by the Rating Agencies.

                            INDEX OF PRINCIPAL TERMS

     Set forth below is a list of certain of the more significant capitalized terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found.

TERM                                          PAGE
-----------------------------------------------------
Accelerated Principal Distribution
  Amount...................................       S-42
Additional Contracts.......................       S-10
Adjusted Certificate Principal Balance.....        S-9
Advance....................................       S-42
Agreement..................................        S-3
Available Distribution Amount..............       S-35
Book-Entry Certificates....................        S-4
Business Day...............................        S-5
Carryover Interest Distribution Amount.....       S-35
Certificate Account........................       S-32
Certificate Owners.........................        S-4
Certificate Principal Balance..............       S-40
Certificateholders.........................        S-5
Certificates...............................   S-1, S-3
Class......................................        S-3
Class A-1 Certificates.....................   S-2, S-3
Class A-2 Certificates.....................   S-2, S-3
Class A-3 Certificates.....................   S-2, S-3
Class A-4 Certificates.....................   S-2, S-3
Class A Certificates.......................   S-2, S-3
Class A Formula Principal Distribution
  Amount...................................       S-37
Class A Percentage.........................       S-38
Class A-R Certificates.....................   S-2, S-3
Class B-1 Certificates.....................   S-2, S-3
Class B-1 Formula Principal Distribution
  Amount...................................       S-38
Class B-1 Liquidation Loss Amount..........        S-8
Class B-2 Certificates.....................   S-2, S-3
Class B-2 Floor Amount.....................       S-41
Class B-2 Formula Principal Distribution
  Amount...................................       S-38
Class B-2 Liquidation Loss Amount..........        S-8
Class B Percentage.........................       S-38
Class M Certificates.......................        S-3
Class M-1 Certificates.....................   S-2, S-3
Class M-1 Formula Principal Distribution
  Amount...................................       S-37
Class M-1 Percentage.......................       S-38
Class M-1 Liquidation Loss Amount..........        S-8
Class M-2 Certificates.....................   S-2, S-3
Class M-2 Formula Principal Distribution
  Amount...................................       S-38
Class M-2 Percentage.......................       S-38
Class M-2 Liquidation Loss Amount..........        S-8
Class X Certificates.......................   S-2, S-3
Class X Strip Amount.......................       S-34
Closing Date...............................        S-4
Code.......................................  S-2, S-12

TERM                                          PAGE
-----------------------------------------------------
Compensating Interest......................       S-42
Contract Pool..............................       S-10
Contract Principal Balance.................        S-8
contracts..................................       S-18
Contracts..................................  S-1, S-10
Corporate Trust Office.....................       S-47
Cross-over Date............................       S-40
Current Overcollateralization Amount.......       S-42
Cut-off Date...............................        S-4
Cut-off Date Pool Balance..................       S-10
Deposit Date...............................       S-34
Depositor..................................   S-1, S-3
Determination Date.........................       S-35
Distribution Date..........................   S-2, S-5
DTC........................................        S-4
Due and Prepayment Period..................        S-4
Eligible Account...........................       S-34
ERISA......................................       S-13
Events of Default..........................       S-46
Final Scheduled Distribution Date..........        S-9
Fitch......................................       S-14
Floating Rate Determination Date...........       S-35
Formula Principal Distribution Amount......       S-37
Fractional Interests.......................       S-46
HUD........................................       S-22
IndyMac....................................   S-1, S-3
IndyMac Initial Contracts..................       S-11
IndyMac Initial Pool Balance...............       S-11
Initial Certificate Principal Balance......        S-3
Initial Contracts..........................       S-10
Initial Pool Balance.......................       S-10
Interest Accrual Period....................       S-35
Interest Deficiency Amount.................       S-36
Interest Deficiency Event..................       S-36
Interest Distribution Amount...............       S-35
Issuing REMIC.............................. S-12, S-52
Land-and-Home Contracts....................       S-10
Liquidated Contract........................        S-8
Liquidation Expenses.......................        S-7
Liquidation Loss Amount....................  S-8, S-41
Liquidation Loss Interest Amount...........  S-8, S-36
Liquidation Proceeds.......................        S-7
Manufactured Homes.........................       S-10
manufactured housing contracts.............       S-18
MHD........................................       S-22
Modeling Assumptions.......................       S-27
Monthly Trustee Fee........................       S-45
Mortgage...................................       S-12
Nonrecoverable Advance.....................       S-42

TERM                                          PAGE
-----------------------------------------------------
Obligor....................................       S-25
Offered Certificates.......................   S-2, S-4
One-Month LIBOR............................       S-36
Overcollateralization Reduction Amount.....       S-42
Pass-Through Rate..........................        S-3
Percentage Interest........................        S-4
Pool Balance...............................       S-40
Pooling REMIC.............................. S-12, S-52
Prepayment Model...........................       S-27
Principal Distribution Tests...............       S-40
Prospectus.................................        S-2
Purchased Initial Contracts................       S-11
Rating Agencies............................       S-14
Record Date................................        S-5
Reference Banks............................       S-36
REITs......................................       S-13
REMIC......................................        S-2
REO Property...............................       S-44
Repurchase Price...........................       S-33

TERM                                          PAGE
-----------------------------------------------------
Reserve Interest Rate......................       S-36
Sample Pool................................ S-11, S-19
S&P........................................       S-14
Seller.....................................        S-3
Senior Certificates........................   S-2, S-3
Servicer...................................   S-3, S-9
Servicing Fee..............................       S-44
Subordinate Certificates...................   S-2, S-3
Target Overcollateralization Amount........  S-7, S-42
Termination Price..........................       S-43
Trust......................................        S-1
Trust Fund.................................        S-4
Trustee....................................        S-3
UCC........................................       S-17
Underwriting Agreement.....................       S-55
Unpaid Certificate Principal Shortfall.....       S-37
Unpaid Liquidation Loss Interest
  Shortfall................................       S-36
Weighted Average Net Contract Rate.........       S-36

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS
                       ASSET BACKED SECURITIES CORPORATION
                                   Depositor
               Conduit Mortgage and Manufactured Housing Contract
                 Pass-Through Certificates (Issuable in Series)
                         ------------------------------
    The Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the 'Certificates') offered hereby and by the related Prospectus Supplements will be offered from time to time in series (each, a 'Series') in one or more separate classes (each, a 'Class'), which may be divided into one or more subclasses (each, a 'Subclass'), that represent interests in specified percentages of principal and interest (a 'Percentage Interest') with respect to the related Mortgage Pool or Contract Pool (each, as defined below), or that have been assigned a Stated Principal Balance and an Interest Rate (as such terms are defined herein), as more fully set forth herein, and will evidence the undivided interest or beneficial interest specified in the related Prospectus Supplement in one of a number of trusts, each to be created by Asset Backed Securities Corporation (the 'Depositor') from time to time. The trust property of each trust (the 'Trust Fund') will consist of (a) a pool (the 'Mortgage Pool') containing (i) conventional one- to four-family residential mortgage loans, (ii) mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations, (iii) loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling, (iv) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Certificates (collectively, the 'Rating Agency') for a rating in one of the four highest rating categories of such Rating Agency (such loans and participation certificates being referred to collectively hereinafter as the 'Mortgage Loans'), or (v) certain conventional mortgage pass-through certificates (the 'Mortgage Certificates') and related property or
(b) a pool (the 'Contract Pool') of manufactured housing installment or conditional sales contracts and installment loan agreements (the 'Contracts') or participation certificates representing participation interests in such Contracts and related property conveyed to such trust by the Depositor and (c) certain other assets, if any, described herein under 'The Trust Fund -- Government Securities,' 'The Trust Fund -- Private Label Custody Receipt Securities,' 'Credit Support' and 'Description of Insurance' and in the related Prospectus Supplement. The Mortgage Loans may be conventional mortgage loans, conventional cooperative loans, mortgage loans insured by the Federal Housing Administration (the 'FHA'), or mortgage loans partially guaranteed by the Veterans Administration (the 'VA'), or any combination of the foregoing, bearing fixed or variable rates of interest. The Contracts may be conventional contracts, contracts insured by the FHA or partially guaranteed by the VA, or any combination of the foregoing, bearing fixed or variable rates of interest, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the rights of the holders of the Certificates of one or more Classes or Subclasses of a Series to receive distributions with respect to the related Mortgage Pool or Contract Pool may be subordinated to such rights of the holders of the Certificates of one or more Classes or Subclasses of such Series to the extent described herein and in such Prospectus Supplement. As provided in the applicable Prospectus Supplement, the timing of payments, whether of principal or of interest, to any one or more of such Classes or Subclasses may be on a sequential or a pro rata basis, or a combination thereof. The Prospectus Supplement with respect to each Series will also set forth specific information relating to the Trust Fund with respect to the Series in respect of which the Prospectus is being delivered, together with specific information regarding the Certificates of such Series.

    The Certificates do not represent an obligation of or interest in the Depositor or any affiliate thereof. Neither the Certificates, the Mortgage Loans, the Contracts nor the Mortgage Certificates are insured or guaranteed by any governmental agency or instrumentality, except to the extent provided herein.

    PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER 'ERISA CONSIDERATIONS' HEREIN AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

    SEE 'RISK FACTORS' BEGINNING ON PAGE 17 HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT POTENTIAL INVESTORS SHOULD CONSIDER IN DETERMINING WHETHER TO INVEST IN THE CERTIFICATES OF A SERIES IN RESPECT OF WHICH THIS PROSPECTUS IS BEING DELIVERED.

    Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include Credit Suisse First Boston Corporation, an affiliate of the Depositor, as more fully described under 'Plan of Distribution' and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

    There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

    The Depositor, as specified in the applicable Prospectus Supplement, may elect to treat the Trust Fund with respect to certain Series of Certificates, in whole or in part, as one or more Real Estate Mortgage Investment Conduits (each, a 'REMIC'). See 'Material Federal Income Tax Consequences.'

    If so specified in the Prospectus Supplement relating to a Series of Certificates, the Certificates of such Series may be subject to early termination and may receive Special Distributions (as defined herein) in reduction of the Stated Principal Balance (as defined herein) under the circumstances described herein and in such Prospectus Supplement.

    This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.
                         ------------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                   CONTRARY IS A CRIMINAL OFFENSE.
                   ------------------------------
                      CREDIT SUISSE FIRST BOSTON
            The date of this Prospectus is July 10, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement with respect to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class or Subclass within such Series; (ii) the undivided interest, Percentage Interest, Stated Principal Balance or notional amount of each Class or Subclass of Certificates; (iii) the Pass-Through Rate, Interest Rate or Annual Rate borne by each Class or Subclass within such Series; (iv) certain information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, the Government Securities, if any, the Private Label Custody Receipt Securities, if any, and the other assets comprising the Trust Fund for such Series; (v) the final Distribution Date of each Class or Subclass of Certificates within such Series; (vi) the identity of each Class or Subclass of Compound Interest Certificates, if any, within such Series; (vii) the method used to calculate the amount to be distributed with respect to each Class or Subclass of Certificates; (viii) the order of application of distributions to each of the Classes or Subclasses within such Series, whether sequential, pro rata, or otherwise; (ix) the Distribution Dates with respect to such Series; (x) information with respect to the terms of the Residual Certificates or Subordinated Certificates offered hereby, if any; (xi) information with respect to the method of credit support, if any, with respect to such Series; and (xii) additional information with respect to the plan of distribution of such Series of Certificates.

                             ADDITIONAL INFORMATION

     This Prospectus, together with the Prospectus Supplement for each Series of Certificates, contains, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the 'Commission'), under the Securities Act of 1933, as amended (the 'Securities Act'). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

     Copies of the Pooling and Servicing Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Secretary, Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Secretary, Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                                    SUMMARY

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus.


Securities Offered..................  Conduit Mortgage and Manufactured Housing Contract Pass-Through
                                      Certificates (the 'Certificates,' issuable in series (each, a 'Series').
                                      The Certificates may be issued in one or more classes (each, a 'Class') and such Classes may be divided into one or more subclasses (each, a
                                      'Subclass'). One or more of such Classes or Subclasses of a Series may be subordinated to one or more Classes or Subclasses of such Series, as specified in the related Prospectus Supplement (any such Class or Subclass to which another Class or Subclass is subordinated being hereinafter referred to 'Senior Class' or a 'Senior Subclass,' respectively, and any such subordinated Class or Subclass being hereinafter referred to as a
                                      'Subordinated Class' or 'Subordinated Subclass,' respectively). One or more of such Classes or Subclasses of Certificates of a Series (the 'Residual
                                      Certificates') may evidence a residual interest in the related REMIC. If so specified in the related Prospectus Supplement, one or more Classes or
                                      Subclasses of Certificates within a Series (the 'Multi-Class Certificates')
                                      may be assigned a principal balance (a 'Stated Principal Balance' or a
                                      'Certificate Principal Balance') based on the cash flow from the Mortgage
                                      Loans (as hereinafter defined), Mortgage Certificates (as hereinafter defined), the Contracts (as hereinafter defined), the Government Securities
                                      (as hereinafter defined), the Private Label Custody Receipt Securities (as hereinafter defined) and/or the other assets in the Trust Fund if specified as such in the related Prospectus Supplement and a stated annual interest rate, determined in the manner set forth in such Prospectus Supplement, which may be fixed or variable (an 'Interest Rate'). If so specified in the related Prospectus Supplement, one or more Classes or Subclasses may receive unequal amounts of the distributions of principal and interest on the Mortgage Loans, the Contracts, the Mortgage Certificates, the
                                      Government Securities and the Private Label Custody Receipt Securities
                                      included in the related Trust Fund, as specified in such Prospectus
                                      Supplement (any such Class or Subclass receiving the higher proportion of principal distributions being referred to hereinafter as a 'Principal
                                      Weighted Class' or 'Principal Weighted Subclass,' respectively, and any such Class or Subclass receiving the higher proportion of interest distributions being referred to hereinafter as an 'Interest Weighted Class'
                                      or an 'Interest Weighted Subclass,' respectively). If so specified in the related Prospectus Supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related Prospectus Supplement, one or more
                                      Classes or Subclasses may receive disproportionate amounts of certain distributions of principal, which proportions may change over time subject to certain conditions. Payments may be applied to any one or more Classes or Subclasses on a sequential, pro rata or other basis, as specified in the related Prospectus Supplement. Each Certificate will represent the undivided interest, beneficial interest or percentage interest specified in the related Prospectus Supplement in one of a number of
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                                      trusts to be created by the Depositor from time to time. The trust property of each trust (the 'Trust Fund') will consist of (a) one or more mortgage pools
                                      (each, a 'Mortgage Pool') containing (i) conventional one- to four- family residential mortgage loans, (ii) mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ('Multifamily
                                      Property'), purchased by the Depositor either directly or through one or more affiliates or from unaffiliated sellers, (iii) loans (the 'Cooperative
                                      Loans') made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the 'Cooperative') and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a 'Cooperative Dwelling' and, together with one- to four-family residential properties, each, a 'Single Family
                                      Property'), (iv) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized statistical rating agency or agencies identified in the related
                                      Prospectus Supplement (collectively, the 'Rating Agency') rating the
                                      Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency (such loans and mortgage participation certificates being referred to collectively hereinafter as the 'Mortgage
                                      Loans'), or (v) certain conventional mortgage pass-through certificates
                                      (the 'Mortgage Certificates') issued by one or more trusts established by one or more private entities or (b) one or more contract pools (each, a
                                      'Contract Pool') containing manufactured housing installment or conditional sales contracts and installment loan agreements (the 'Contracts') or participation certificates representing participation interests in such
                                      Contracts (such Contracts, together with the Mortgage Loans and the
                                      Mortgage Certificates, being referred to collectively hereinafter as the
                                      'Trust Assets') and (c) certain other assets, if any, described herein under 'The Trust Fund -- Government Securities,' 'The Trust Fund -- Private
                                      Label Custody Receipt Securities,' 'Credit Support' and 'Description of
                                      Insurance' and in the related Prospectus Supplement, in each case purchased by the Depositor either directly or through one or more affiliates from one or more affiliates or from Unaffiliated Sellers.
                                      Each Series of Certificates will be offered in book-entry form (or, if specified in the applicable Prospectus Supplement, fully registered, certificated form), in one or more Classes, which may be divided into one or more Subclasses evidencing the right to receive a share of principal payments and the percentages of interest payments on the underlying
                                      Mortgage Loans, Mortgage Certificates or Contracts, Government Securities,
                                      if any, and Private Label Custody Receipt Securities, if any, at the
                                      Pass-Through Rate for the related Mortgage Pool or Contract Pool,
                                      Government Securities, if any and Private Label Custody Receipt Securities,
                                      if any. If so specified in the Prospectus Supplement, Multi-Class
                                      Certificates of a Series may be issued with the Stated Principal Balances and the Interest Rates therein specified. At the time of issuance, each
                                      Certificate offered by means of this Prospectus and the related Prospectus
                                      Supplements will be rated in one of the four highest rating categories by at least one Rating Agency. The minimum undivided interest, percentage interest or beneficial interest in a Trust Fund or
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                                      portion thereof, the minimum notional amount to be evidenced by a
                                      Certificate of a Class or Subclass, or the minimum denomination in which a
                                      Certificate of a Class or Subclass is to be issued will be set forth in the related Prospectus Supplement.
Depositor...........................  Asset Backed Securities Corporation, a Delaware corporation.
Master Servicer.....................  The entity, if any, named as Master Servicer in the applicable Prospectus
                                      Supplement, which may be an affiliate of the Depositor. See 'Description of the Certificates.'
Interest............................  Interest will be distributed on the days specified in the Prospectus
                                      Supplement with respect to each Class or Subclass of Certificates of a
                                      Series, or if any such day is not a business day, the next succeeding business day (each, a 'Distribution Date'), at the rate, or pursuant to the method of determining such rate, specified in the applicable Prospectus
                                      Supplement for each Class or Subclass within such Series, commencing on the day specified in such Prospectus Supplement, in the manner specified in such Prospectus Supplement. See 'Yield Considerations' and 'Description of
                                      the Certificates -- Payments on Mortgage Loans,' ' -- Payments on
                                      Contracts,' 'Collection of Payments on Mortgage Certificates,'
                                      ' -- Collection of Payments on Government Securities,' ' -- Collection of
                                      Payments on Private Label Custody Receipt Securities' and
                                      ' -- Distributions on Certificates.'
Principal
  (Including Prepayments)...........  Principal on each Trust Asset, Government Security, if any, and Private
                                      Label Custody Receipt Security, if any, underlying a Series of Certificates will be distributed on each Distribution Date (or such other date or dates as may be specified in the applicable Prospectus Supplement), commencing on the date and in the priority and manner specified in such Prospectus
                                      Supplement. If so specified in the Prospectus Supplement with respect to a
                                      Series that includes Multi-Class Certificates, distributions on such
                                      Multi-Class Certificates may be made in reduction of the Stated Principal
                                      Balance, in an amount equal to the Stated Principal Distribution Amount.
                                      The Stated Principal Distribution Amount will equal the amount by which the
                                      Stated Principal Balance of such Multi-Class Certificates (before taking into account the amount of interest accrued and added to the Stated
                                      Principal Balance of any Class of Compound Interest Certificates) exceeds the Asset Value (as defined herein) of the Trust Assets, Government
                                      Securities, if any, and Private Label Custody Receipt Securities, if any,
                                      in the related Trust Fund as of the Business Day prior to the related
                                      Distribution Date (or such other amount as may be specified, or determined by such method as may be specified, in the applicable Prospectus
                                      Supplement). See 'Maturity and Prepayment Considerations' and 'Description
                                      of the Certificates -- Payments on Mortgage Loans,' ' -- Payments on
                                      Contracts,' ' -- Collection of Payments on Mortgage Certificates,'
                                      ' -- Collection of Payments on Government Securities,' ' -- Collection of
                                      Payments on Private Label Custody Receipt Securities' and
                                      ' -- Distributions on Certificates.' If so specified in the Prospectus
                                      Supplement relating to a Series, the Multi-Class Certificates of such
                                      Series which have other than monthly Distribution Dates may receive special distributions in reduction of the Stated Principal Balance ('Special
                                      Distributions') in any month, other than a month in which a Distribution
                                      Date occurs, if, as a result of
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                                      principal prepayments on the Trust Assets, Government Securities, if any,
                                      and Private Label Custody Receipt Securities, if any, included in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Pooling and Servicing
                                      Agreement, that the amount of cash anticipated to be on deposit in the
                                      Certificate Account for such Series on the next Distribution Date may be less than the sum of the interest distributions and the amount of distributions in reduction of Stated Principal Balance to be made on such
                                      Distribution Date. Special Distributions will be made on such Certificates in the same priority and manner as distributions in reduction of the Stated
                                      Principal Balance would be made on the next Distribution Date for such
                                      Certificates (or, if so specified in the applicable Prospectus Supplement, a different priority or manner). See 'Description of the Certificates --
                                      Special Distributions.'
The Mortgage Pools..................  If so specified in the applicable Prospectus Supplement, the Certificates of a Series will represent the interest specified in such Prospectus
                                      Supplement in the Mortgage Pool or Pools included in the Trust Fund for such Series. The original principal amount of each Mortgage Loan in a
                                      Mortgage Pool will not be more than 95% (such ratio, the 'Loan-to-Value
                                      Ratio') of the value of the property (the 'Mortgaged Property') securing such Mortgage Loan (or such other Loan-to-Value Ratio as may be specified in the applicable Prospectus Supplement), based upon an appraisal of the
                                      Mortgaged Property completed in connection with the origination of such
                                      Mortgage Loan and considered acceptable to the originator of such Mortgage
                                      Loan or the sales price of such Mortgaged Property, whichever is less (the
                                      'Original Value'). If specified in the applicable Prospectus Supplement,
                                      Mortgage Loans secured by Single Family Property having an original principal amount exceeding 80% of the Original Value (or such other percentage as may be specified in the applicable Prospectus Supplement)
                                      will be covered by a policy of private mortgage insurance until the outstanding principal amount is reduced to the percentage of the Original
                                      Value set forth in the applicable Prospectus Supplement as a result of principal payments by the borrower (the 'Mortgagor').
                                      The principal balance at origination of each Mortgage Loan that is secured by Single Family Property will not exceed $500,000 (or such other amount as may be specified in the applicable Prospectus Supplement). The Mortgage
                                      Loans in a Mortgage Pool will have original maturities ranging from 10 to
                                      40 years (or such other original maturities as may be specified in the applicable Prospectus Supplement). Mortgage Pools may be formed from time to time in varying sizes.
Fixed Pass-Through Rate Mortgage
  Pools.............................  With respect to each Mortgage Pool included in the Trust Fund with respect to a Series bearing a fixed Pass-Through Rate, the Depositor will be obligated to deliver Mortgage Loans that, to the extent provided in the applicable Prospectus Supplement, (i) have interest rates (the 'Mortgage
                                      Rates') that will exceed by at least 3/8 of 1% (or such other percentage as may be specified in the applicable Prospectus Supplement) the interest rate
                                      (the 'Pass-Through Rate') for such Series, (ii) conform to the eligibility requirements for such Series set forth in the applicable Prospectus
                                      Supplement, and (iii) have an aggregate principal balance
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                                      equal to the amount specified in such Prospectus Supplement, subject to a permitted variance of up to 10%.
Variable Pass-Through Rate Mortgage
  Pools.............................  If so specified in the applicable Prospectus Supplement, the Depositor may establish one or more Mortgage Pools, each of which will have a variable as opposed to a fixed Pass-Through Rate. The variable Pass-Through Rate will equal the weighted average of the Mortgage Rates of all of the Mortgage
                                      Loans in the Mortgage Pool minus the fixed percentage servicing fee for each Mortgage Loan set forth in the applicable Prospectus Supplement or in a Current Report on Form 8-K (or such other variable rate as may be specified, or determined by such method as may be specified, in the applicable Prospectus Supplement). A Mortgage Pool with a variable
                                      Pass-Through Rate may be composed of Mortgage Loans that have fluctuating
                                      Mortgage Rates. The characteristics of a variable Pass-Through Rate and its effect on the yield to Certificateholders as well as the servicing compensation payable to the related Servicer and the Master Servicer and the amounts, if any, with respect to such Mortgage Loans payable to the
                                      Depositor or to the person or entity specified in the applicable Prospectus
                                      Supplement will be more fully described in such Prospectus Supplement.
Mortgage Certificates...............  If so specified in the applicable Prospectus Supplement, the Trust Fund for a Series of Certificates may include Mortgage Certificates issued by one or more trusts established by one or more private entities, with the respective aggregate principal balances and the characteristics described in such Prospectus Supplement. Each Mortgage Certificate included in a
                                      Trust Fund will evidence an interest of the type specified in the applicable Prospectus Supplement in a pool of mortgage loans of the type described in such Prospectus Supplement, secured principally by mortgages on one-to four-family residences, mortgages on multi-family residential rental properties or apartment buildings owned by cooperative housing corporations, by pledges of shares of cooperative corporations and assignments of proprietary leases or occupancy agreements on cooperative dwellings or by such other similar security as may be specified in such
                                      Prospectus Supplement.
The Contract Pools..................  If so specified in the applicable Prospectus Supplement, the Certificates of a Series will represent the interest specified in such Prospectus
                                      Supplement in the Contract Pool or Pools included in the Trust Fund for such Series. The Contracts will be fixed-rate Contracts (or, if so specified in the applicable Prospectus Supplement, the Contracts will be variable rate Contracts). Such Contracts, as specified in the applicable
                                      Prospectus Supplement, will consist of manufactured housing installment or conditional sales contracts and installment loan agreements and will be conventional Contracts or Contracts insured by the FHA or partially guaranteed by the VA. Each Contract may be secured by a new or used unit of manufactured housing (a 'Manufactured Home').
                                      The applicable Prospectus Supplement will specify the range of terms to maturity of the Contracts at origination and, to the extent specified in such Prospectus Supplement, the maximum Loan-to-Value Ratio at origination at (the 'Contract Loan-to-Value Ratio'). Because manufactured homes, unlike site-built homes, generally depreciate in value, the Loan-to-Value Ratios of some of the Contracts may be higher at the Cut-off Date than at origination and may increase over time.
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                                      Generally, Contracts that are conventional Contracts will not be covered by primary mortgage insurance policies or primary credit insurance policies.
                                      Each Manufactured Home which secures a Contract will be covered by a standard hazard insurance policy (which may be a blanket policy) to the extent described herein or in the applicable Prospectus Supplement insuring against hazard losses due to various causes, including fire, lightning and windstorm. A Manufactured Home located in a federally designated flood area will be required to be covered by flood insurance. Contract Pools may be formed from time to time in varying sizes. None of the Contracts will have been originated by the Depositor or any of its affiliates.
Government Securities...............  If so specified in the applicable Prospectus Supplement, the Trust Fund for a Series may include any combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of
                                      Registered Interest and Principal of Securities, or STRIPS, program
                                      ('Treasury Strips'), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on certain United States Treasury Bonds ('Treasury Bonds'), (ii) Treasury
                                      Bonds and (iii) certain other debt securities ('GSE Bonds') of United
                                      States government sponsored enterprises ('GSEs') (GSE Bonds, together with
                                      Treasury Strips and Treasury Bonds, collectively, 'Government Securities').
                                      The specific terms of the Government Securities, if any, included in a
                                      Trust Fund will be set forth in the applicable Prospectus Supplement.
Private Label Custody Receipt
  Securities........................  If so specified in the applicable Prospectus Supplement, the Trust Fund for a Series may include any combination of (i) receipts or other instruments
                                      (other than Treasury Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian ('Private Label Custody Strips') and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding Corporation ('REFCO')
                                      bonds ('REFCO Strips' and together with Private Label Custody Strips,
                                      'Private Label Custody Receipt Securities'). The specific terms of the
                                      Private Label Custody Receipt Securities, if any, included in a Trust Fund will be set forth in the applicable Prospectus Supplement.
Pre-Funding.........................  If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Certificates of a particular Series (such amount, the 'Pre-Funded Amount') will be deposited in an account (the 'Pre-Funding
                                      Account') to be established with the Trustee, which will be used to acquire additional Mortgage Loans or Contracts from time to time during the period specified in the related Prospectus Supplement (the 'Pre-Funding Period').
                                      Prior to the investment of the Pre-Funded Amount in additional Mortgage
                                      Loans or Contracts, such Pre-Funded Amount may be invested in one or more
                                      Eligible Investments. Any Eligible Investment must mature no later than the
                                      Business Day prior to the next Distribution Date. See 'The Trust
                                      Fund -- Pre-Funding.'
                                      During any Pre-Funding Period, the Depositor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Mortgage Loans or Contracts from time to time during such
                                      Pre-Funding Period. Such additional Mortgage Loans or Contracts will be
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                                      required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans or Contracts included in the Trust Fund as of the Closing Date, subject to such exceptions as are expressly stated in such Prospectus Supplement.
                                      Although the specific parameters of the Pre-Funding Account with respect to any issuance of Certificates will be specified in the related Prospectus
                                      Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 90 days from the related Closing Date, (b) the additional Mortgage
                                      Loans or Contracts to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans or
                                      Contracts included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) the Pre-Funded Amount will not exceed 25% of the principal amount of the Certificates issued pursuant to a particular offering.
Certain Risk Factors................  For a discussion of certain risk factors that should be considered in connection with an investment in the Certificates, including those relating to the limited liquidity of an investment in the Certificates, the limited obligations evidenced by the Certificates, the limited amount and nature of credit support, if any, and the credit and other risks with respect to the
                                      Trust Assets, see 'Risk Factors.'
Yield Considerations................  If so specified in the applicable Prospectus Supplement, an assumed rate of prepayment will be used to calculate the expected yield to maturity on each
                                      Class of the Certificates of a Series. The yield on any Class of
                                      Certificates, the purchase price of which is greater than the aggregate amount of the Principal Distributions to be made to such Class (a 'Premium
                                      Certificate'), is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Trust Assets, Government
                                      Securities, if any, and Private Label Custody Receipt Securities, if any,
                                      included in related Trust Fund. This effect on yield will intensify with any increase in the amount by which the purchase price of such Certificate exceeds the aggregate amount of such Principal Distributions. If the differential is particularly wide and a high level of prepayments occurs, it is possible for Holders of Premium Certificates not only to suffer a lower than anticipated yield but, in extreme cases, to fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to Holders of Certificates that are Premium Certificates) will likely result in a lower than anticipated yield to Holders of Certificates of a
                                      Class the purchase price of which is less than the aggregate amount of the
                                      Principal Distributions to be made to such Class (a 'Discount
                                      Certificate'). The Prospectus Supplement for each Series of Certificates that includes an Interest Weighted or a Principal Weighted Class will set forth certain yield calculations on each such Class based upon a range of specified prepayment assumptions on the Trust Assets, Government
                                      Securities, if any, and Private Label Custody Receipt Securities, if any,
                                      included in the related Trust Fund.
                                      The yield to Certificateholders will also be adversely affected because interest generally will accrue on the Mortgage Loans, the Contracts, the mortgage loans underlying the Mortgage Certificates, the Government
                                      Securities, if any, or the Private Label Custody Receipt Securities, if
                                      any,
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                                      included in a Trust Fund, from the first day of the month preceding the month in which a Distribution Date occurs, but the distribution of such interest will be made no earlier than the 25th day of the succeeding month, or such other day as is specified in the applicable Prospectus Supplement.
                                      The adverse effect on yield of this delay will intensify with any increase in the period of time by which the Distribution Date for a Series of
                                      Certificates succeeds the date on which distributions on the Mortgage
                                      Loans, the Contracts, the Government Securities, the Private Label Custody
                                      Receipt Securities or the Mortgage Certificates are received by the Master
                                      Servicer or the Trustee. See 'Yield Considerations.'
Credit Support......................  Neither the Certificates nor the Trust Assets will be insured or guaranteed by any guarantee (except to the limited extent described in the applicable
                                      Prospectus Supplement that certain Trust Assets maybe insured or guaranteed, in whole or in part, by the FHA or VA). Credit support will be provided on the Mortgage Pools or Contract Pools by one or more irrevocable letters of credit (the 'Letter of Credit'), a policy of mortgage pool insurance (the 'Pool Insurance Policy'), a bond or similar form of insurance coverage against certain losses in the event of the bankruptcy of a Mortgagor (the 'Mortgagor Bankruptcy Bond') or any combination of the foregoing, in each such case, to the extent specified in the applicable
                                      Prospectus Supplement. In lieu of or in addition to the foregoing credit support arrangements if so specified in the applicable Prospectus
                                      Supplement, the Certificates of a Series may be issued in one or more
                                      Classes or Subclasses. Payments on the Certificates of one or more Classes or Subclasses (the 'Senior Certificates') may be supported by a prior right to receive distributions attributable or otherwise payable to another Class or Subclass (the 'Subordinated Certificates') to the extent specified in the applicable Prospectus Supplement (the 'Subordinated Amount'). In
                                      addition, if so specified in the applicable Prospectus Supplement, one or more Classes or Subclasses of Subordinated Certificates may be subordinated to another Class or Subclass of Subordinated Certificates and may be
                                      entitled to receive disproportionate amounts of distributions of principal.
                                      If so specified in the applicable Prospectus Supplement, a reserve (the
                                      'Reserve Fund') and certain other accounts or funds may be established to support payments on the Certificates. A Prospectus Supplement with respect to a Series may also provide for additional or alternative forms of credit support, including a guarantee or surety bond, acceptable to the Rating
                                      Agency ('Alternative Credit Support').
  A. Letters of Credit..............  If so specified in the applicable Prospectus Supplement, the issuer of one or more Letters of Credit (the 'L/C Bank') will deliver to the Trustee the
                                      Letters of Credit for the Mortgage Pool or Contract Pool. To the extent described herein and in the applicable Prospectus Supplement, the L/C Bank will honor the Trustee's demands with respect to such Letter of Credit, to the extent of the amount available thereunder, to make payments to the
                                      Certificate Account on each Distribution Date in an amount equal to the amount sufficient to repurchase each Liquidating Loan that has not been purchased by the related Servicer or the Master Servicer pursuant to the terms of the applicable Servicing Agreement or Pooling and Servicing
                                      Agreement referred to herein. The term 'Liquidating Loan' means: (a) each
                                      Mortgage Loan with respect to
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                                      which foreclosure proceedings have been commenced (and the Mortgagor's right of reinstatement has expired), (b) each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure, (c) each Cooperative Loan as to which the shares of the related Cooperative Dwelling and the related proprietary lease or occupancy agreement have been sold or offered for sale or (d) each
                                      Contract with respect to which repossession proceedings have been commenced. Any other Mortgage Loan, Cooperative Loan or Contract constituting a Liquidating Loan will be described in the applicable
                                      Prospectus Supplement. The liability of the L/C Bank under the Letter of
                                      Credit will be reduced by the amount of unreimbursed payments thereunder.
                                      In the event that at any time there remains no amount available under the
                                      Letter of Credit for a specific Mortgage Pool or Contract Pool, and coverage under another form of credit support, if any, is exhausted, any losses will be borne by the holders of Certificates of the Series evidencing interests in such Mortgage Pool or Contract Pool, as specified in the applicable Prospectus Supplement.
                                      The maximum liability of the L/C Bank under the Letter of Credit for a
                                      Mortgage Pool or Contract Pool will be an amount equal to a percentage (not greater than 10% (or such other percentage as may be specified in the applicable Prospectus Supplement) of the initial aggregate principal balance of the Mortgage Loans in such Mortgage Pool or Contracts in such
                                      Contract Pool) (the 'L/C Percentage'), set forth in the Prospectus
                                      Supplement, relating to such Mortgage Pool or Contract Pool. The maximum amount available at any time to be paid under the Letter of Credit will be determined in accordance with the provisions of the applicable Pooling and
                                      Servicing Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of
                                      Credit with respect to a Series of Certificates will be in compliance with requirements established by the Rating Agency rating such Series and will be set forth in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Letter of Credit with respect to a Series of Certificates may, in addition to or in lieu of the foregoing, provide coverage with respect to the unpaid principal or notional amount of the Certificates of a Class or Classes within such Series. See 'Credit
                                      Support -- Letters of Credit.'
  B. Pool Insurance.................  If so specified in the applicable Prospectus Supplement, the Master
                                      Servicer will obtain a Pool Insurance Policy to cover any loss (subject to the limitations described below) by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a 'Primary Mortgage Insurance Policy'). The amount of coverage provided by the Pool Insurance Policy for a Mortgage
                                      Pool will be specified in the applicable Prospectus Supplement. A Pool
                                      Insurance Policy for a Mortgage Pool, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent. See 'Description of Insurance -- Pool Insurance Policies.'
                                      The Master Servicer, if any, or the Depositor or the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool
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                                       11



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
                                      Insurance Policy for each such Mortgage Pool and to present claims thereunder to the issuer of such Pool Insurance Policy (the 'Pool Insurer')
                                      on behalf of the Trustee and the Certificateholders. See 'Description of
                                      the Certificates -- Maintenance of Insurance Policies -- Presentation of
                                      Claims.'
  C. Mortgagor Bankruptcy Bond......  If so specified in the applicable Prospectus Supplement, the Master
                                      Servicer, if any, or the Depositor or the applicable Servicer will obtain and use its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for such Series covering certain losses resulting from action that may be taken by a bankruptcy court in connection with the bankruptcy of a
                                      Mortgagor. The level of coverage provided by such Mortgagor Bankruptcy Bond will be specified in the applicable Prospectus Supplement. See 'Description of Insurance -- Mortgagor Bankruptcy Bond.'
  D. Subordinated Certificates......  If so specified in the applicable Prospectus Supplement, the rights of holders of the Certificates of one or more Subordinated Classes or
                                      Subclasses of a Series to receive distributions with respect to the
                                      Mortgage Loans or Mortgage Certificates in the Mortgage Pool or Contracts
                                      in the Contract Pool, the Government Securities, if any, and Private Label
                                      Custody Receipt Securities, if any, for such Series, or with respect to a
                                      Subordinated Pool (as defined herein), will be subordinated to the rights of the holders of the Certificates of one or more Classes or Subclasses of such Series to receive such distributions to the extent described in the applicable Prospectus Supplement, and limited to the Subordinated Amount set forth in the applicable Prospectus Supplement. This subordination will be intended to enhance the likelihood of regular receipt by holders of the
                                      Senior Certificates of the full amount of scheduled payments of principal and interest due them and to reduce the likelihood that the holders of such
                                      Senior Certificates will experience losses. See 'Credit
                                      Support -- Subordinated Certificates.'
  E. Shifting Interest..............  If so specified in the applicable Prospectus Supplement, the protection afforded to holders of Senior Certificates of a Series by the subordination of certain rights of holders of Subordinated Certificates of such Series to distributions on the related Mortgage Loans, Mortgage Certificates,
                                      Contracts, Government Securities, if any, or Private Label Custody Receipt
                                      Securities, if any, may be effected by the preferential right of the holders of the Senior Certificates to receive, prior to any distribution being made in respect of the holders of the related Subordinated
                                      Certificates, current distributions on the related Mortgage Loans, Mortgage
                                      Certificates, Contracts, Government Securities, if any, or Private Label
                                      Custody Receipt Securities, if any, of principal and interest due them on each Distribution Date out of funds available for distribution on such date in the related Certificate Account and by the distribution to the holders of the Senior Certificates on each Distribution Date of a greater than pro rata percentage of certain principal prepayments or other recoveries of principal specified in the applicable Prospectus Supplement on a Mortgage
                                      Loan, Mortgage Certificate, Contract, Government Security or Private Label
                                      Custody Receipt Security that are received in advance of their scheduled
                                      Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the 'Principal Prepayments'). The allocation of a greater than pro rata
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
                                      share of such amounts to the Senior Certificates will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest in the Trust Fund evidenced by the Subordinated
                                      Certificates. Increasing the respective interest of the Subordinated
                                      Certificates relative to that of the Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Certificates. See 'Description of the Certificates --
                                      Distributions of Principal and Interest' and ' -- Distributions on
                                      Certificates' and 'Credit Support -- Shifting Interest.'
  F. Reserve Fund...................  If so specified in the applicable Prospectus Supplement, a Reserve Fund may be established for a Series. Unless otherwise specified in such Prospectus
                                      Supplement, such Reserve Fund will not be included in the corpus of the
                                      Trust Fund for such Series. If so specified in the applicable Prospectus
                                      Supplement, such Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of mortgage loans, cooperative loans, manufactured housing installment or conditional sales contracts and installment loan agreements, government securities or private label custody receipt securities (the 'Subordinated Pool') with the aggregate principal balance specified in the applicable Prospectus Supplement, or by the deposit of cash in the amount specified in the applicable Prospectus
                                      Supplement (the 'Initial Deposit'). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related
                                      Mortgage Pool or Contract Pool and on the related Government Securities, if any, and Private Label Custody Receipt Securities, if any, and/or on the
                                      mortgage loans, cooperative loans, manufactured housing installment or conditional sales contracts and installment loan agreements, government securities or private label custody receipt securities in the Subordinated
                                      Pool, until the Reserve Fund (without, except as otherwise provided in the applicable Prospectus Supplement, taking into account the amount of any
                                      Initial Deposit) reaches an amount (the 'Required Reserve') set forth in the applicable Prospectus Supplement. Thereafter, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool and on the related Government Securities, if any, and Private Label Custody
                                      Receipt Securities, if any, and/or on the mortgage loans, cooperative loans, manufactured housing installment or conditional sales contracts and installment loan agreements, government securities or private label custody receipt securities in the Subordinated Pool, will be retained to the extent necessary to maintain such Reserve Fund (without, except as otherwise provided in the applicable Prospectus Supplement, taking into account the amount of any Initial Deposit) at the related Required Reserve. Except as otherwise provided in the related Prospectus Supplement, in no event will the Required Reserve for any Series ever be required to exceed the lesser of the Subordinated Amount for such Series or the outstanding aggregate principal amount of Certificates of the Subordinated Classes or Subclasses
                                      of such Series specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Reserve Fund with respect to a Series may be funded at a lesser amount or in another manner acceptable to the Rating Agency rating such Series. See 'Credit
                                      Support -- Subordinated Certificates' and ' -- Reserve Fund.'
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  G. Other Funds....................  Assets consisting of cash, certificates of deposit or letters of credit, or any combination thereof, in the aggregate amount specified in the applicable Prospectus Supplement, will be deposited by the Depositor in one or more accounts to be established with respect to a Series of Certificates by the Depositor with the Trustee on the related Delivery Date if such assets are required to make timely distributions in respect of principal of, and interest on, the Certificates of such Series, are otherwise required as a condition to the rating of such Certificates in the rating category specified in the Prospectus Supplement, or are required in order to provide for certain contingencies or in order to make certain distributions regarding Certificates which represent interests in GPM Loans
                                      (a 'GPM Fund') or Buy-Down Loans (a 'Buy-Down Fund'). Following each
                                      Distribution Date, amounts may be withdrawn from any such fund and used and/or distributed in accordance with the Pooling and Servicing Agreement under the conditions and to the extent specified in the applicable
                                      Prospectus Supplement.
  H. Swap Agreement.................  If so specified in the Prospectus Supplement relating to a Series of
                                      Certificates, the Trust will enter into or obtain an assignment of a swap agreement or similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. See 'Credit Support -- Swap
                                      Agreement.'
Hazard Insurance and Special Hazard
  Insurance Policies................  If so specified in the applicable Prospectus Supplement, all of the
                                      Mortgage Loans (except for the Cooperative Loans) and the Contracts will be covered by standard hazard insurance policies insuring against losses due to various causes, including fire, lightning and windstorm. In addition, the Depositor will, if so specified in the applicable Prospectus
                                      Supplement, obtain an insurance policy (the 'Special Hazard Insurance
                                      Policy') covering losses that result from certain other physical risks that are not otherwise insured against (including earthquakes and mudflows). The
                                      Special Hazard Insurance Policy, if any, will be limited in scope and will cover losses in an amount specified in the applicable Prospectus
                                      Supplement. Any hazard losses not covered by either standard hazard policies or the Special Hazard Insurance Policy will not be insured against and to the extent that the amount available under any other method of credit support available for such Series is exhausted, will be borne by
                                      Certificateholders of such Series. The hazard insurance policies and the
                                      Special Hazard Insurance Policy will be subject to the limitations described under 'Description of Insurance -- Standard Hazard Insurance
                                      Policies on Mortgage Loans,' ' -- Standard Hazard Insurance Policies on the
                                      Manufactured Homes' and ' -- Special Hazard Insurance Policies.'
Substitution of Trust Assets........  If so specified in the Prospectus Supplement relating to a Series of
                                      Certificates, within the period following the date of issuance of such
                                      Certificates specified in such Prospectus Supplement, the Depositor or one or more Servicers will deliver to the Trustee with respect to such Series,
                                      Trust Assets, Government Securities or Private Label Custody Receipt
                                      Securities in substitution for any one or more of the Trust Assets,
                                      Government Securities or Private Label Custody Receipt Securities, as
                                      applicable, included in the Trust Fund relating to such Series which do not conform in one or more material respects to the representations and warranties in the related Pooling and Servicing Agreement. See
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
                                      'Description of the Certificates -- Assignment of Mortgage Loans,'
                                      ' -- Assignment of Contracts' ' -- Assignment of Mortgage Certificates,'
                                      ' -- Assignment of Government Securities' and ' -- Assignment of Private
                                      Label Custody Receipt Securities.'
Advances............................  Except as otherwise provided in the Prospectus Supplement, with respect to a Series, the Servicers of the Mortgage Loans and Contracts (and the Master
                                      Servicer, if any, with respect to each Mortgage Loan and Contract that it services directly, and otherwise to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Mortgage Loans and Contracts (the 'Advances')
                                      under certain circumstances. See 'Description of the
                                      Certificates -- Advances.'
Optional Termination................  If so specified in the Prospectus Supplement with respect to a Series, the
                                      Depositor or such other persons as may be specified in such Prospectus
                                      Supplement may purchase the Trust Assets, the Government Securities, if any, and the Private Label Custody Receipt Securities, if any, in the
                                      related Trust Fund and any property acquired in respect thereof at the time, in the manner and at the price specified in such Prospectus
                                      Supplement. In the event that the Depositor elects to treat the related
                                      Trust Fund (or any part thereof) as one or more Real Estate Mortgage
                                      Investment Conduits (each, a 'REMIC') under the Internal Revenue Code of
                                      1986, as amended (the 'Code'), any such repurchase will be effected only in compliance with the requirements of Section 860F(a)(4) of the Code, so as to constitute a 'qualified liquidation' thereunder. The exercise of the right of repurchase will effect early retirement of the Certificates of the related Series. See 'Maturity and Prepayment Considerations' and
                                      'Description of the Certificates -- Termination.'
ERISA Considerations................  A fiduciary of any employee benefit plan subject to the Employee Retirement
                                      Income Security Act of 1974, as amended ('ERISA'), or Section 4975 of the
                                      Code should carefully review with its own legal advisers whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the
                                      Code. See 'ERISA Considerations.'
Tax Consequences....................  If a Prospectus Supplement specifies that the Depositor intends to make an election to treat the Trust as a Real Estate Mortgage Investment Conduit
                                      ('REMIC'), pursuant to the Internal Revenue Code of 1986, as amended, at least one class of Certificates issued by the REMIC will be treated as regular interests in the REMIC ('Regular Certificates') and generally will be treated as debt interests issued by the REMIC for federal income tax purposes. Regular Certificates may be issued with original issue discount.
                                      The prepayment assumption that will be used in determining the rate of accrual of any original issue discount on Regular Certificates for federal income tax purposes (and whether such original issue discount is de minimis), and the rate that may be used by the holder of a Regular
                                      Certificate will be specified in the applicable Prospectus Supplement. No representation will be made that the Mortgage Loans will prepay at such a specified rate or at any other rate. The holder of the Residual
                                      Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions may apply to the transfer of Residual
                                      Certificates. See 'Material Federal Income Tax Consequences' for
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
                                      additional information regarding the tax consequences of purchasing Regular
                                      Certificates or Residual Certificates.
                                      If a Prospectus Supplement specifies that the Depositor does not intend to make an election to treat the Trust as a REMIC, counsel to the Depositor will deliver its opinion to the effect that the arrangement pursuant to which such Trust Fund will be administered and the Trust Certificates issued will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I of subchapter J of the Code, and will not be classified as an association taxable as a corporation for federal income tax purposes (a 'Non-REMIC Trust Fund'). The Trust Certificates issued by a
                                      Non-REMIC Trust Fund will be classified as either Trust Fractional
                                      Certificates of Trust Interest Certificates. See 'Material Federal Income
                                      Tax Consequences' for additional information regarding the tax consequences of purchasing Trust Fractional Certificates or Trust Interest Certificates.
Legal Investment....................  If so specified in the applicable Prospectus Supplement relating to a
                                      Series of Certificates, a Class or Subclass of such Certificates will constitute a 'mortgage related security' under the Secondary Mortgage
                                      Market Enhancement Act of 1984 ('SMMEA') if and for so long as it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Such Classes or Subclasses, if any, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors.
                                      See 'Legal Investment.'
Use of Proceeds.....................  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Trust
                                      Assets and any other assets constituting the related Trust Fund, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such
                                      Trust Assets and any other assets constituting the related Trust Fund,
                                      (iii) to establish any reserve funds described in the applicable Prospectus
                                      Supplement and (iv) to pay costs of structuring and issuing such
                                      Certificates. See 'Use of Proceeds.'
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                                  RISK FACTORS

     In addition to the other information contained in this Prospectus and in the applicable Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Certificates, prospective investors should carefully consider the following risk factors before investing in any Class or Classes of Certificates of any such Series.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide
Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

     Except for any related insurance policies or credit support described in the applicable Prospectus Supplement, the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, included in the related Trust Fund will be the sole source of payments on the Certificates of a Series. The Certificates of any Series will not represent an interest in or obligation of the Depositor, the Master Servicer, any Servicer, any Unaffiliated
Seller, the Trustee or any of their respective affiliates, except for the limited obligations of the Depositor, the Master Servicer or any Unaffiliated
Seller with respect to certain breaches of representations and warranties and the Master Servicer's obligations as Master Servicer. Neither the Certificates of any Series nor the related Trust Assets will be guaranteed or insured by any governmental agency or instrumentality (except to the limited extent described in the related Prospectus Supplement that certain Trust Assets may be insured or guaranteed, in whole or in part, by the FHA or VA), the Depositor, the Master
Servicer, any Servicer, any Unaffiliated Seller, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Trust Assets are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

LIMITATIONS; REDUCTION AND SUBSTITUTION OF CREDIT SUPPORT

     With respect to each Series of Certificates, credit support may be provided in limited amounts to cover certain types of losses on the underlying Trust
Assets. Credit support may be provided in one or more of the forms referred to herein, including, but not limited to: a Letter of Credit; a Pool Insurance
Policy; a Mortgagor Bankruptcy Bond; subordination of other Classes of Certificates of the same Series; a Reserve Fund; and any combination thereof.
See 'Credit Support' herein. Regardless of the form of credit support, if any, provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula.
Furthermore, such credit support may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit support, if any, for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency indicates that the then current rating thereof will not be adversely affected. See 'Credit Support.'

RISKS OF THE TRUST ASSETS

     An investment in securities such as the Certificates of any Series which generally represent interests in mortgage loans or manufactured housing installment or conditional sales contracts and installment loan agreements, as the case may be, may be affected by, among other things, a decline in real estate values and changes in the mortgagor's or obligor's financial condition.
No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans, the values of the mortgaged properties securing the mortgage loans underlying the Mortgage Certificates or the values of the Manufactured
Homes securing the Contracts, as the case may be, underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans, mortgage loans or Contracts. If the residential real

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estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates comprising a particular Trust Fund, and any secondary financing on the related Mortgaged Properties and mortgaged properties, become equal to or greater than the value of the related Mortgaged Properties or mortgaged properties, as applicable, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the related Originator's portfolio. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as Mortgagors or Obligors relying on commission income and self-employed Mortgagors or Obligors) and other factors, may affect the timely payment by Mortgagors, Obligors or mortgagors of scheduled payments of principal and interest on the Mortgage Loans, Contracts or Mortgage
Certificates, as the case may be, and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Fund. See
'Yield Considerations' and 'Maturity and Prepayment Considerations' herein. To the extent that such losses are not covered by the applicable credit support, holders of Certificates of the Series evidencing interests in the related Trust
Fund will bear all risk of loss resulting from default by Mortgagors, Obligors or mortgagors and will have to look primarily to the value of the Mortgaged
Properties, mortgaged properties or Manufactured Homes for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans or Contracts. In addition to the foregoing, certain geographic regions in the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans or contracts generally. The Mortgage
Loans, Contracts or mortgage loans underlying the Mortgage Certificates underlying certain Series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed or contract-backed securities without such concentration. See 'The Trust Fund -- The Mortgage Pools,' 'The
Trust Fund -- Mortgage Loan Program -- Underwriting Standards' and 'The Trust
Fund -- The Contract Pools -- Underwriting Policies.'

PREPAYMENT AND YIELD CONSIDERATIONS

     The rate and timing of principal payments on the Certificates of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the related
Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any and Private Label Custody Receipt Securities, if any. As is the case with mortgage-backed securities generally, each Series of Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans and Contracts may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

     The yield to maturity on each Class of Certificates of each Series will depend, among other things, on the rate and timing of principal payments
(including prepayments, defaults and liquidations) on the Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any and Private
Label Custody Receipt Securities, if any, as applicable, and the allocation thereof to reduce the Certificate Principal Balance of such Class. The yield to maturity on each Class of Certificates will also depend on the Pass-Through Rate and the purchase price for such Certificates. The yield to investors on any Class of Certificates will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans or Contracts, as applicable, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full and in part (including for this purpose Insurance Proceeds and Liquidation Proceeds) to the extent not covered by amounts otherwise payable to the Master Servicer as servicing compensation.

     In general, if a Class of Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

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SUBORDINATION

     To the extent specified in the applicable Prospectus Supplement, distributions of interest and principal on one or more Classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on one or more other Classes of Certificates of such Series.

LIMITATION ON EXERCISE OF RIGHTS DUE TO BOOK-ENTRY REGISTRATION

     If so specified in the applicable Prospectus Supplement, one or more
Classes of Certificates of a Series initially will be represented by one or more certificates registered in the name of Cede & Co. ('Cede'), or any other nominee of The Depository Trust Company ('DTC') set forth in the applicable Prospectus
Supplement, and will not be registered in the names of the holders of the Certificates of such Series or their nominees. Because of this, unless and until Certificates in fully registered, certificated form (Definitive Certificates') for such Series are issued, holders of such Certificates will not be recognized by the applicable Trustee as 'Certificateholders' (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Deposit Trust
Agreement, as applicable). Hence, until Definitive Certificates are issued, holders of such Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations.

                                 THE TRUST FUND

     Ownership of the Mortgage Pool or Pools or Contract Pool or Pools,
Government Securities, if any, and Private Label Custody Receipt Securities, if any, included in the Trust Fund for a Series of Certificates may be evidenced by one or more Classes of Certificates, which may consist of one or more
Subclasses, as specified in the Prospectus Supplement for such Series. Each
Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the applicable Prospectus Supplement in one or more
Mortgage Pools containing one or more Mortgage Loans and/or Mortgage
Certificates or Contract Pools containing one or more Contracts and in the Government Securities, if any, and Private Label Custody Receipt Securities, if any, included in the related Trust Fund, with such Mortgage Pool or Pools or Contract Pool or Pools having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the
'Cut-off Date'), or such other minimum aggregate principal balance as may be specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in such Prospectus
Supplement in the payments of principal and interest on the Mortgage Loans and/or Mortgage Certificates in the related Mortgage Pool or Pools or on the Contracts in the related Contract Pool or Pools and in the Government
Securities, if any, and Private Label Custody Receipt Securities, if any, included in the related Trust Fund (a 'Percentage Interest'). To the extent specified in the applicable Prospectus Supplement, each Mortgage Pool or Contract Pool with respect to a Series will be covered by a Letter of Credit, a Pool Insurance Policy, a Special Hazard Insurance Policy, a Mortgagor Bankruptcy
Bond, by the subordination of the rights of the holders of the Subordinated
Certificates of a Series to the rights of the holders of the Senior Certificates of such Series, which, if so specified in the applicable Prospectus Supplement, may include Certificates of a Subordinated Class or Subclass and the establishment of a Reserve, by the right of one or more Classes or Subclasses of Certificates to receive a disproportionate amount of certain distributions of principal or interest or another form or forms of Alternative Credit Support acceptable to the Rating Agency rating the Certificates of such Series or by any combination of the foregoing. See 'Credit Support' and 'Description of Insurance.'

THE MORTGAGE POOLS

     If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include one or more Mortgage Pools containing (i) conventional one- to four-family residential, first and/or more junior mortgage loans, (ii) mortgage loans secured by Multifamily Property, (iii) Cooperative
Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling, (iv) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the Rating Agency rating the Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency, or
(v) certain conventional

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Mortgage Certificates issued by one or more trusts established by one or more private entities, in each case purchased by the Depositor either directly or through one or more affiliates from one or more affiliates or from Unaffiliated
Sellers.

     A Mortgage Pool may include Mortgage Loans insured by the FHA ('FHA Loans') and/or Mortgage Loans partially guaranteed by the Veterans Administration (the
'VA' and such Mortgage Loans are referred to as 'VA Loans'). All Mortgage Loans will be evidenced by promissory notes (the 'Mortgage Notes') secured by first or more junior mortgages or first or more junior deeds of trust or other similar security instruments creating a first or more junior lien, as applicable, on, or installment sales contracts for the sale of, the Mortgaged Properties (as defined below). Single Family Property and Multifamily Property will consist of single family detached homes, townhouses, row houses, attached homes (single family units having a common wall), individual units located in condominiums, individual units located in apartment buildings owned by cooperative housing corporations, individual units in planned unit developments, leasehold interests in single family detached homes, multifamily residential rental properties and apartment buildings owned by cooperative housing corporations. Each such detached or attached home or multifamily property will be constructed on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan.
Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the applicable Prospectus Supplement.

     Unless otherwise provided below or in the applicable Prospectus Supplement, each Mortgage Loan in a Mortgage Pool will (i) have an individual principal balance at origination of not less than $25,000 nor more than $500,000, (ii) have monthly payments due on the first day of each month (the 'Due Date'), (iii) be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and (iv) consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan or, in each such case, such other Mortgage Loan characteristics as are set forth in the applicable Prospectus Supplement. In addition, to the extent so specified in the applicable Prospectus Supplement, the Loan-to-Value Ratio (as hereinafter described) of such Mortgage Loans at origination will not exceed 95% on any Mortgage Loan with an original principal balance of $150,000 or less, 90% on any Mortgage Loan with an original principal balance in excess of $150,000 through $200,000, 85% on any Mortgage Loan with an original principal balance in excess of $200,000 through $300,000 and 80% on any Mortgage Loan with an original principal balance exceeding $300,000. If so specified in the applicable Prospectus Supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans ('ARM Loans') with a 30-year term (or other term specified in the applicable Prospectus Supplement) at origination and a mortgage interest rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum
(which may be rounded) of a fixed margin and an index described in such Prospectus Supplement, subject to any applicable restrictions on such adjustments. The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. The Loan-to-Value Ratio is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (a) the appraised value determined in an appraisal obtained by the Originator and (b) the sales price for such property
(the 'Original Value'). If so specified in the applicable Prospectus Supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property (other than Multifamily Property), no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio (taking into account any secondary financing) of such Mortgage Loan may not exceed 80% and the original principal balance of such Mortgage Loan may not exceed $250,000.

     If so specified in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates. Any such Mortgage
Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the

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payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See 'Yield Considerations.' In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such Mortgage Loan, the excess (the 'Deferred Interest') will be added to the principal balance of the Mortgage Loan (unless otherwise paid by the Mortgagor), and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to certain limitations, as described in the applicable Prospectus
Supplement.

     If so specified in the Prospectus Supplement for the related Series, the Mortgage Rate on certain ARM Loans will be convertible from an adjustable rate to a fixed rate, at the option of the Mortgagor under certain circumstances. If so specified in the applicable Prospectus Supplement, the Pooling and Servicing
Agreement will provide that the Unaffiliated Seller from which such convertible
ARM Loans were acquired will be obligated to repurchase from the Trust Fund any such ARM Loan as to which the conversion option has been exercised (a 'Converted
Mortgage Loan'), at a purchase price set forth in the applicable Prospectus
Supplement. The amount of such purchase price will be required to be deposited in the Certificate Account and will be distributed to the Certificateholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase
Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

     If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ('Buy-Down Loans'). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the 'Buy-Down
Fund') by the Servicer, or if so specified in the applicable Prospectus
Supplement, with the Trustee. In lieu of a cash deposit, if so specified in the applicable Prospectus Supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See
'Description of the Certificates -- Payments on Mortgage Loans.' Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of such Mortgage Loans.

     If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Loan are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan
('GPM Loans'). If so specified in the applicable Prospectus Supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the
'GPM Fund'). In lieu of cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

     FHA Loans will be insured by the Federal Housing Administration (the 'FHA') as authorized under the National Housing Act, as amended, and the United States
Housing Act of 1937, as amended. Such FHA loans will be insured under various
FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No
FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

     VA Loans will be partially guaranteed by the VA under the Servicemen's
Readjustment Act of 1944, as amended (the 'Servicemen's Readjustment Act'). The
Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee

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of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by the VA under this program currently is 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

     The Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) for each Series of Certificates the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to (i) the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of Mortgaged Properties securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans,
(iv) the largest in principal balance of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the interest rate or range of interest rates borne by the Mortgage Loans, (viii) the average outstanding principal balance of the Mortgage Loans, (ix) the geographical distribution of the Mortgage Loans,
(x) the aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable, (xi) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans, and
(xii) with respect to Mortgage Loans secured by Multifamily Property or such other Mortgage Loans as are specified in the Prospectus Supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of such Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

     No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged
Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing
Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See 'Certain Legal
Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans.' To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein or by Alternative Credit Support, they will be borne by holders of the Certificates of the Series evidencing interests in the Mortgage Pool.

     Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involve larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property.
Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage lending.

     The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable Prospectus Supplement, for the benefit of the holders of the Certificates of such Series (the
'Certificateholders'). The Master Servicer, if any, named in the applicable
Prospectus Supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a 'Servicer'), pursuant to a Pooling and Servicing Agreement, as described herein, among the Master Servicer, if any, the Depositor and the Trustee (the 'Pooling and Servicing Agreement') and will receive a fee for such

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services. See ' -- Mortgage Loan Program' and 'Description of the Certificates.'
With respect to those Mortgage Loans serviced by a Servicer, such Servicer will be required to service the related Mortgage Loans in accordance with the Seller's Warranty and Servicing Agreement between the Servicer and the Depositor
(a 'Servicing Agreement') and will receive the fee for such services specified in such Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See 'Description of the Certificates -- Assignment of Mortgage Loans.' The Master Servicer's obligations with respect to the Mortgage
Loans will consist principally of its contractual servicing obligations under the Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described herein under ' -- Mortgage Loan Program -- Representations by
Unaffiliated Sellers; Repurchases' and 'Description of the
Certificates -- Assignment of Mortgage Loans' and ' -- Servicing by Unaffiliated
Sellers') and its obligations, if any, to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of such Mortgage Loans, in amounts described herein under 'Description of the Certificates -- Advances.' Unless otherwise specified in the applicable Prospectus Supplement, such Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy
Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage
Loans, cash in the Certificate Account or otherwise. See 'Description of the Certificates -- Advances,' 'Credit Support' and 'Description of Insurance.'

     Except as otherwise provided in the applicable Prospectus Supplement, each Mortgage Pool included in the related Trust Fund will be composed of Mortgage
Loans evidencing interests in Mortgage Loans having Mortgage Rates that will exceed by at least 3/8 of 1% (or such other percentage as may be specified in the applicable Prospectus Supplement) the fixed or variable Pass-Through Rate established for the Mortgage Pool. To the extent and in the manner specified in the applicable Prospectus Supplement, Certificateholders of a Series will be entitled to receive distributions based on the payments of principal on the underlying Mortgage Loans, plus interest on the principal balance thereof at the related Pass-Through Rate. The difference between a Mortgage Rate and the related Pass-Through Rate (less any servicing compensation payable to the Servicers of such Mortgage Loans and the amount, if any, payable to the Depositor or the person or entity specified in the applicable Prospectus
Supplement) may be retained by the Master Servicer as servicing compensation to it. See 'Description of the Certificates -- Servicing Compensation and Payment of Expenses.'

MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates or by a trust formed by the Depositor, from one or more affiliates or from sellers unaffiliated with the Depositor
('Unaffiliated Sellers'). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under ' -- Underwriting Standards' or as otherwise described in an applicable
Prospectus Supplement.

UNDERWRITING STANDARDS

     Except in the case of certain Mortgage Loans originated by Unaffiliated
Sellers in accordance with their own underwriting criteria ('Closed Loans') or such other standards as may be described in the applicable Prospectus
Supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See ' -- Closed Loan Program' below for a description of underwriting standards applicable to Closed Loans. Unaffiliated
Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or such other standards as may be described in the applicable Prospectus Supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

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     The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines (except that certain Mortgage Loans may have higher loan amounts and qualifying ratios) and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines (except for the loan amounts and qualifying ratios) and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the
'Originator') generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue such employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain Mortgage Loans.

     An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for liens and judgments against such mortgaged property.

     Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance) and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

     Certain of the types of Mortgage Loans that may be included in the Mortgage
Pools or Subsidiary Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage
Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

     To the extent specified in the applicable Prospectus Supplement, the Depositor may purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Mortgage Loans may be underwritten under a 'limited documentation' program if so specified in the applicable Prospectus Supplement. With respect to such Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the Originator and such Mortgage Loans may be underwritten primarily on the basis of an appraisal of the

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Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at
origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the applicable Prospectus Supplement, the Originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

     The underwriting standards for Mortgage Loans secured by Multifamily
Property will be described in the applicable Prospectus Supplement.

QUALIFICATIONS OF UNAFFILIATED SELLERS

     Each Unaffiliated Seller of Closed Loans secured by residential properties must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans
(in each case, subject to certain limited exceptions). In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of certain other criteria.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

     Each Unaffiliated Seller (or the Master Servicer, if the Unaffiliated
Seller is also the Master Servicer under the Pooling and Servicing Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Mortgage
Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions);
(iv) that there were no delinquent tax or assessment liens against the Mortgaged
Property; and (v) that each Mortgage Loan was current as to all required payments, in each such case, subject to certain exceptions which may be specified in the applicable Prospectus Supplement. With respect to a Cooperative
Loan, the Unaffiliated Seller will represent and warrant that (a) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject) and
(b) the related cooperative apartment was free from material damage and was in good repair.

     All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated
Seller do not address events that may occur following the sale of a Mortgage
Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage
Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-off Date.

     The only representations and warranties to be made for the benefit of holders of Certificates of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under 'Description of the Certificates -- Assignment of Mortgage Loans.' If the Master

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Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

     Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or the Servicer of such Mortgage Loan will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust
Fund as one or more REMICs, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section
860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage
Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for certain Mortgage Loans as described below, this repurchase obligation generally constitutes the sole remedy available to the Certificateholders of such Series for a breach of representation or warranty by an Unaffiliated Seller.

     The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage
Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have a limited purchase obligation, in each case as described below under 'Description of the Certificates -- Assignment of Mortgage Loans.'

CLOSED LOAN PROGRAM

     The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Closed Loans for which 11 or fewer monthly payments have been received generally will be further subject to the Depositor's customary underwriting standards. Closed Loans for which 12 to 60 monthly payments have been received generally will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. The Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which (i) more than two monthly payments were over 30 days delinquent, (ii) one payment was over 60 days delinquent, or (iii) more than 60 monthly payments were received (in each such case, subject to certain exceptions which may be specified in the applicable
Prospectus Supplement).

MORTGAGE CERTIFICATES

     If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include certain conventional mortgage pass-through certificates (the 'Mortgage Certificates') issued by one or more trusts (each, an 'Underlying Issuer') established by one or more private entities (which may include the Depositor and/or one or more affiliates thereof) and evidencing, the entire interest (or such other percentage interest as may be specified in such Prospectus Supplement) in a pool of mortgage loans. A description of the mortgage loans underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of such mortgage loans will be set forth in the applicable Prospectus
Supplement or in the Current Report on Form 8-K referred to below. Such
Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Certificates of such Series) will also set forth information with respect to the entity or entities (which may include the Depositor and/or one or more affiliates thereof) forming the related mortgage pool, the issuer of any credit support with respect to such Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with certain additional information with

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respect to such Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Certificates is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Certificates. Mortgage Certificates, together with the Mortgage Loans and Contracts, are referred to herein as the 'Trust Assets.'

     As a general rule each Underlying Issuer will be subject to the information requirements of the Exchange Act and in accordance therewith will file reports and other information with the Commission. Such reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street,
N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov). In the event that any Underlying Issuer is not subject to the information requirements of the Exchange Act on the date of issuance of the Certificates of the related Series or ceases to be subject to such requirements after such date, the Depositor or the Trustee will provide, or cause to be provided (or make available, or cause to be made available) to Certificateholders upon request the information contained in all periodic trustee reports (or similar reports) that are received by the Trustee with respect to the related Mortgage Certificates where such Mortgage Certificates represent 20% or more of the aggregate principal balance of the related Trust
Fund.

THE CONTRACT POOLS

     If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include a Contract Pool evidencing interests in manufactured housing installment or conditional sales contracts and installment loan agreements (the 'Contracts') originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a Manufactured Home, as defined below. The Contracts will be fully amortizing (or, if so specified in the applicable Prospectus Supplement, have balloon payments at maturity) and will bear interest at a fixed annual percentage rate ('APR')
(or, if so specified in the applicable Prospectus Supplement, bear interest at a variable rate).

     The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.'

     The Depositor will cause the Contracts constituting each Contract Pool to be assigned and/or pledged to the Trustee named in the applicable Prospectus
Supplement for the benefit of the related Certificateholders. The Master
Servicer specified in the applicable Prospectus Supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Pooling and Servicing Agreement. See 'Description of the Certificates -- Servicing by
Unaffiliated Sellers.' With respect to those Contracts serviced by the Master
Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Contracts. The Contract documents, if so specified in the applicable Prospectus Supplement, may be held for the benefit of the Trustee by a Custodian (the 'Custodian') appointed pursuant to a Custodial Agreement (the
'Custodial Agreement') among the Depositor, the Trustee and the Custodian.

     Unless otherwise specified in the applicable Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the applicable Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the

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principal balance of the Certificates at the Interest Rate, or both. See
'Description of the Certificates -- Payments on Contracts.'

     The applicable Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) will specify, for the Contracts contained in the related Contract Pool, among other things: (a) the dates of origination of the Contracts; (b) the weighted average APR on the Contracts; (c) the range of outstanding principal balances as of the Cut-off Date; (d) the average outstanding principal balance of the Contracts as of the Cut-off Date;
(e) the weighted average term to maturity as of the Cut-off Date; and (f) the range of original maturities of the Contracts.

     With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or such other party, as specified in the applicable
Prospectus Supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of such Contracts and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, no Contract was more than 30 days (or such other number of days as may be specified in the Prospectus Supplement) delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the Certificateholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or to repurchase the Contract or, if so specified in the applicable Prospectus
Supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by the Master
Servicer, the Unaffiliated Seller or such other party.

     If so specified in the applicable Prospectus Supplement, in addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make certain representations and warranties, except to the extent that another party specified in the Prospectus Supplement makes any such representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See
'Description of Insurance' for information regarding the extent of coverage under certain of such insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Certificateholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, generally will be obligated to cure the breach in all material respects, to repurchase such Contract or to take such other action as may be specified in the applicable Prospectus Supplement. The
Master Servicer, if required by the Rating Agency rating the Certificates, will procure a surety bond, guaranty, letter of credit or other instrument (the
'Performance Bond') acceptable to such Rating Agency to support this repurchase obligation. See 'Credit Support -- Performance Bond.' This repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

     If provided in the applicable Prospectus Supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or such other period as may be specified in such Prospectus Supplement of the date of the initial issuance of the Certificates, the Depositor generally may remove such Contract from the Trust
Fund ('Deleted Contract'), rather than repurchase the Contract as provided above, and substitute in its place another Contract ('Substitute Contract'). Any
Substitute Contract, on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted
Contract (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have an APR not less than (and not more than 1% greater than) the APR of the Deleted Contract, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Contract and (iv) comply with all the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.
This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

UNDERWRITING POLICIES

     Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the applicable
Prospectus Supplement. Except as described below or in the

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applicable Prospectus Supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

     With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the 'appraised value' is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured
Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. The Contract
Loan-to-Value Ratio is equal to the original principal amount of the Contract divided by the lesser of the 'appraised value' or the sales price for the Manufactured Home or such other amount as may be specified, or determined by such method as may be specified, in the applicable Prospectus Supplement.

PRE-FUNDING

     If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Certificates of a particular Series (such amount, the 'Pre-Funded Amount') will be deposited in an account (the 'Pre-Funding Account') to be established with the Trustee, which will be used to acquire additional
Mortgage Loans or Contracts from time to time during the time period specified in the related Prospectus Supplement (the 'Pre-Funding Period'). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans or Contracts, such Pre-Funded Amount may be invested in one or more Eligible Investments.
Except as otherwise provided in the applicable Agreement, 'Eligible Investments' are any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence: (i) obligations which have the benefit of full faith and credit of the United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt,
(ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities;
provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency,
(iii) certificates of deposit having a rating in the highest rating from each Rating Agency or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest category form each Rating Agency; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category from each Rating Agency; (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and (f) any other investment with respect to which each Rating Agency rating such Certificates indicates will not result in the reduction or withdrawal of its then existing rating of the certificates. Except as otherwise provided in the applicable
Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

     During any Pre-Funding Period, the Depositor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Mortgage Loans or Contracts from time to time during such Pre-Funding
Period. Such additional Mortgage Loans or Contracts will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus
Supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans or Contracts included in the Trust Fund as of the Closing Date subject to such exceptions as are expressly stated in such Prospectus Supplement.

     Although the specific parameters of the Pre-Funding Account with respect to any issuance of Certificates will be specified in the related Prospectus
Supplement, it is anticipated that: (a) the Pre-Funding Period will not

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exceed 90 days from the related Closing Date, (b) the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans or Contracts included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus
Supplement) and (c) the Pre-Funded Amount will not exceed 25% of the principal amount of the Certificates issued pursuant to a particular offering.

GOVERNMENT SECURITIES

GENERAL

     If so specified in the applicable Prospectus Supplement, the Trust Fund for a Series may include any combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered
Interest and Principal of Securities, or STRIPS, program ('Treasury Strips'), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on certain United States Treasury Bonds
('Treasury Bonds'), (ii) Treasury Bonds and (iii) certain other debt securities
('GSE Bonds') of United States government sponsored entities ('GSEs') (GSE
Bonds, together with Treasury Strips, and Treasury Bonds, collectively,
'Government Securities'). The Government Securities, if any, included in a Trust
Fund are intended to assure investors that funds will be available to make certain specified payments of principal and/or interest due on the related
Certificates. As such, the Government Securities, if any, included in a Trust
Fund are intended to both (i) support the ratings assigned to the related
Certificates and (ii) perform a function similar to that described herein under 'Credit Support.' A description of the respective general features of Treasury
Bonds, Treasury Strips and GSE Bonds is set forth below.

     The Prospectus Supplement for each Series of Certificates the Trust Fund with respect to which contains Government Securities will contain information as to: (i) the title and series of each such Government Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Government Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Government Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Government Security will bear interest, if any; the date or dates from which such interest will accrue; and the dates on which such interest will be payable; (v) whether such Government
Security was issued at a price lower than the principal amount thereof; (vi) material events of default or restrictive covenants provided for with respect to such Government Security; (vii) the rating thereof, if any; (viii) the issuer of each Government Security; (ix) the material risks, if any, posed by any such Government Securities and the issuers thereof (which risks, if appropriate, will be described in the 'Risk Factors' section of the related Prospectus
Supplement); and (x) any other material terms of such Government Security. With respect to a Trust Fund which includes a pool of Government Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Government Securities' pool, certain material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv), and (v) of the preceding sentence and any other material terms regarding such pool.

     The Government Securities included in a Trust Fund will be senior, unsecured, nonredeemable obligations of the issuer thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust Fund with respect to a Series of Certificates is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Certificates.

TREASURY BONDS

     Treasury Bonds are issued by and are the obligations of The United States of America. As such, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America.
Interest is typically payable on Treasury Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples thereof.

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TREASURY STRIPS

     In general, Treasury Strips are created by separating, or 'stripping,' the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments (generally semiannual) due on the Treasury Bond to which such Treasury
Strip relates.

     In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate
Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under 'The Trust Fund-Private Label Custody Receipt
Securities'), and investment banks no longer sponsor new issues of custodial receipts.

     Treasury Strips may be either 'serial' or 'callable.' A serial Treasury
Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on such Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount thereof. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. Such Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of such Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strip will be included in a Trust Fund.
The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received thereon. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders thereof in accordance with procedures applicable to the particular issue of such Treasury Strips.

GSE BONDS

     As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included in a Trust Fund: Federal
National Mortgage Association ('Fannie Mae'), Federal Home Loan Mortgage
Association ('Freddie Mac'), Student Loan Marketing Association ('Sallie Mae'),
Resolution Funding Corporation ('REFCO'), Tennessee Valley Authority ('TVA'),
Federal Home Loan Banks ('FHLB') (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), and Federal Farm Credit Banks ('FFCB'). GSE debt securities are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a Trust Fund only to the extent that (i) its obligations are supported by the full faith and credit of the United States government or (ii) such organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to such organization (a 'GSE Issuer'). Unless otherwise specified in the related
Prospectus Supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

     Unless otherwise specified in the related Prospectus Supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ('Fiscal Agent') for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

     GSE Bonds may be subject to certain contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of certain specified events. Unless otherwise specified in the related
Prospectus Supplement, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the

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federal government, may cause or require such GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

The Federal National Mortgage Association

     Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter
Act. It is the largest investor in home mortgage loans in the United States.
Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ('MBS'). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

     Fannie Mae prepares an Information Statement annually which describes
Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016; telephone (202) 752-7115.
Fannie Mae is not subject to the periodic reporting requirements of the Exchange
Act.

The Federal Home Loan Mortgage Corporation

     Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title
III of the Emergency Home Finance Act of 1970, as amended (the 'FHLMC Act').
Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages
(including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie
Mac consists of the purchase of conventional residential mortgages and participation interests in such mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased.
Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

     Freddie Mac prepares an Information Statement annually which describes
Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor
Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside
Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington,
D.C. metropolitan area, telephone (703)759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

The Student Loan Marketing Association

     Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ('FFEL') program and the Health Education
Assistance Loan Program. Under the Higher

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Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if such obligations are issued by such eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act.
As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

     Sallie Mae prepares an Information Statement annually which describes
Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge upon written request to the Corporate and Investor
Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W.,
Washington, D.C. 20007; telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

The Resolution Funding Corporation

     REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989
('FIRREA'). The sole purpose of REFCO is to provide financing for the Resolution
Trust Corporation (the 'RTC'). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban
Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight
Board from among the presidents of the twelve FHLB.

     The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

     Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston,
Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

The Federal Home Loan Banks

     The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the 'FHLB'), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance
Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

     The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal
Housing Finance Board of consolidated bonds and consolidated notes of the FHLB.
Unless otherwise specified in the applicable Prospectus Supplement, questions regarding such financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777
F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable Prospectus Supplement, copies of such reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921

                                       33



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
Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

Tennessee Valley Authority

     TVA is a wholly owned corporate agency and instrumentality of the United
States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the 'TVA Act'). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

     TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable Prospectus
Supplement, these documents can be obtained by writing or calling Tennessee
Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499,
Attention: Vice President and Treasurer; telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

Federal Farm Credit Banks

     The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the 'System'). Through its Banks ('FCBs') and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, certain farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the 'Farm Credit Act'), and are subject to regulation by a Federal agency, the Farm Credit Administration (the
'FCA'). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers.
Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm
Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to certain related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

     The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act
('Systemwide Debt Securities'). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs
(the 'Funding Corporation').

     Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly
Information Statements issued subsequent thereto and certain press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable Prospectus Supplement, such information and the Farm Credit
System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding
Corporation, Investment Banking Services Department, 10 Exchange Place, Suite
1401, Jersey City, New Jersey 07302; telephone (201) 200-8000. Upon request, the
Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

                                       34



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
PRIVATE LABEL CUSTODY RECEIPT SECURITIES

GENERAL

     If so specified in the applicable Prospectus Supplement, the Trust Fund for a Series may include any combination of (i) receipts or other instruments (other than Treasury Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian ('Private
Label Custody Strips') and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain
REFCO bonds ('REFCO Strips'; and together with Private Label Custody Strips,
'Private Label Custody Receipt Securities'). The Private Label Custody Receipt
Securities, if any, included in a Trust Fund are intended to assure investors that funds are available to make certain specified payments of principal and/or interest due on the related Certificates. As such the Private Label Custody
Receipt Securities, if any, included in a Trust Fund are intended to both (i) support the ratings assigned to such Certificates and (ii) perform a function similar to that described herein under 'Credit Support.' A description of the respective general features of Private Label Custody Receipt Securities is set forth below.

     The Prospectus Supplement for each Series of Certificates the Trust Fund with respect to which contains Private Label Custody Receipt Securities will contain information as to: (i) the title and series of each such Private Label
Custody Receipt Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Private Label Custody Receipt Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Private
Label Custody Receipt Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Private Label Custody Receipt
Security will bear interest, if any, the date or dates from which such interest will accrue; and the dates on which such interest will be payable; (v) whether such Private Label Custody Receipt Security was issued at a price lower than the principal amount thereof, (vi) material events of default or restrictive covenants provided for with respect to such Private Label Custody Receipt
Security; (vii) the rating thereof, if any; (viii) the issuer of such Private
Label Custody Receipt Security; (ix) the material risks, if any, posed by any such Private Label Custody Receipt Security and the issuer thereof (which risks, if appropriate, will be described in the 'Risk Factors' section of the Prospectus Supplement); and (x) any other material terms of such Private Label
Custody Receipt Security. With respect to a Trust Fund which includes a pool of Private Label Custody Receipt Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Private Label
Custody Receipt Securities' pool, certain material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv) and (v) of the preceding sentence and any other material terms regarding such pool.

     The Private Label Custody Receipt Securities included in a Trust Fund will be senior, unsecured, nonredeemable obligations of the issuers thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust
Fund with respect to a Series of Certificates is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Certificates. Each Trust, the related Trust Fund of which includes Private Label Custody Receipt Securities will be provided with an opinion of Brown & Wood LLP, Sidley & Austin or other counsel specified in the applicable Prospectus Supplement to the effect that the Private Label Custody
Receipt Securities included in the related Trust Fund are exempt from the registration requirements of the Securities Act. A copy of such opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

PRIVATE LABEL CUSTODY STRIPS

     The first 'stripping' of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments.
Investors were able to purchase the 'strip' at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ('TEFRA') which required holders of such strips to accrue a portion of the discount toward par annually and report such accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

                                       35



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
     The shift to 'book-entry only' Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would thereupon issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for such receipts was segmented.

     In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

     Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

     A holder of a Private Label Custody Strip (as opposed to a STRIP) cannot enforce payment on such Treasury Strip against the Treasury; instead, such holder must look to the custodian for payment. Such custodian (and such holder of a Private Label Custody Strip that obtains ownership of the underlying
Treasury Bond) can enforce payment of the underlying Treasury Bond against the Treasury. In the event any Private Label Custody Strips are included in a Trust
Fund with respect to any Series of Certificates, the Prospectus Supplement for such Series will include the identity and a brief description of each custodian that issued such Private Label Custody Strips. In the event the Depositor knows that the depositor of the Treasury Bonds underlying such Private Label Custody
Strips is the Depositor or any of its affiliates, the Depositor will disclose such fact in such Prospectus Supplement.

REFCO STRIPS

     A REFCO Bond may be divided into its separate components, consisting of:
(i) each future semi-annual interest distribution (an 'Interest Component'); and
(ii) the principal payment (the 'Principal Component') (each component individually hereinafter referred to as a 'REFCO Strip'). REFCO Strips are not created by REFCO; instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO
Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

     For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semi-annual interest payment of $1,000 or an integral multiple thereof. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

     A holder of a REFCO Strip cannot enforce payment on such REFCO Strip against REFCO; instead, such holder must look to the custodian for payment. Such custodian (and such holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond) can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in the Trust Fund will be set forth in the related
Prospectus Supplement. In the event the Depositor knows that the depositor of the REFCO Bonds underlying the REFCO Strips included in the Trust Fund is the Depositor or any of its affiliates, the Depositor will disclose such fact in such Prospectus Supplement.

                                 THE DEPOSITOR

     The Depositor is a special purpose Delaware corporation organized for the purpose of causing the issuance of Certificates and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Depositor will have any significant assets. The Depositor is a wholly owned finance subsidiary of Collateralized Mortgage Securities Corporation, which is a wholly owned subsidiary of Credit Suisse First Boston Management Corporation, which is a wholly owned subsidiary of Credit Suisse First Boston, Inc.

                                       36




Neither Credit Suisse First Boston Securities Corporation, nor Credit Suisse First Boston, Inc., nor any of their affiliates, has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Certificates. The Depositor's principal executive office is located at Eleven Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

     Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, will be acquired by the Depositor directly or through one or more affiliates.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the applicable Prospectus Supplement to purchase the Trust Assets and any other assets constituting the related Trust Fund, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the applicable Prospectus Supplement, the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, for each Series of Certificates will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such assets from time to time either in the open market or in privately negotiated transactions (in the case of Trust Assets and any other assets constituting the related Trust Fund other than Mortgage Certificates).

                              YIELD CONSIDERATIONS

     Each monthly payment on a Mortgage Loan is calculated as one-twelfth of the applicable Mortgage Rate multiplied by the unpaid principal balance of such Mortgage Loan. The amount of such interest payment distributed monthly to Certificateholders with respect to each Mortgage Loan generally will be similarly calculated based on the applicable Pass-Through Rate for the related Mortgage Pool. The Pass-Through Rate for a Mortgage Pool will be either fixed or variable, as specified in the applicable Prospectus Supplement.

     Except as otherwise provided in the applicable Prospectus Supplement, each monthly accrual of interest on a Contract is calculated as one-twelfth of the product of the APR and the principal balance outstanding on the scheduled payment date for such Contract in the preceding month. If so specified in the applicable Prospectus Supplement, the Pass-Through Rate with respect to each Contract will be calculated on a Contract-by-Contract basis and the servicing fee applicable to each Contract from the applicable APR.

     With respect to a Mortgage Pool or a Contract Pool bearing a fixed Pass-Through Rate, to the extent provided in the applicable Prospectus Supplement, each Mortgage Loan or Contract will have a Mortgage Rate or APR that exceeds the Pass-Through Rate by at least 3/8 of 1% (or such other percentage as may be specified in the applicable Prospectus Supplement). To the extent provided in the applicable Prospectus Supplement, the difference between a Mortgage Rate or APR and the related fixed Pass-Through Rate for the Mortgage Pool or Contract Pool (less any servicing compensation payable to the related Servicers and the amounts, if any, payable to the Depositor or the person or entity specified in the applicable Prospectus Supplement) will be retained by the Master Servicer as servicing compensation to it. See 'Description of the Certificates -- Servicing Compensation and Payment of Expenses.' Although Mortgage Rates and APRs in a fixed Pass-Through Rate Mortgage Pool or Contract Pool, respectively, may vary, disproportionate principal prepayments among Mortgage Loans bearing different Mortgage Rates or APRs will not affect the return to Certificateholders since, as set forth above, the Pass-Through Rate may not exceed any Mortgage Rate or APR.

     With respect to Mortgage Pools having a variable Pass-Through Rate, the Pass-Through Rate will equal the weighted average of the Mortgage Rates on all the Mortgage Loans in the Mortgage Pool, minus the servicing compensation payable to the Master Servicer and the Servicer of such Mortgage Loans and the amounts, if any, retained by the Depositor or an Unaffiliated Seller or paid to the person or entity specified in the applicable Prospectus Supplement. The servicing fee and such other amounts will be fixed as to each Mortgage Loan at a rate per annum, and may vary among Mortgage Loans. Because the Mortgage Rates in such a Mortgage Pool will differ and the aggregate servicing compensation and such other amounts to be retained or distributed with respect to each Mortgage Loan will be fixed, it is likely that the weighted average of the Mortgage Rates, and the corresponding variable Pass-Through Rate, will change as the Mortgage Loans amortize and as a result of prepayments.

     If so specified in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to such Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for such period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Certificates of the related Series will be greater than would otherwise be the case. As a result, the yield on any such Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

     Generally, when a full prepayment is made on a Mortgage Loan or Contract, the Mortgagor or the borrower under a Contract (the 'Obligor'), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, to the extent provided in an applicable Prospectus Supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest that is not so received. Partial prepayments generally are applied on the Due Date following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Full and partial prepayments, together with interest on such full and partial prepayments to the last day of the month in which such prepayments occur (subject to certain limitations which, if applicable, herein or in the applicable Prospectus Supplement) will be deposited in the Certificate Account and will be available for distribution to Certificateholders on the next succeeding Distribution Date in the manner specified in the applicable Prospectus Supplement. See 'Maturity and Prepayment Considerations.'

     Generally, the effective yield to holders of Certificates having a monthly Distribution Date will be lower than the yield otherwise produced by the Pass-Through Rate with respect to a Mortgage Pool or Contract Pool or the pass-through rate borne by a Mortgage Certificate, Government Security or Private Label Custody Receipt Security because, while interest will accrue on each Mortgage Loan, Contract, Mortgage Certificate, Government Security or Private Label Custody Receipt Security to the first day of the month, the distribution of such interest to holders of such Certificates, to the extent so specified in the applicable Prospectus Supplement, will be made no earlier than the 25th day of the month following the month of the accrual (or such other day as is set forth in the applicable Prospectus Supplement). The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Certificates succeeds such 25th day (or such other day as is set forth in the applicable Prospectus Supplement). With respect to the Multi-Class Certificates of a Series having other than monthly Distribution Dates, the yield to holders of such Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on such Certificate to the Distribution Date on which such interest is distributed. In the event that the Certificates of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that such Series includes a Class of Residual Certificates, or as otherwise may be appropriate, the Prospectus Supplement for such Series will indicate the manner in which the yield to Certificateholders will be affected by different rates of prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates (and, if applicable, on the related Government Securities, if any and Private Label Custody Receipt Securities, if any). In general, the yield on Certificates that are offered at a premium to their principal or notional amount ('Premium Certificates') is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of such Class in each Interest Distribution is greater than the corresponding Percentage Interest of such Class in each Principal Distribution. If the differential is particularly wide (e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another) and a high level of prepayments occurs, there is a possibility that Certificateholders of Premium Certificates will not only suffer a lower than anticipated yield but,

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
in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to holders of Certificates that are Premium Certificates) will likely result in a lower than anticipated yield to holders of Certificates that are offered at a discount to their principal amount ('Discount Certificates'). If so specified in the applicable Prospectus Supplement, a disproportionately large amount of Principal Prepayments may be distributed to the holders of the Senior Certificates at the times and under the circumstances described therein.

     In the event that the Certificates of a Series include one or more Classes or Subclasses of Multi-Class Certificates, the Prospectus Supplement for such Series will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or Subclass and the percentage of the initial Stated Principal Balance of each such Subclass that would be outstanding on special Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans, Contracts, Government Securities, Private Label Custody Receipt Securities or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The scheduled maturities of all of the Mortgage Loans (or the mortgage loans underlying the Mortgage Certificates) at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years (or, in each such case, such other scheduled maturities as are set forth in the applicable Prospectus Supplement), but such Mortgage Loans (or such underlying mortgage loans) or Contracts may be prepaid in full or in part at any time. If so specified in the applicable Prospectus Supplement, no such Mortgage Loan (or mortgage loan) or Contract will provide for a prepayment penalty and each will contain (except in the case of FHA and VA Loans) due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the Mortgaged Property, Cooperative Dwelling or Manufactured Home.

     The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date) ('FHA Experience'). Published information with respect to conventional residential mortgage loans indicates that such mortgage loans have historically been prepaid at higher rates than government insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder thereof to demand payment in full of the remaining principal balance of such mortgage loans upon sales or certain transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

     It is customary in the residential mortgage industry in quoting yields (a) on a pool of 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (b) on a pool of 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

     Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the Prospectus Supplement relating to a Series of Certificates, the model used in a Prospectus Supplement will be the Standard Prepayment Assumption ('SPA'). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each month thereafter until the thirtieth month and in each month thereafter during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the applicable Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

     The terms of the Pooling and Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See 'Description of the Certificates -- Enforcement of `Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans' and 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- `Due-On-Sale' Clauses' for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments thereon and making new loans secured by a mortgage on the same property. Upon such refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

     There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other facts, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Certificates evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See 'The Trust Fund -- The Contract Pools.'

     While most Contracts will contain 'due-on-sale' provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the Contract. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain 'due on sale' clauses, and are freely assumable.

     Mortgage Loans made with respect to Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

     If set forth in the applicable Prospectus Supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, included in the related Trust Fund under the conditions stated in such Prospectus Supplement. For any Series of Certificates for which the Depositor has elected to treat the Trust as one or more REMICs pursuant to the provisions or the Code, any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a 'qualifying liquidation' thereunder. In addition, the Depositor will be obligated, under certain circumstances, to repurchase certain of the Trust Assets,

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
Government Securities, if any and Private Label Custody Receipt Securities, if any. The Master Servicer and Unaffiliated Sellers will also have certain repurchase obligations, as more fully described herein. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Such repurchases will have the same effect as prepayments in full. See 'The Trust Fund -- Mortgage Loan Program-Representations by Unaffiliated Sellers; Repurchases,' 'Description of the Certificates -- Assignment of Mortgage Loans,' ' -- Assignment of Mortgage Certificates,' ' -- Assignment of Contracts,' ' -- Assignment of Government Securities,' ' -- Assignment of Private Label Custody Receipt Securities' and
' -- Termination.'

                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an agreement consisting of either (a) a Pooling and Servicing Agreement or (b) a Reference Agreement (the 'Reference Agreement') and the Standard Terms and Provisions of Pooling and Servicing Agreement (such Standard Terms, the 'Standard Terms,' either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to as the 'Pooling and Servicing Agreement') among the Depositor, the Master Servicer, if any, and the Trustee named in the applicable Prospectus Supplement or a deposit trust agreement between the Depositor and the Trustee (the 'Deposit Trust Agreement,' together with the Pooling and Servicing Agreement, the 'Agreement'). Forms of the Pooling and Servicing Agreement and the Deposit Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe the material provisions common to each Pooling and Servicing Agreement and Deposit Trust Agreement. The summaries are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement or Deposit Trust Agreement for the applicable Series and the applicable Prospectus Supplement. Wherever defined terms of the Pooling and Servicing Agreement or Deposit Trust Agreement are referred to, such defined terms are thereby incorporated herein by reference.

GENERAL

     Each Certificate offered hereby and by means of the applicable Prospectus Supplement will be issued in book-entry form (or, if specified in the applicable Prospectus Supplement, fully registered, certificated form) and will represent the undivided interest or beneficial interest attributable to such Class or Subclass in the Trust Fund. The Trust Fund with respect to a Series will consist of: (i) such Mortgage Loans, Contracts, Mortgage Certificates, Government Securities, Private Label Custody Receipt Securities and distributions thereon as from time to time are subject to the applicable Agreement; (ii) such assets as from time to time are identified as deposited in the Certificate Account referred to below; (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession;
(iv) the Letter of Credit, if any, with respect to such Series; (v) the Pool Insurance Policy, if any, with respect to such Series (described below under 'Description of Insurance'); (vi) the Special Hazard Insurance Policy, if any, with respect to such Series (described below under 'Description of Insurance');
(vii) the Mortgagor Bankruptcy Bond and proceeds thereof, if any, with respect to such Series (as described below under 'Description of Insurance'); (viii) the Performance Bond and proceeds thereof, if any, with respect to such Series; (ix) the Primary Mortgage Insurance Policies, if any, with respect to such Series (as described below under 'Description of Insurance'); (x) the Depositor's rights under the Warranty and Servicing Agreement with respect to the Mortgage Loans or Contracts, if any, with respect to such Series; and (xi) the GPM and Buy-Down Funds, if any, with respect to such Series; or, in lieu of some or all of the foregoing, such Alternative Credit Support as shall be described in the applicable Prospectus Supplement. Upon the original issuance of a Series of Certificates, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the applicable Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

     If so specified in the Prospectus Supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund, in whole or in part, as one or more REMICs under the Code, ownership of the Trust Fund for such Series may be evidenced by Multi-Class Certificates and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Certificates may be made on a sequential or concurrent basis, as specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, one or more of such Classes or Subclasses may be Compound Interest Certificates.

     The Residual Certificates, if any, included in a Series will be designated by the Depositor as the 'residual interest' in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the Prospectus Supplement for such Series. All other Classes of Certificates of such Series will constitute 'regular interests' in the related REMIC, as defined in the Code. If so specified in the applicable Prospectus Supplement, such Residual Certificates may be offered hereby and by means of such Prospectus Supplement. See 'Material Federal Income Tax Consequences.'

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
     If so specified in the Prospectus Supplement for a Series which includes Multi-Class Certificates, each Trust Asset, Government Security, if any, and Private Label Custody Receipt Security, if any, in the related Trust Fund will be assigned an initial 'Asset Value.' The Asset Value of each Trust Asset, Government Security, if any, and Private Label Custody Receipt Security, if any, in the related Trust Fund generally will be the Stated Principal Balance of each Class or Classes of Certificates of such Series that, based upon certain assumptions, can be supported by distributions on such Trust Assets, Government Securities and Private Label Custody Receipt Securities allocable to such Class or Subclass, together with reinvestment income thereon, to the extent specified in the applicable Prospectus Supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for such Series. The method of determining the Asset Value of the Trust Assets, Government Securities and Private Label Custody Receipt Securities in the Trust Fund for such a Series that includes Multi-Class Certificates will be specified in the applicable Prospectus Supplement.

     If so specified in the Prospectus Supplement with respect to a Series, ownership of the Trust Fund for such Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, one or more Classes or Subclasses or Subordinated Certificates of a Series may be subordinated to the right of the holders of Certificates of one or more Classes or Subclasses within such Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the related Trust Fund, in the manner and to the extent specified in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the holders of each Subclass of Senior Certificates will be entitled to the Percentage Interests in the principal and/or interest payments on the Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, specified in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Subordinated Certificates of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, which right will be subordinated to the right of the holders of the Senior Certificates of such Series to receive distributions with respect to such Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, as more fully set forth in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the holders of the Senior Certificates may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, the Depositor may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Such Certificates will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the applicable Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

     The Certificates of a Series offered hereby and by means of the applicable Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for such purpose set forth in the applicable Prospectus Supplement. No service charge will be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     Beginning on the date specified in the applicable Prospectus Supplement, distributions of principal and interest on the Certificates of a Series will be made by the Master Servicer or Trustee, if so specified in the Prospectus Supplement, on each Distribution Date to persons in whose name the Certificates are registered at the close of business on the day specified in such Prospectus Supplement (the 'Record Date'). Such distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the applicable Prospectus Supplement, which rate may be fixed or variable. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on such other basis as may be

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
specified in the applicable Prospectus Supplement. Distributions of principal on the Certificates will be made in the priority and manner and in the amounts specified in the applicable Prospectus Supplement.

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by such Certificate and the payments of principal and interest (adjusted to the related Pass-Through Rate) on or with respect to the Mortgage Loans, Contracts (including any Advances thereof), the Mortgage Certificates the Government Securities, if any, and Private Label Custody Receipt Security, if any, included in the Trust Fund with respect to such Series.

     If so specified in the applicable Prospectus Supplement, distributions on a Class or Subclass of Certificates of a Series may be based on the Percentage Interest evidenced by a Certificate of such Class or Subclass in the distributions (including any Advances thereof) of principal (the 'Principal Distribution') and interest (adjusted to the Pass-Through Rate for the related Mortgage Pool or Contract Pool) (the 'Interest Distribution') on or with respect to the Mortgage Loans, the Contracts, the Mortgage Certificates, the Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the related Trust Fund. On each Distribution Date, the Trustee will distribute to each holder of a Certificate of such Class or Subclass an amount equal to the product of the Percentage Interest evidenced by such Certificate and the interest of such Class or Subclass in the Principal Distribution and the Interest Distribution (in each case, subject to certain limitations which, if applicable, will be described in the applicable Prospectus Supplement). A Certificate of such a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the applicable Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, the holders of the Senior Certificates may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal such holder is entitled to receive. Such percentages may vary from time to time, subject to the terms and conditions specified in the Prospectus Supplement.

     Distributions of interest on each such Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in such Prospectus Supplement (subject to certain limitations in the case of a Series of Certificates that includes Multi-Class Certificates, which limitations, if applicable, will be specified in the applicable Prospectus Supplement). Distributions of interest on each Class or Subclass of Certificates identified in the applicable Prospectus Supplement as being 'Compound Interest Certificates' (the 'Compound Interest Certificates') will be made on each Distribution Date after the Stated Principal Balance of all Certificates of such Series having a Final Scheduled Distribution Date prior to that of such Class or Subclass of Compound Interest Certificates has been reduced to zero (subject to certain limitations in the case of a Series of Certificates that includes Multi-Class Certificates, which limitations, if applicable, will be specified in the applicable Prospectus Supplement). Prior to such time, interest on such Class or Subclass of Compound Interest Certificates will be added to the Stated Principal Balance thereof on each Distribution Date for such Series.

     If so specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, distributions in reduction of the Stated Principal Balance of such Certificates will be made as described herein. Distributions in reduction of the Stated Principal Balance of such Certificates will be made on each Distribution Date for such Series to the holders of the Certificates of the Class or Subclass then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Principal Balance of such Certificates to zero. Allocation of distributions in reduction of the Stated Principal Balance will be made to each Class or Subclass of such Certificates in the order specified in the applicable Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Distributions in reduction of the Stated Principal Balance of each Certificate of a Class or Subclass then entitled to receive such distributions will be made pro rata among the Certificates of such Class or Subclass (or on such other basis as is specified in the applicable Prospectus Supplement).

     The maximum amount which will be distributed in reduction of the Stated Principal Balance to holders of Certificates of a Class or Subclass then entitled thereto on any Distribution Date generally will equal, to the extent funds are available in the Certificate Account, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of such Series since the prior Distribution Date (or since the date specified in the applicable Prospectus Supplement in the case of the first Distribution Date) (the 'Accrual Distribution Amount'); (ii) the Stated Principal Distribution Amount; and (iii) to the extent

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
specified in the applicable Prospectus Supplement, the applicable percentage of the Excess Cash Flow specified in such Prospectus Supplement.

     The 'Stated Principal Distribution Amount' with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Certificates of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates of such Series to be added to the Stated Principal Balance thereof on such Distribution
Date) exceeds the Asset Value of the Trust Assets, the Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the Trust Fund underlying such Series as of the end of a period (a 'Due Period') specified in the applicable Prospectus Supplement (or such other amount as is specified in the applicable Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates). For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets, the Government Securities, if any, and Private Label Custody Receipt Securities, if any, will be reduced to take into account the interest evidenced by such Classes or Subclasses of Certificates in the principal distributions on or with respect of such Trust Assets, Government Securities and Private Label Custody Receipt Securities received by the Trustee during the preceding Due Period.

     'Excess Cash Flow' represents the excess of (i) the interest evidenced by such Multi-Class Certificates in the distributions received on the Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, underlying such Series in the Due Period preceding a Distribution Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of such Certificates), together with income from the reinvestment thereof, and, to the extent specified in such Prospectus Supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for such Series in the Due Period preceding such Distribution Date, over (ii) the sum of all interest accrued, whether or not then distributable, on the Multi-Class Certificates since the preceding Distribution Date (or since the date specified in the applicable Prospectus Supplement in the case of the first Distribution Date), the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Certificates of such Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during such Due Period (or such other amount as is specified in the applicable Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates).

     The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the holder thereof is entitled from the cash flow on the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the Trust Fund for such Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by such holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the applicable Prospectus Supplement.

     Distributions (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that, with respect to any holder of a Certificate meeting the requirements specified in the applicable Prospectus Supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency designated by the Master Servicer for such purpose, as specified in the final distribution notice to Certificateholders.

ASSIGNMENT OF MORTGAGE CERTIFICATES

     Pursuant to the applicable Pooling and Servicing Agreement for a Series of Certificates that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause such Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on such Mortgage Certificates on or after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Such schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Certificates

                                       45



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
and its coupon rate, maturity and original principal balance. In addition, such steps will be taken by the Depositor as are necessary to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each such Mortgage Certificate to be made directly to the Trustee.

     In connection with such assignment, the Depositor will make certain representations and warranties in the Pooling and Servicing Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and such breach or breaches adversely affect the interests of the Certificateholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for such Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund (or part thereof) as one or more REMICs, at the lesser of the price set forth above, or the adjusted tax basis, as defined in the Code, of such Mortgage Certificates. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the applicable Prospectus Supplement. Any amounts received in respect of such repurchases will be distributed to Certificateholders on the immediately succeeding Distribution Date.

     If so specified in the applicable Prospectus Supplement, within the specified period following the date of issuance of a Series of Certificates, the Depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the Trustee Mortgage Certificates ('Substitute Mortgage Certificates') in substitution for any one or more of the Mortgage Certificates ('Deleted Mortgage Certificates') initially included in the Trust Fund. The required characteristics or any such Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the applicable Prospectus Supplement.

ASSIGNMENT OF MORTGAGE LOANS

     The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans on or after the Cut-off Date, but not including principal and interest due before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information with respect to the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

     In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of such Mortgage Loan.

     The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will, generally within 60 days after receipt thereof, review and hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days

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
after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase within 90 days of such notice the related Mortgage Loan from the Trustee at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund (or part thereof) as one or more REMICs, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest, to the first day of the month following such repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under 'The Trust Fund -- Mortgage Loan
Program -- Representations by Unaffiliated Sellers; Repurchases'. This repurchase obligation generally constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document.

     With respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of such Mortgage Loans and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Loan. In addition, if so specified in the applicable Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Certificates, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Certificateholders in a Mortgage Loan, the Depositor will be obligated either to cure the breach in all material respects or to repurchase such Mortgage Loan at the purchase price set forth above. Subject to the ability of the Depositor, if so specified in the applicable Prospectus Supplement, to substitute for certain Mortgage Loans as described below, this repurchase obligation generally constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.

     Within the period specified in the applicable Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ('Substitute Mortgage Loans') in substitution for any one or more of the Mortgage Loans ('Deleted Mortgage Loans') initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the applicable Prospectus Supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders in such Mortgage Loans. The required characteristics of any such Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under 'The Trust Fund -- The Mortgage Pools' with respect to the substitution of Mortgage Loans.

     In addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Pooling and Servicing Agreement relating to a Series of Certificates, the Master Servicer may make certain representations and warranties to the Trustee in such Pooling and Servicing Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See 'Description of Insurance' for information regarding the extent of coverage under certain of the aforementioned insurance policies. Upon a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders of such Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the price calculated as set forth above.

     To the extent described in the applicable Prospectus Supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Certificates to support, among other things, this purchase obligation. The aforementioned purchase obligation generally constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon such a breach is subject to limitations.

     The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

                                       47



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     Pursuant to each Pooling and Servicing Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

ASSIGNMENT OF CONTRACTS

     The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts on or after the Cut-off Date, but not including principal and interest due before the Cut-off Date. To the extent provided in the applicable Prospectus Supplement, if the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase such Contract. The Trustee, concurrently with such assignment, will authenticate and deliver the Certificates. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the 'Contract Schedule'). The Contract Schedule generally will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the Cut-off Date; the APR; the current scheduled monthly level payment of principal and interest; and the maturity of the Contract.

     In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, if specified in the applicable Prospectus Supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. The Contracts generally will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Certificateholders in the Contracts could be defeated. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts.'

     The Trustee (or the Custodian) will review and hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be defective in any material respect, the Unaffiliated Seller must cure such defect within 60 days, or within such other period specified in the applicable Prospectus Supplement, after the Trustee's notice to the Unaffiliated Seller of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect thereof from the Trustee at a price equal to the remaining unpaid principal balance of such Contract (or, in the case of a repossessed Manufactured Home, the unpaid principal balance of such Contract immediately prior to the repossession) or, in the case of a Series as to which an election has been made to treat the related Trust Fund (or part thereof) as one or more REMICs, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued but unpaid interest to the Due Date following repurchase, plus any unreimbursed Advances with respect to such Contract. This repurchase obligation generally constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a Contract document.

     Each Unaffiliated Seller of Contracts will generally have represented, among other things, that (i) immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) as of the date of such transfer, each Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair, (v) as of the date of such transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Pooling and Servicing Agreement and that all premiums now due on such insurance have been paid in full (in each case, subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement).

     All of the representations and warranties of a seller in respect of a Contract will have been made as of the date on which such seller sold the Contract to the Depositor or its affiliate; the date such representations and warranties were made may be a date prior to the date of initial issuance of the related Series of Certificates. A

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substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Certificates.

     The only representations and warranties to be made for the benefit of Certificateholders in respect of any Contract relating to the period commencing on the date of sale of such Contract to the Depositor or its affiliate will be certain limited representations of the Depositor and of the Master Servicer described above under 'The Trust Fund -- The Contract Pools.'

     If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Certificateholders in such Contract within 90 days (or such other period specified in the applicable Prospectus Supplement) after notice from the Master Servicer, such Unaffiliated Seller will be obligated to repurchase such Contract at a price equal to, the principal balance thereof (or such other price as may be specified, or determined by such method as may be specified, in the applicable Prospectus Supplement) as of the date of repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund (or part thereof) as one or more REMICs, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in
Section 860F(a) of the Code, in each case together with accrued and unpaid interest to the Due Date following repurchase, plus the amount of any unreimbursed Advances in respect of such Contract (the 'Purchase Price'). The Master Servicer will be required under the applicable Pooling and Servicing Agreement to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Contract. This repurchase obligation generally will constitute the sole remedy available to Certificateholders or the Trustee for a breach of representation by an Unaffiliated Seller.

     Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under 'The Trust Fund -- The Contract Pools.'

ASSIGNMENT OF GOVERNMENT SECURITIES

     Pursuant to the applicable Pooling and Servicing Agreement for a Series of Certificates that includes Government Securities in the related Trust Fund, the Depositor will cause such Government Securities to be transferred to the Trustee together with all principal and interest distributed on such Government Securities on or after the Cut-off Date. Each Government Security included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Such schedule will include information as to the principal balance of each Government Security as of the date of issuance of the Certificates and its interest rate, maturity and original principal balance. In addition, such steps will be taken by the Depositor as are necessary to cause the Trustee to become the registered owner of each Government Security which is included in a Trust Fund and to provide for all distributions on each such Government Security to be made directly to the Trustee.

     In connection with such assignment, the Depositor will make certain representations and warranties in the Pooling and Servicing Agreement as to, among other things, its ownership of the Government Securities. In the event that these representations and warranties are breached, and such breach or breaches adversely affect the interests of the Certificateholders in a Government Security, the Depositor will be required to repurchase such Government Security at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related interest rate to the distribution date for such Government Security. The Government Securities with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the applicable Prospectus Supplement. Any

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amounts received in respect of such repurchases will be distributed to
Certificateholders on the immediately succeeding Distribution Date.

     If so specified in the applicable Prospectus Supplement, within the specified period following the date of issuance of a Series of Certificates, the Depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the Trustee Government Securities ('Substitute Government Securities') in substitution for any one or more of the Government Securities ('Deleted Government Securities') initially included in the Trust Fund. The required characteristics or any such Substitute Government Securities and any additional restrictions relating to the substitution of Government Securities will be set forth in the applicable Prospectus Supplement.

ASSIGNMENT OF PRIVATE LABEL CUSTODY RECEIPT SECURITIES

     Pursuant to the applicable Pooling and Servicing Agreement for a Series of Certificates that includes Private Label Custody Receipt Securities in the related Trust Fund, the Depositor will cause such Private Label Custody Receipt Securities to be transferred to the Trustee together with all principal and interest distributed on such Private Label Custody Receipt Securities on or after the Cut-off Date. Each Private Label Custody Receipt Security included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Such schedule will include information as to the principal balance of each Private Label Custody Receipt Security as of the date of issuance of the Certificates and its interest rate, maturity and original principal balance. In addition, such steps will be taken by the Depositor as are necessary to cause the Trustee to become the registered owner of each Private Label Custody Receipt Security which is included in a Trust Fund and to provide for all distributions on each such Private Label Custody Receipt Security to be made directly to the Trustee.

     In connection with such assignment, the Depositor will make certain representations and warranties in the Pooling and Servicing Agreement as to, among other things, its ownership of the Private Label Custody Receipt Securities. In the event that these representations and warranties are breached, and such breach or breaches adversely affect the interests of the Certificateholders in a Private Label Custody Receipt Security, the Depositor will be required to repurchase such Private Label Custody Receipt Security at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related interest rate to the distribution date for such Private Label Custody Receipt Security. The Private Label Custody Receipt Securities with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the applicable Prospectus Supplement. Any amounts received in respect of such repurchases will be distributed to Certificateholders on the immediately succeeding Distribution Date.

     If so specified in the applicable Prospectus Supplement, within the specified period following the date of issuance of a Series of Certificates, the Depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the Trustee Private Label Custody Receipt Securities ('Substitute Private Label Custody Receipt Securities') in substitution for any one or more of the Private Label Custody Receipt Securities ('Deleted Private Label Custody Receipt Securities') initially included in the Trust Fund. The required characteristics or any such Substitute Private Label Custody Receipt Securities and any additional restrictions relating to the substitution of Private Label Custody Receipt Securities will be set forth in the applicable Prospectus Supplement.

SERVICING BY UNAFFILIATED SELLERS

     Each Unaffiliated Seller of a Mortgage Loan or a Contract may have the option to act as the Servicer (or Master Servicer) for such Mortgage Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes the material provisions common to each Servicing Agreement but is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Pooling and Servicing Agreement provides that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans or Contracts, the Trustee or any successor Master Servicer must recognize the Servicer's rights and obligations under such Servicing Agreement.

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     A Servicer may delegate its servicing obligations to third-party Servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a Servicer, including collection of payments from Mortgagors and Obligors and remittance of such collections to the Master Servicer, maintenance of primary mortgage insurance, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims thereunder, subject in certain cases to (a) the right of the Master Servicer to approve in advance any such settlement; (b) maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to terms of the related Mortgage Loan or the Obligor pursuant to the related Contract; (c) processing of assumptions or substitutions; (d) attempting to cure delinquencies; (e) supervising foreclosures or repossessions; (f) inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under certain circumstances; and (g) maintaining accounting records relating to the Mortgage Loans and Contracts. A Servicer may also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans and Contracts (as described more fully below under ' -- Payments on Mortgage Loans' and ' -- Payments on Contracts'), and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

     As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. The Servicer will be reimbursed by the Master Servicer for certain expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing Agreement.

     Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

     Each Servicer will be required to service each Mortgage Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of such Mortgage Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may (subject to certain limitations which, if applicable, will be specified in the applicable Prospectus Supplement) terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans or Contracts serviced by any such Servicer under such Servicing Agreement, or if such fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all such Mortgage Loans or Contracts, or immediately upon the giving of notice upon certain stated events, including the violation of such Servicing Agreement by the Servicer.

     The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party Servicers, but continue to act as Master Servicer under the related Pooling and Servicing Agreement. Upon termination of a Servicing Agreement, the Master Servicer may act as Servicer of the related Mortgage Loans or Contracts or enter into one or more new Servicing Agreements. If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have such servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of such representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the Pooling and Servicing Agreement with respect to a Series will provide that any such amendment or new agreement may not be inconsistent with or violate such Pooling and Servicing Agreement.

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PAYMENTS ON MORTGAGE LOANS

     The Master Servicer will (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement) establish and maintain a separate account or accounts in the name of the Trustee (the 'Certificate Account'), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Certificates of a Series.

     If so specified in the applicable Prospectus Supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the 'Custodial Account') meeting the requirements set forth herein for the Certificate Account. In such a case, amounts in such Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Certificateholders in the manner set forth herein and in such Prospectus Supplement.

     In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the 'Servicing Account') that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository meeting the requirements of the Rating Agency rating the Certificates of the related Series, and that is otherwise acceptable to the Master Servicer. The Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, such requirement shall only apply to the extent such Servicer determines in good faith any such advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

     The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. The Master Servicer will deposit in the Certificate Account for each Series of Certificates on a daily basis the following payments and collections received or made by it on or after the Cut-off Date (other than payments due before the Cut-off Date) in the manner set forth in the applicable Prospectus Supplement:

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans, net of any portion of such payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

          (ii) all payments on account of interest on the Mortgage Loans, net of any portion thereof retained by the Servicer, if any, as its servicing fee;

          (iii) all proceeds of (A) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to such Series of Certificates and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool (to the extent such proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures) (collectively, 'Insurance Proceeds') or any Alternative Credit Support established in lieu of any such insurance and described in the applicable Prospectus Supplement; and (B) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to such Series ('Liquidation Proceeds'), net of expenses of liquidation, unpaid servicing compensation with respect to such Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

          (iv) all payments under the Letter of Credit, if any, with respect to such Series;

          (v) all amounts required to be deposited therein from the Reserve Fund, if any, for such Series;

          (vi) any Advances made by a Servicer or the Master Servicer (as described herein under ' -- Advances');

          (vii) any Buy-Down Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account, as described below; and

          (viii) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under 'The Trust Fund -- Mortgage Loan Program --

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     Representations by Unaffiliated Sellers; Repurchases' or ' -- Assignment of
     Mortgage Loans' above or repurchased by the Depositor as described under ' -- Termination' below).

     With respect to each Buy-Down Loan, if so specified in the applicable Prospectus Supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect thereto in a custodial account complying with the requirements set forth above for the Certificate Account, which may be an interest-bearing account. The amount of such required deposits, together with investment earnings thereon at the rate specified in the applicable Prospectus Supplement, will provide sufficient funds to support the full monthly payments due on such Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any such insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Certificateholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on such Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

     If the Mortgagor on a Buy-Down Loan prepays such loan in its entirety, or defaults on such loan and the Mortgaged Property is sold in liquidation thereof, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the 'Primary Insurer') if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim (including accrued interest and expenses) in respect of such default, to the L/C Bank in consideration of such payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable Prospectus Supplement. In the case of any such prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

     If so specified in the Prospectus Supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for such Series, which shall be drawn upon by the Trustee in the manner and at the times specified in such Prospectus Supplement.

PAYMENTS ON CONTRACTS

     A Certificate Account meeting the requirements set forth under 'Description of the Certificates -- Payments on Mortgage Loans' will be established in the name of the Trustee.

     There will be deposited in the Certificate Account (or the Custodial Account, as applicable) on a daily basis or as otherwise provided in the applicable Prospectus Supplement the following payments and collections received or made by it on or subsequent to the Cut-off Date (including, to the extent provided in the applicable Prospectus Supplement, scheduled payments of principal and interest due on or after the Cut-off Date but received by the Master Servicer before the Cut-off Date):

          (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

          (ii) all Obligor payments on account of interest on the Contracts,

          (iii) all net Liquidation Proceeds received with respect to Contracts or property acquired in respect thereof by foreclosure or otherwise;

          (iv) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

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          (v) any Advances made as described under ' -- Advances' and certain other amounts required under the Pooling and Servicing Agreement to be deposited in the Certificate Account with respect to any Contract;

          (vi) all amounts received from Credit Support provided with respect to a Series of Certificates with respect to any Contract;

          (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Master Servicer, the Depositor or otherwise as described above or under ' -- Termination' below; and

          (viii) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund with respect to any Contract.

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

     The Mortgage Certificates, if any, included in the Trust Fund with respect to a Series of Certificates will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Pooling and Servicing Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificate, to request the issuer or guarantor, if any, of such Mortgage Certificate to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

COLLECTION OF PAYMENTS ON GOVERNMENT SECURITIES

     The Government Securities, if any, included in the Trust Fund with respect to a Series of Certificates will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Pooling and Servicing Agreement will require the Trustee, if it has not received a distribution with respect to any Government Security by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Government Security, to request the issuer or guarantor, if any, of such Government Security to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

COLLECTION OF PAYMENTS ON PRIVATE LABEL CUSTODY RECEIPT SECURITIES

     The Private Label Custody Receipt Securities, if any, included in the Trust Fund with respect to a Series of Certificates will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Pooling and Servicing Agreement will require the Trustee, if it has not received a distribution with respect to any Private Label Custody Receipt Security by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Private Label Custody Receipt Security, to request the issuer or guarantor, if any, of such Private Label Custody Receipt Security to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the

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Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

DISTRIBUTIONS ON CERTIFICATES

     On each Distribution Date with respect to a Series of Certificates as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute, or, if so specified in the applicable Prospectus Supplement, will withdraw from the Custodial Account funds on deposit therein and remit to the Trustee, who will distribute, such funds to Certificateholders of record on the applicable Record Date. Such distributions shall occur in the manner described herein under 'Description of the Certificates -- Distributions of Principal and Interest' and in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute them to the Trustee. Such funds shall consist of the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any) and interest received (relating to each Mortgage Loan or Mortgage Certificate in the Mortgage Pool or each Contract in the Contract Pool and each Government Security, if any and Private Label Custody Receipt Security, if any,) on or after the Cut-off Date and on or prior to the 20th day (or if such day is not a business day, the next preceding business day) of the month of such distribution or such other day as may be specified in the applicable Prospectus Supplement (in either case the 'Determination Date'), except (other than with respect to a Series which includes Multi-Class Certificates):

          (i) all payments that were due before the Cut-off Date;

          (ii) all principal prepayments and, if so specified in the applicable Prospectus Supplement, Liquidation Proceeds and all payments in respect of certain repurchased Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, or Private Label Custody Receipt Securities, if any, received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion thereof;

          (iii) all payments which represent early receipt (other than prepayments) of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

          (iv) amounts received on particular Mortgage Loans or Contracts as late payments of principal or interest and with respect to which the Master Servicer has made an unreimbursed Advance;

          (v) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for certain losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

          (vi) that portion of each collection of interest on a particular Mortgage Loan or Mortgage Certificate in such Mortgage Pool, on a Government Security or a Private Label Custody Receipt Security or on a particular Contract in such Contract Pool that represents (A) servicing compensation to the Master Servicer, (B) amounts payable to the entity or entities specified in the applicable Prospectus Supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series, (C) related Insurance Proceeds or Liquidation Proceeds, (if so specified in the applicable Prospectus Supplement, to the extent such amounts exceed the aggregate of unpaid principal and interest on the related Contract) (D) amounts to be deposited in the Reserve Fund, if any, with respect to the Series or (E) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under 'Description of the Certificates -- Maintenance of Insurance Policies -- Presentation of Claims,' ' -- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans' and ' -- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Contracts' or in the applicable Prospectus Supplement.

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     No later than the Business Day immediately preceding the Distribution Date for a Series of Certificates, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal and interest on the Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, stated separately or the information enabling the Trustee to determine the amount of distributions to be made on the Certificates and a statement setting forth certain information with respect to the Mortgage Loans, Mortgage Certificates or Contracts, Government Securities, if any and Private Label Custody Receipt Securities, if any.

     If so specified in the applicable Prospectus Supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Certificates of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, Government Securities, if any, or Private Label Custody Receipt Securities, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable Prospectus Supplement, prior to making any distributions to Certificateholders, any portion of the distribution on the Mortgage Certificates, if any, Government Securities, if any, or Private Label Custody Receipt Securities, if any, that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

     Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. If so provided in the Prospectus Supplement, all income and gain realized from any such investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to such investments out of its own funds, when realized. The Certificate Account established pursuant to the Deposit Trust Agreement shall be a non-interest bearing account or accounts.

     The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Certificates having differing terms, whether subordinated or not, to the extent not described herein, shall be set forth in the applicable Prospectus Supplement.

SPECIAL DISTRIBUTIONS

     To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes of Multi-Class Certificates that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of the Stated Principal Balance ('Special Distributions') in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets, Government Securities, if any, or Private Label Custody Receipt Securities, if any, in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Pooling and Servicing Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Certificates of such Classes or Subclasses may be less than the sum of
(i) the interest scheduled to be distributed to holders of the Certificates of such Classes or Subclasses and (ii) the amount to be distributed in reduction of the Stated Principal Balance of such Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of the Stated Principal Balance would be made on the next Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise specified or modified in a Prospectus Supplement for a Series, the Master Servicer or the Trustee will include with each distribution to Certificateholders of record of such Series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable (per each Certificate, as to (i) through (iii) or (iv) through (vi) below, as applicable):

          (i) to each holder of a Certificate, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to principal of the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, separately identifying the aggregate amount of any Principal Prepayments included therein, and the portion, if any, advanced by a Servicer or the Master Servicer (such portion of Advances, may, if so specified in the applicable Prospectus Supplement, be given as an aggregate amount of principal and interest);

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
          (ii) to each holder of a Certificate, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to interest on the related Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, and the portion, if any, advanced by a Servicer or the Master Servicer (such portion of Advances, may, if so specified in the applicable Prospectus Supplement, be given as an aggregate amount of principal and interest);

          (iii) to each holder of a Certificate, the amount of servicing compensation with respect to the related Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, and such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of the Stated Principal Balance are then being made, the amount of such interest distribution and distribution in reduction of the Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of the Stated Principal Balance made on such Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

          (v) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Certificates outstanding of each Class or Subclass after giving effect to the distribution in reduction of the Stated Principal Balance made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the compound value of such Compound Interest Certificates on such Distribution Date;

          (vi) to each holder of a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest on such Distribution Date equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date):

             (a) the information contained in the report delivered pursuant to clause (v) above;

             (b) the interest accrued on such Class or Subclass of Compound Interest Certificates with respect to such Distribution Date and added to the compound value of such Compound Interest Certificate; and

             (c) the Stated Principal Balance of such Class or Subclass of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

          (vii) in the case of a Series of Certificates with a variable Interest Rate, the Interest Rate applicable to the distribution in question;

          (viii) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments thereunder and other amounts charged thereto on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond, or Reserve Fund as applicable, in each case, as of the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Certificateholders on the Distribution Date;

          (ix) in the case of a Series of Certificates benefiting from the Alternative Credit Support described in the applicable Prospectus Supplement, the amount of coverage under such Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Certificateholders on the Distribution Date;

          (x) the aggregate scheduled principal balance of the Trust Assets, Government Securities, if any, and Private Label Custody Receipt Securities, if any, as of a date not earlier than such Distribution Date after giving effect to payments of principal distributed to Certificateholders on the Distribution Date;

          (xi) the book value of any collateral acquired by the Mortgage Pool or Contract Pool through foreclosure, repossession or otherwise; and

          (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two or more months delinquent.

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
     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable Prospectus Supplement, will cause to be furnished to each Certificateholder of record at any time during such calendar year a report as to the aggregate of amounts reported pursuant to (i) through (iii) or (iv) through
(vi) above and such other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Certificateholder to prepare its tax return, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year.

ADVANCES

     Unless otherwise provided in the applicable Prospectus Supplement, each Servicer and the Master Servicer (with respect to Mortgage Loans or Contracts serviced by it and with respect to Advances required to be made by the Servicers that were not so made) will be obligated (subject to certain limitations which, if applicable, will be specified herein or in the applicable Prospectus Supplement) to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest (adjusted to the applicable Pass-Through Rate) that were due on the Due Date with respect to a Mortgage Loan or Contract and that were delinquent (including any payments that have been deferred by the Servicer or the Master Servicer) as of the close of business on the date specified in the Pooling and Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to their respective determinations that such advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making such advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Certificateholders, rather than to guarantee or insure against losses. Any such Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans or Contracts, as applicable with respect to which such amounts were advanced. In addition, such Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any such Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make Advances in respect of certain taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. Funds so advanced are reimbursable out of recoveries on the related Mortgage Loans or Contracts, as applicable. This right of reimbursement for any Advance will be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or Contracts. Unless otherwise provided in the applicable Prospectus Supplement, the Servicers and the Master Servicer will also be required (subject to certain limitations which, if applicable, will be specified herein or in the applicable Prospectus Supplement) to advance an amount necessary to provide a full month's interest in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans or Contracts. Any such Advances will not be reimbursable to the Servicers or the Master Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Pooling and Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, or Alternative Credit Support, follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, if so provided in the applicable Prospectus Supplement, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for such Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

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
     If specified in the applicable Prospectus Supplement, under the Pooling and Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the 'Escrow Account') in which Mortgagors or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing such escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate such account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obligated to make advances to such accounts when a deficiency exists therein. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

MAINTENANCE OF INSURANCE POLICIES

     To the extent that the applicable Prospectus Supplement does not expressly provide for a method of credit support described below under 'Credit Support' or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

STANDARD HAZARD INSURANCE

     To the extent specified in the applicable Prospectus Supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services (and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly) a policy of standard hazard insurance (a 'Standard Hazard Insurance Policy') covering the Mortgaged Property underlying such Mortgage Loan or Manufactured Home underlying such Contract in an amount at least equal to the maximum insurable value or the improvements securing such Mortgage Loan or Contract or the principal balance of such Mortgage Loan or Contract, whichever is less. Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. Such cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the Pooling and Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer (or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly) will maintain or cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property,

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
any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

     The Pooling and Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

     Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See 'Description of Insurance -- Special Hazard Insurance Policies' for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

SPECIAL HAZARD INSURANCE

     If so specified in the applicable Prospectus Supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no such obligation if coverage under the Pool Insurance Policy, if any, with respect to such Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level such that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Certain characteristics of the Special Hazard Insurance Policy are described under 'Description of Insurance -- Special Hazard Insurance Policies.'

POOL INSURANCE

     To the extent specified in the applicable Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Certificates in effect throughout the term of the Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors thereto, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Certain characteristics of the Pool Insurance Policy are described under 'Description of Insurance -- Pool Insurance Policies.'

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
PRIMARY MORTGAGE INSURANCE

     To the extent specified in the applicable Prospectus Supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each such Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Primary Mortgage Insurance Policy issued by a qualified insurer (the 'Primary Mortgage Insurer') with regard to each Mortgage Loan for which such coverage is required pursuant to the applicable Servicing Agreement and the Pooling and Servicing Agreement and to act on behalf of the Trustee (the 'Insured') under each such Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Certificates that is required to be kept in force under the Pooling and Servicing Agreement or applicable Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Certificates. See 'Description of Insurance -- Primary Mortgage Insurance Policies.'

MORTGAGOR BANKRUPTCY BOND

     If so specified in the applicable Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Certificates in full force and effect throughout the term of the Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Certificates, provided that such cancellation or reduction does not adversely affect the then current rating of such Series. See 'Description of Insurance-Mortgagor Bankruptcy Bond.'

PRESENTATION OF CLAIMS

     The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take such reasonable steps as are necessary to permit recovery under such insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

     If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees, (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (ii) that such expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

     If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow such normal practices and

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procedures as are deemed necessary or advisable to realize upon the defaulted
Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued thereon at the Mortgage Rate or APR, as the case may be, and if coverage under any other method of credit support with respect to such Series is exhausted, the related Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with such proceedings and which are reimbursable under the related Servicing Agreement or the Pooling and Servicing Agreement. In the event that any such proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest thereon at the applicable Mortgage Rate or APR, as the case may be, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on such Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF 'DUE-ON-SALE' CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Each Servicing Agreement and the Pooling and Servicing Agreement with respect to Certificates representing interests in a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the Mortgagor, such Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under any 'due-on-sale' clause applicable thereto, if any, unless it reasonably believes that such enforcement is not exercisable under applicable law or regulations or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

     Under the Servicing Agreements and the Pooling and Servicing Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer or the Master Servicer will follow such practices and procedures as are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

     Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage
Loans -- Foreclosure' herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

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     The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property will be less than was anticipated when such Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any such Mortgage Loan.

ENFORCEMENT OF 'DUE-ON-SALE' CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS

     Each Servicing Agreement and Pooling and Servicing Agreement with respect to Certificates representing interests in a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, may exercise its rights to accelerate the maturity of such Contract under the applicable 'due-on-sale' clause, if any, unless it is not exercisable under applicable law. In such case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Certificateholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

     Under the Servicing Agreement or the Pooling and Servicing Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Manufactured Homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer or Master Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Under the Pooling and Servicing Agreement for a Series of Certificates, the Depositor or the person or entity specified in the applicable Prospectus Supplement and any Master Servicer will be entitled to receive an amount described in such Prospectus Supplement. As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. Such servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer (with respect to the Mortgage Loans or Contracts serviced by it) and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

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     The Servicers and the Master Servicer, subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement, will pay from their servicing compensation certain expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee (and any custodian selected by the Trustee), the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Certain of these expenses may be reimbursable by the Depositor pursuant to the terms of the Pooling and Servicing Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under certain limited circumstances.

     As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a Prospectus Supplement. In the event, however, that claims are either not made or fully paid under such Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage thereunder has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay such losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, such right of reimbursement being prior to the rights of the Certificateholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

     To the extent set forth in the Deposit Trust Agreement or the Pooling and Servicing Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any, a specified percentage of the unpaid principal balance of each Mortgage Certificate, Government Security or Private Label Custody Receipt Security, as applicable, as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Deposit Trust Agreement, subject to limited reimbursement as provided therein.

EVIDENCE AS TO COMPLIANCE

     The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the Pooling and Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under the Pooling and Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer and each Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement and the applicable Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans or Contracts, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contracts was conducted in compliance with the provisions of the Pooling and Servicing Agreement and the Servicing Agreements, except for such exceptions as such firm believes it is required to report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

     The Master Servicer under each Pooling and Servicing Agreement will be named in the applicable Prospectus Supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under a Pooling and Servicing Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

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     The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

     The Trustee under each Pooling and Servicing Agreement or Deposit Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

     The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of a Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor Trustee.

     The Trustee may resign at any time from its obligations and duties under the Deposit Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No such resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Deposit Trust Agreement.

     Each Pooling and Servicing Agreement and Deposit Trust Agreement will also provide that neither the Depositor nor the Master Servicer nor any director, officer, employee or agent of the Depositor or the Master Servicer or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the applicable Agreement, or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer or the Trustee nor any such person will be protected against, in the case of the Depositor, any breach of representations or warranties made by it, and in the case of the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. Each Pooling and Servicing Agreement and Deposit Trust Agreement will further provide that the Depositor and the Trustee and any director, officer and employee or agent of the Depositor or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the applicable Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract, Mortgage Certificate, Government Security or Private Label Custody Receipt Security (except any such loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any such action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

DEFICIENCY EVENT

     To the extent a Deficiency Event is specified in the applicable Prospectus Supplement, a deficiency event (a 'Deficiency Event') with respect to the Certificates of each Series may be defined in the Pooling and Servicing

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Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Certificates of such Series, in accordance with the terms thereof and the Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

     Except as otherwise provided in the related Prospectus Supplement, to the extent a Deficiency Event is specified in the applicable Prospectus Supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future scheduled payments on the Mortgage Loans, Contracts, Mortgage Certificates, Government Security, if any, and Private Label Custody Receipt Security, if any, included in the related Trust Fund and other amounts receivable with respect to such Trust Fund towards payments on such Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each such Certificate on or before the latest Final Distribution Date of any outstanding Certificates of such Series.

     Except as otherwise provided in the related Prospectus Supplement, to the extent a Deficiency Event is specified in the applicable Prospectus Supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Certificates shall continue to be made in accordance with their terms.

     Except as otherwise provided in the related Prospectus Supplement, to the extent a Deficiency Event is specified in the applicable Prospectus Supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust Fund) to distributions on the Certificates of such Series in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Certificates expressly in accordance with their terms.

     Except as otherwise provided in the related Prospectus Supplement, to the extent a Deficiency Event is specified in the applicable Prospectus Supplement, if the Trustee is unable to make the positive determination described above, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on the Certificates of such series pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest Interest Rate borne by any Certificate of such Series, or in the event any Class of such Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having such floating interest rate and on the original principal amount of the Certificates of that Class. In such event, the holders of a majority in outstanding principal balance of such Certificates may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Certificates of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

EVENTS OF DEFAULT

     Except as otherwise provided in the applicable Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates will consist of: (i) any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice; (ii) any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which failure shall continue for the number of days specified in the applicable Prospectus Supplement or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the period set forth in the applicable Prospectus Supplement after the giving of written notice of such failure or breach; (iii) a breach of any of certain representations and warranties made by the Master Servicer in the Pooling and Servicing Agreement that materially and adversely affects the interests of

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Certificateholders, which continues unremedied for the number of days specified in the applicable Prospectus Supplement after the giving of written notice of such breach; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and (v) any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Certificates by the Rating Agency rating such Certificates because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain such rating.

RIGHTS UPON EVENT OF DEFAULT

     Except as otherwise provided in the applicable Prospectus Supplement, so long as an Event of Default with respect to a Series of Certificates remains unremedied, the Depositor, the Trustee or the holders of Certificates evidencing not less than the percentage of the voting rights evidenced by the Certificates of such Series specified in the applicable Prospectus Supplement may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans and Contracts and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master Servicer. Pending such appointment, the Trustee (unless prohibited by law from so acting) shall be obligated to act in such capacity. The Trustee and such successor master Servicer may agree upon the servicing compensation to be paid to such successor, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement.

AMENDMENT

     Except as otherwise provided in the applicable Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein,
(iii) if so specified in the applicable Prospectus Supplement, to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to any Class of Certificate by any Rating Agency, or (iv) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder of the related Series. The Pooling and Servicing Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the voting rights evidenced by the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of such Class or Subclass evidencing not less than 66 2/3% of such Class or Subclass, or
(ii) reduce the aforesaid percentage of the Certificates, the holders of which are required to consent to such amendment, without the consent of the holders of the Class affected thereby. Further, the Depositor, the Master Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust (or any part thereof) as a REMIC, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

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     The Deposit Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising thereunder that are not inconsistent with any other provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Deposit Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Certificates of such Series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Series then outstanding. Further, the Depositor, the Master Servicer and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Deposit Trust Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust (or any part thereof) as a REMIC, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

TERMINATION

     Except as otherwise provided in the related Prospectus Supplement, the obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the earlier of (a) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of any such Mortgage Loan or Contract and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) the payment to the Certificateholders of all amounts held by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement. The obligations created by the Deposit Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to such Deposit Trust Agreement. In no event, however, will the trust created by either such Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series of Certificates, the Master Servicer will give written notice of termination of the applicable Agreement of each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination.

     If so provided in the applicable Prospectus Supplement, the Agreement for each Series of Certificates will permit, but not require, the Depositor or such other person as may be specified in the Prospectus Supplement to repurchase from the Trust Fund for such Series all remaining Mortgage Loans, Mortgage Certificates, Contracts or Government Securities or Private Label Custody Receipt Securities subject to such Agreement at a price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund (or any part thereof) as one or more REMICs, under the Code, any such repurchase will be effected in compliance with the requirements of
Section 860F(a)(4) of the Code, in order to constitute a 'qualifying liquidation' thereunder. The exercise of any such right will effect early retirement of the Certificates of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans, Mortgage Certificates, Contracts, Government Securities or Private Label Custody Receipt Securities for such Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the applicable Prospectus Supplement.

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                                 CREDIT SUPPORT

     Credit support for a Series of Certificates may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Certificates (which may, if so specified in the applicable Prospectus Supplement, be issued in notional amounts), the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable Prospectus Supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under Description of Insurance. The amount and method of credit support will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

LETTERS OF CREDIT

     The Letters of Credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the applicable Prospectus Supplement (the 'L/C Bank'). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the 'L/C Percentage') specified in the Prospectus Supplement for such Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Certificates will be in compliance with the requirements established by the Rating Agency rating such Series and will be set forth in the Prospectus Supplement relating to such Series of Certificates. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the Letter of Credit for each Series of Certificates will expire 30 days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See 'Description of the Certificates -- Termination.'

     Under the Pooling and Servicing Agreement, the Master Servicer (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement) will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to such Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment thereunder in an amount equal to the lesser of (i) the remaining amount available under the Letter of Credit and (ii) the outstanding principal balances of any Liquidating Loans to be assigned on such Distribution Date (together with accrued and unpaid interest thereon at the related Mortgage Rate or APR to the related Due Date). The proceeds of such payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Certificateholders, in the manner specified in the applicable Prospectus Supplement, on such Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable Prospectus Supplement therefrom.

     If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of such Liquidating Loan, and the L/C Bank will thereafter own such Liquidating Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to such a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds (net of liquidation costs) of such Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for such payments.

     To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the L/C Bank will be entitled to retain such proceeds as additional compensation for issuance of the Letter of Credit.

     Prospective purchasers of Certificates of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to such

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Series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the applicable Prospectus Supplement (the 'Required Reserve'), the Certificateholders (in the priority specified in the applicable Prospectus Supplement) will thereafter bear all risks of loss resulting from default by Mortgagors or Obligors (including losses not covered by insurance or Alternative Credit Support), and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

     In the event that a Subordinated Class or Subclass of a Series of Certificates is issued with a notional amount, the coverage provided by the Letter of Credit with respect to such Series, and the terms and conditions of such coverage, will be set forth in the applicable Prospectus Supplement.

SUBORDINATED CERTIFICATES

     To the extent specified in the Prospectus Supplement with respect to a Series of Certificates, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Certificates to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool, Contracts in the Contract Pool, the Government Securities, if any, and the Private Label Custody Receipt Securities, if any, underlying such Series, or with respect to a Subordinated Pool of mortgage loans, manufactured housing installment or conditional sales contracts and installment loan agreements, government securities or private label custody receipt securities, to the rights of the Senior Certificateholders or holders of one or more Classes or Subclasses of Subordinated Certificates of such Series to receive such distributions, to the extent of the applicable Subordinated Amount. In such a case, credit support may also be provided by the establishment of a Reserve Fund, as described below. The Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses are defined in the related Pooling and Servicing Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Certificates of one or more classes or Subclasses of such Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Certificates of such Series ('payment deficiencies'), but excluding any payments of interest on any amounts originally due to the holders of the Certificates of a Class or Subclass to which the applicable Class or Subclass of Subordinated Certificates are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund, if any (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reduction in amounts otherwise distributable to the Subordinated Certificateholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, or Private Label Custody Receipt Securities, if any, giving rise to such previous payment deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds (net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to such assets). The Prospectus Supplement for each Series of Certificates with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Certificates will set forth the Subordinated Amount for such Series. If specified in the applicable Prospectus Supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the applicable Prospectus Supplement.

SHIFTING INTEREST

     If specified in the Prospectus Supplement for a Series of Certificates for which credit enhancement is provided by shifting interest as described herein, the rights of the holders of the Subordinated Certificates of a Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the related Trust Fund or Subsidiary Trust will be subordinated to such right of the holders of the Senior Certificates of the same Series to the extent described in such Prospectus Supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

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     The protection afforded to the holders of Senior Certificates of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Certificates a disproportionately greater percentage (the 'Senior Prepayment Percentage') of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the applicable Prospectus Supplement and will decrease in accordance with the schedule and subject to the conditions set forth in such Prospectus Supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest of the Subordinated Certificates in the Mortgage Loans, Mortgage Certificates, Contract Pool, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the related Trust Fund or Subsidiary Trust. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Certificates.

SWAP AGREEMENT

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of Certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The Prospectus Supplement relating to such Series of Certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement.

RESERVE FUND

     If so specified in the applicable Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of a Reserve Fund for such Series. If so specified in the applicable Prospectus Supplement, the Reserve Fund for a Series will not be included in the Trust Fund for such Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of certain payments on the Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, or Private Label Custody Receipt Securities, if any, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans, manufactured housing installment or conditional sales contracts and installment loan agreements, government securities and private label custody receipt securities with the aggregate principal balance, as of the related Cut-off Date, set forth in the applicable Prospectus Supplement, by any combination of the foregoing, or in another manner specified in the applicable Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any or Private Label Custody Receipt Securities, if any, and/or on the mortgage loans, manufactured housing installment or conditional sales contracts and installment loan agreements, government securities or private label custody receipt securities in the Subordinated Pool otherwise distributable to the holders of Subordinated Certificates and deposit such amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain such distributions and deposit so much of such amounts in the Reserve Fund as may be necessary, after the application of such distributions to amounts due and unpaid on the Certificates or on the Certificates of such Series to which the applicable Class or Subclass of Subordinated Certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. The balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Certificates, or to another specified person or entity, as set forth in the applicable Prospectus Supplement, and shall be unavailable thereafter for future distribution to Certificateholders of any Class. The Prospectus Supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the applicable Prospectus Supplement.

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     Amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Certificateholders of the Classes or Subclasses specified in the applicable Prospectus Supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. If on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the Senior Certificates of such Series, after giving effect to any Advances made by the Servicers or the Master Servicer on such Distribution Date, is less than the amount required to be distributed to such Senior Certificateholders (the 'Required Distribution') on such Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (i) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Certificateholders (which amount will not in any event exceed the Required Reserve) or (ii) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Certificateholders on such Distribution Date to the Required Distribution; provided, however, that in no event will any amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Certificateholders. If so specified in the applicable Prospectus Supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released, to the Subordinated Certificateholders. Whenever the Reserve Fund is less than the Required Reserve (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement), holders of the Subordinated Certificates of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage Certificates, Contracts and Government Securities, if any, and Private Label Custody Receipt Securities, if any, other than amounts attributable to interest on the Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Certificates of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan, Mortgage Certificate, Contract, Government Security or Private Label Custody Receipt Security, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Except as otherwise provided in the related Prospectus Supplement, amounts in the Reserve Fund shall be applied in the following order:

          (i) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for such reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

          (ii) to the payment to the holders of the Senior Certificates of such Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available therefor; and

          (iii) to the payment to the holders of the Senior Certificates of such Series of the principal balance or purchase price, as applicable, of Mortgage Loans, Mortgage Certificates, Contracts, Government Securities and Private Label Custody Receipt Securities repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which such distribution relates and interest thereon at the related Mortgage Rate or APR, as applicable, to the extent that sufficient funds in the Certificate Account are not available therefor.

     Except as otherwise provided in the related Prospectus Supplement, amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts therein, as set forth below, shall then be released to the holders of the Subordinated Certificates, or to such other person as is specified in the applicable Prospectus Supplement, as set forth above.

     Funds in the Reserve Fund for a Series shall be invested as provided in the related Pooling and Servicing Agreement in certain types of eligible investments. The earnings on such investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Certificates in accordance with their respective interests in the Reserve Fund in the priority specified in the applicable Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, investment income in the Reserve Fund is not available for distribution to the holders of the Senior Certificates of such Series or otherwise subject to any

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claims or rights of the holders of the applicable Class or Subclass of Senior
Certificates. Eligible investments for monies deposited in the Reserve Fund will be specified in the Pooling and Servicing Agreement for a Series of Certificates for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Certificates of such Series from time to time as being consistent with its outstanding rating of such Certificates. Such eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the Pooling and Servicing Agreement based on the current balance of the Reserve Fund at the time of such investment or the contractual commitment providing for such investment.

     The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Certificates of such Series and the availability of amounts in the Reserve Fund for distributions on such Certificates will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans, Mortgage Certificates, Contracts, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

PERFORMANCE BOND

     If so specified in the applicable Prospectus Supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the Agreement, including its obligation to advance delinquent installments of principal and interest on Mortgage Loans or Contracts and its obligation to repurchase Mortgage Loans, Mortgage Certificates, Contracts and Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the event of a breach by the Master Servicer of a representation or warranty contained in the Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on the Certificates would be reduced by such Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Certificates or to deposit and maintain with the Trustee cash in the amount specified in the applicable Prospectus Supplement.

                            DESCRIPTION OF INSURANCE

     To the extent that the applicable Prospectus Supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. Each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the applicable Prospectus Supplement. Any material changes in such insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable Prospectus Supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

     To the extent specified in the applicable Prospectus Supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring such insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each such Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Certificates will be described in the applicable Prospectus Supplement.

     The amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (herein referred to as the 'Loss') generally will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan (as described herein) and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the Insured (other than the proceeds of hazard insurance) that are derived from or in any way related to such Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but

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not approved by the Primary Mortgage Insurer, (iv) claim payments previously made by the Primary Mortgage Insurer, and (v) unpaid premiums.

     As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured generally will be required to, in the event of default by the Mortgagor: (i) advance or discharge (A) all hazard insurance premiums and (B) as necessary and approved in advance by the Primary Mortgage Insurer, (1) real estate property taxes, (2) all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain such Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted,
(3) property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the Mortgaged Property.

     Other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the Primary Mortgage Insurer; (b) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under such Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing such Mortgage Loan have commenced, and thereafter the Insured must report monthly to the Primary Mortgage Insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the Primary Mortgage Insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest thereon and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to such policy; (d) the Insured must commence proceedings at certain times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property; (e) the Insured must notify the Primary Mortgage Insurer of the price specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the Mortgage Insurer specifies a lower or higher amount; and (f) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not thereby impaired or the specified rights of the Primary Mortgage Insurer are not thereby adversely affected.

     The Primary Mortgage Insurer generally will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA INSURANCE AND VA GUARANTEES

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Certificates will be described in the applicable Prospectus Supplement.

     The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of such FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of

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possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of such FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. Such plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer of such Mortgage Loan in partial or full satisfaction of amounts due thereunder (which payments are to be repaid by the Mortgagor to HUD) or by accepting assignment of the Mortgage Loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of such FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by such Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of such VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage Note upon its assignment to the VA.

     With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

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STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

     Unless otherwise provided in the applicable Prospectus Supplement, the Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The Standard Hazard Insurance Policies, if any, covering Mortgaged Properties securing Mortgage Loans typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

     Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

     With respect to Mortgage Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The applicable Prospectus Supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

     The terms of the Pooling and Servicing Agreement will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the lesser of the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Standard Hazard Insurance

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Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause flood insurance to be maintained (or maintain itself), which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

     The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Master Servicer, the Master Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

     If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

POOL INSURANCE POLICIES

     If so specified in the applicable Prospectus Supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Certificates of such Series. Such Pool Insurance Policy will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Certificates will be described in the applicable Prospectus Supplement. Each Pool Insurance Policy will cover any loss (subject to the limitations described below) by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the applicable Prospectus Supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Any Pool Insurance Policies relating to the Contracts will be described in the applicable Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, the Pool Insurance Policy, if any, generally will provide that as a condition precedent to the payment of any claim the Insured will be required (i) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan; (ii) to advance, as necessary and approved in advance by the Pool Insurer,
(a) real estate property taxes, (b) all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Property first became effective (ordinary wear and tear excepted), (c) property sales expenses, (d) any outstanding liens on the Mortgaged Property and
(e) foreclosure costs including court costs and reasonable attorneys' fees; and
(iii) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition (reasonable wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows: (i) the amount of the unpaid principal

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balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and (iii) advances as described above, less (a) all rents or other payments (excluding proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property, (b) amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (c) any claims payments previously made by the Pool Insurer on the Mortgage Loan, (d) due and unpaid premiums payable with respect to the Pool Insurance Policy and (e) all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy. An 'Approved Sale' is
(1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer or
(4) the acquisition of the Mortgaged Property by the Pool Insurer. The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (A) that such restoration will increase the proceeds to the Certificateholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (B) that such expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to such Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to such Series.

     No Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination thereof, (ii) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for such Mortgage Loan, or (iii) the exercise by the Insured of a 'due-on-sale' clause or other similar provision in the Mortgage Loan; provided, in either case (ii) or (iii), such exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period. A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under 'Description of the Certificates -- Assignment of Mortgage Loans' above, and in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Certificateholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the Certificateholders of such Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under 'The Trust Fund -- Mortgage Loan Program-Representations by Unaffiliated Sellers; Repurchases' and 'Description of the
Certificates -- Assignment of Mortgage Loans.'

     The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Certificates of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Certificates of such Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the

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liquidation of such Mortgage Loan or otherwise, neither such Servicer nor the
Master Servicer would be obligated to make an Advance respecting any such delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See 'Description of the Certificates -- Advances.'

SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the applicable Prospectus Supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Certificates. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Certificates will be described in the applicable Prospectus Supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Certificates of a Series will be issued by the Special Hazard Insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards (including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See 'Description of the Certificates -- Maintenance of Insurance Policies-Standard Hazard Insurance.' The Special Hazard Insurance Policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the applicable Prospectus Supplement.

     Subject to the foregoing limitations, each Special Hazard Insurance Policy, if any, will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent such damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or
(ii) upon transfer of such Mortgaged Property to the Special Hazard Insurer, the unpaid balance of such Mortgage Loan at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain expenses incurred in respect of such Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless
(i) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the insurer) and (ii) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage by such amount.

     The terms of the Pooling and Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Pooling and Servicing Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Pooling and Servicing Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where such recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In such event the Pooling and Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

MORTGAGOR BANKRUPTCY BOND

     In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the applicable Prospectus Supplement, losses resulting

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from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Certificates will be covered under a Mortgagor Bankruptcy Bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency that rated such Series). Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Certificates of the related Series, which will be set forth in the applicable Prospectus Supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer thereof may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of such Mortgage Loan plus accrued and unpaid interest thereon. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Certificates may be reduced as long as any such reduction will not result in a reduction of the outstanding rating of the Certificates of such Series by the Rating Agency rating such Series.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing installment or conditional sales contracts and installment loan agreements which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

THE MORTGAGE LOANS

GENERAL

     The Mortgage Loans (other than the Cooperative Loans) comprising or underlying the Trust Assets for a Series will be secured by either first or more junior mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the

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trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the

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cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

     Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See ' -- Realizing upon Cooperative Loan Security' below.

TAX ASPECTS OF COOPERATIVE LOANS

     In general, a 'tenant-stockholder' (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

REALIZING UPON COOPERATIVE LOAN SECURITY

     The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations

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of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-shareholders.

     The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

     In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' below.

     In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any such restrictions could adversely affect the number of potential purchasers for and the value of such property.

RIGHTS OF REDEMPTION

     In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest

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and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

     The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific

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statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Unless otherwise specified by the related Prospectus Supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement). As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

     Unless otherwise specified by the related Prospectus Supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases or similar agreement (subject to certain exceptions which, if applicable, will be specified in the applicable Prospectus Supplement), pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee (as the assignee of such assignment) is entitled to collect the rents. The Trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

'DUE-ON-SALE' CLAUSES

     The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a 'due-on-sale' clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act') preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers or Master Servicer as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the

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borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

ENVIRONMENTAL CONSIDERATIONS

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and similar state laws, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of environmental investigation and remedial action ('Cleanup Costs') if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred.

     Except as otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Certificates, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether such Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up such hazard.

THE CONTRACTS

GENERAL

     As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are 'chattel paper' as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or its custodian. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of a Contract without notice of such assignment, the Trustee's interest in such Contract could be defeated.

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SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Certificates and as described in the applicable Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Neither the Depositor nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party. Accordingly, the Depositor or such other entity as may be specified in the Prospectus Supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

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     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee, or the Master Servicer as custodian for the Trustee, must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing installment or conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Manufactured Home, the Trustee, or the Master Servicer as custodian for the Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Pooling and Servicing Agreement, the Master Servicer, on behalf of the Depositor, is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority over a perfected security interest. The Depositor will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises and such lien would not give rise to a repurchase obligation on the part of the party specified in the Pooling and Servicing Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

     The Master Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

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CONSUMER PROTECTION LAWS

     The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF 'DUE-ON-SALE' CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any such sale or transfer that is not consented to. Unless otherwise specified by the applicable Prospectus Supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a 'due-on-sale' clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Trust Fund. The Depositor, or the party specified in the related Pooling and Servicing Agreement will represent that all of the Contracts comply with applicable usury laws.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

I. GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates. Brown & Wood LLP, San Francisco, California, Sidley & Austin, New York, New York or other counsel to the Depositor specified in the applicable Prospectus Supplement (each, a 'Special Tax Counsel'), is delivering its opinion regarding certain federal income tax matters discussed below, a copy of which will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement. The opinion of Special Tax Counsel addresses only those issues specifically identified below as being covered by such opinion; however, such opinion also states that the additional discussion set forth below accurately sets forth Special Tax Counsel's advice with respect to material federal income tax issues. As used hereinafter in 'Material Federal Income Tax Consequences,' 'Mortgage Loans' shall include Mortgage Certificates and Contracts and 'Mortgage Pool' shall include 'Contract Pool.' The following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretation, which change or differing interpretation could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of the Certificates. Investors should consult their own tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder, particularly with respect to the federal income tax changes effected by the Tax Reform Act of 1986 (the '1986 Act') as explained by the Conference Committee Report (the 'Committee Report') accompanying such 1986 Act.

     The following discussion addresses securities of two general types: (i) certificates ('REMIC Certificates') representing interests in a Mortgage Pool ('REMIC Mortgage Pool') which the Master Servicer elects to have treated as a real estate mortgage investment conduit ('REMIC') under Code Sections 860A through 860G ('REMIC Provisions') and (ii) certificates ('Trust Certificates') representing certain interests in a Trust Fund which the Master Servicer does not elect to have treated as a REMIC. No REMIC election will be made in the case of a Trust Fund including Government Securities or Private Label Custody Receipt Securities unless the amount of Government Securities or Private Label Custody Receipt Securities in the Trust Fund is sufficiently small that the de minimis test in Treasury Regulation Section 1.860D-1(b)(3) is met. REMIC Certificates and Trust Certificates will be referred to collectively as 'Certificates.'

     Under the REMIC Provisions, REMICs may issue one or more classes of 'regular' interests and must issue one and only one class of 'residual' interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a 'REMIC Regular Certificate' and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a 'REMIC Residual Certificate.'

     A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities if applicable) constituting the related Trust Fund, together with interest thereon at a remittance rate (which may be less than, greater than, or equal to the pass-through rate), will be referred to as a 'Trust Fractional Certificate' and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan (and Government Security or Private Label Custody Receipt Security, if applicable) constituting the related Trust Fund (net of normal servicing fees) will be referred to as a 'Trust Interest Certificate.'

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the 'OID Regulations'), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the 'REMIC Regulations'). The OID Regulations generally are effective with respect to debt instruments issued on or after April 4, 1994.

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II. REMIC TRUST FUNDS

A. CLASSIFICATION OF REMIC TRUST FUNDS

     With respect to each series of REMIC Certificates relating to a REMIC Mortgage Pool, Special Tax Counsel will deliver its opinion generally to the effect that, assuming that (i) a REMIC election is made timely in the required form, (ii) there is ongoing compliance with all provisions of the related Pooling and Servicing Agreement, (iii) certain representations set forth in the Pooling and Servicing Agreement are true and (iv) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, such REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be 'regular interests' or 'residual interests' in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

     Holders of REMIC Certificates ('REMIC Certificateholders') should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the REMIC Certificates issued by such entity may not be accorded the status described below under the heading 'Characterization of Investments in REMIC Certificates.' In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

     Among the ongoing requirements in order to qualify for REMIC treatment is that substantially all of the assets of the Trust Fund (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only 'qualified mortgages' and 'permitted investments.' In order to be a 'qualified mortgage,' or to support treatment of a certificate of participation therein as a 'qualified mortgage,' an obligation must be principally secured by an interest in real property. The REMIC Regulations treat an obligation secured by manufactured housing qualifying as a single family residence under Code Section 25(e)(10) as an obligation secured by real property, without regard to the treatment of the obligation or the property under state law. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

B. CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However,
(i) REMIC Certificates held by a mutual savings bank or a domestic building and loan association will constitute 'qualifying real property loans' within the meaning of Code Section 593(d) in the same proportion that the assets of the REMIC Mortgage Pool underlying such Certificates ('Assets') would be so treated;
(ii) REMIC Certificates held by a domestic building and loan association will constitute a 'regular or residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the Assets would be treated as 'loans secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C)(i) through (x); and (iii) REMIC Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(5)(A), and any amount includible in gross income on the REMIC Certificates will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) in the same proportion that the Assets and income of the REMIC would be treated as 'interests in real property' as defined in Code
Section 856(c)(6)(C) (or, as provided in the Committee Report, as 'real estate assets' as defined in Code Section 856(c)(6)(B)) and as 'interest on obligations secured by mortgages on real property or on interests in real property,' respectively. See, in this regard, 'Characterization of Investments in Trust Certificates -- Buydown Mortgage Loans,' below. Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates (and income thereon) will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any Reserve Fund or GPM Fund in non-qualifying assets would, and, holding property acquired by foreclosure pending sale might, reduce the

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amount of the REMIC Certificates that would qualify for the foregoing treatment.
The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code Sections 593(d) and 856(c)(5)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(C)(v), but there appears to be no reason why analogous treatment should not be given to such collected payments under that provision. The determination as to the percentage of the REMIC's assets (or income) that will constitute assets (or income) described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis (or average amount of income) of each category of the assets held (or income accrued) by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable
Treasury regulations. The Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the Assets as of the Cut-off Date. REMIC Certificates held by certain financial institutions will constitute an 'evidence of indebtedness' within the meaning of Code Section 582(c)(1); in addition, regular interests in any other REMIC acquired by a REMIC in accordance with the requirements of Section 860G(a)(3)(A)(i) and (ii) or
Section 860G(a)(4)(B) of the Code will be treated as 'qualified mortgages' within the meaning of Code Section 860D(a)(4).

     For purposes of characterizing an investment in REMIC Certificates, a Contract secured by a Manufactured Home qualifying as a 'single family residence' under Code Section 25(e)(10) will constitute (i) a 'qualifying real property loan' within the meaning of Code Section 593(d), (ii) a 'real estate asset' within the meaning of Code Section 856, and (iii) an asset described in Code Section 7701(a)(19)(C). With respect to the Contracts included in a Trust Fund that makes an election to be treated as a REMIC, each Unaffiliated Seller will represent and warrant that each of the Manufactured Homes securing such Contracts meets the definition of a 'single family residence.'

C. TIERED REMIC STRUCTURES

     For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such series of Certificates Special Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be 'qualifying real property loans' under Section 593(d) of the Code, 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

D. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

1. Original Issue Discount

     Certain REMIC Regular Certificates may be issued with 'original issue discount' within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to

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such income. The Master Servicer will report annually (or more frequently if required) to the Internal Revenue Service ('IRS') and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See 'Reporting and Other Administrative Matters of REMICs' below.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates.

     Code Section 1272(a)(6) requires that a mortgage prepayment assumption ('Prepayment Assumption') be used in computing the accrual of original issue discount on REMIC Regular Certificates, and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. The Master Servicer will use a Prepayment Assumption in reporting original issue discount that is consistent with this standard. However, neither the Depositor nor the Master Servicer makes any representation that the Mortgage Loans will in fact prepay at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

     The total amount of original issue discount on a REMIC Regular Certificate is the excess of the 'stated redemption price at maturity' of the REMIC Regular Certificate over its 'issue price.' Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses and brokers), and the stated redemption price at maturity of a REMIC Regular Certificate will be its Stated Principal Balance.

     If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the date of initial issuance of the Certificates (the 'Closing Date') to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludible from income when received as a payment of interest on the first Distribution Date (except to the extent of any market discount accrued as of that date). The OID Regulations suggest, however, that some or all of this pre-issuance accrued interest 'may' be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

     The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than 'qualified stated interest.' Under the OID Regulations, 'qualified stated interest' is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or
(ii) a current value of a single 'qualified floating rate' or 'objective rate' (each, a 'Single Variable Rate'). A 'current value' is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A 'qualified floating rate' is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, and not less than 0.65, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, 'governor' or similar restriction on rate adjustment

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may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. Final regulations issued on June 11, 1996 define an 'objective rate' as a rate determined using a single fixed formula and based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of the issuer or a related party. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate is discussed below under 'Variable Rate Certificates.' Under the foregoing rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See 'Variable Rate Certificates.' REMIC Regular Certificates offered hereby other than such Certificates providing for variable rates of interest are not anticipated to have stated interest other than 'qualified stated interest,' but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates. Further, because interest is payable to Certificateholders only to the extent that amounts are received with respect to the Mortgage Loans, such interest may not be considered 'unconditionally payable' and hence may not be considered qualified stated interest; however, the Master Servicer will not adopt such treatment for purposes of information reporting.

     Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any 'teaser' rate, interest holiday or similar provision would be treated as subject to the de minimis rule if the greater of the foregone interest or any excess of the Certificates' stated principal amount over their issue price is less than such de minimis amount.

     The OID Regulations generally would treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See 'Taxation of Owners of REMIC Regular
Certificates -- Market Discount and Premium.'

     Each holder of a REMIC Regular Certificate must include in gross income the sum of the 'daily portions' of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is generally each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (B) distributions made on such REMIC Regular Certificate during the

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accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the 'adjusted issue price,' by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issued price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

     Variable Rate Certificates. REMIC Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rate, or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single 'qualified inverse floating rate' (each, a 'Multiple Variable Rate'). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

     Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of
Section 1272(a)(6) of the Code and the OID Regulations to such Certificates. In the absence of other authority, the Master Servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates

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bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an 'equivalent' debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the Closing Date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

     In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rates provided by the Certificate, and must be such that the fair market value of the REMIC Regular Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The REMIC Regular Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

     Purchasers of variable rate REMIC Regular Certificates further should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of Treasury regulations, issued in final form on June 11, 1996, applicable to instruments having contingent payments (the '1996 Contingent Debt Regulations'). The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

2. Market Discount and Premium

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the REMIC Regular Certificate's stated redemption price at maturity, or, in the case of a REMIC Regular Certificate issued with original issued discount, the REMIC Regular Certificate's adjusted issue price (as defined under 'Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount'), will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income, to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

     A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires.

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The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

     Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See 'Taxation of Holders of REMIC Regular Certificates -- Original Issue Discount.' Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed, temporary or final form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

     The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates. On June 27, 1996, the IRS published in the Federal Register proposed regulations (the 'Proposed Premium Regulations') on the amortization of bond premium. The Proposed Premium Regulations describe the constant yield method under which such premium is amortized and provide that the

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resulting offset to interest income can be taken into account only as a
Certificateholder takes the corresponding interest income into account under such holder's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Proposed Premium Regulations provide that the premium is calculated by assuming that the issuer will exercise or not exercise its redemption rights in the manner that maximizes the Certificateholder's yield and the Certificateholder will exercise or not exercise its option in a manner that maximizes the Certificateholder's Yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after the date final regulations are published in the Federal Register. However, if a Certificateholder elects to amortize bond premium for the taxable year containing such effective date, the Proposed Premium Regulations would apply to all the Certificateholder's debt instruments held on or after the first day of that taxable year. It cannot be predicted at this time whether the Proposed Premium Regulations will become effective or what, if any, modifications will be made to them prior to their becoming effective.

3. Treatment of Subordinated Certificates

     As described above under 'Credit Support-Subordinated Certificates,' certain Series of Certificates may contain one or more Classes or Subclasses of Subordinated Certificates. Holders of Subordinated Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Certificateholder of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Certificateholder in that period.

     Although not entirely clear, it appears that a corporate holder or a holder who holds a Regular Certificate in the course of a trade or business generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinated Certificate. Although similarly unclear, a noncorporate holder who does not hold such Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinated Certificate. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinated Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Certificates.

E. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

1. General

     An owner of a REMIC Residual Certificate ('Residual Owner') generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in 'Taxation of Owners of REMIC Residual
Certificates -- Basis Rules and Distributions,' the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates may exceed cash distributions with respect thereto in any taxable year. For example, if the Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition by the REMIC of discount on the Mortgage Loan while all or a portion of such payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid,

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whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisers concerning the treatment of such payments for income tax purposes.

2. Taxable Income or Net Loss of the REMIC Trust Fund

     The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and the deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined under 'Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium') over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield method and on the Prepayment Assumption. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Depositor, the Master Servicer will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see 'Prohibited Transactions and Other Possible REMIC Taxes,' below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or Subordinated Lenders-Servicers if any. (See, however, 'Pass-Through of Servicing Fees,' below.) If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

3. Basis Rules and Distributions

     Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. (See 'Sales of REMIC Certificates,' below.) The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner (see 'Taxation of Owners of REMIC Residual
Certificates -- Daily Portions' above), and decreased by distributions and by net losses taken into account with respect to such interest.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any

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net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual
Certificate. See 'Sales of REMIC Certificates,' below. The Residual Owner does, however, receive reduced taxable income over the life of the REMIC because the REMIC's basis in the underlying REMIC Mortgage Pool includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates.

4. Excess Inclusions

     Any 'excess inclusions' with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the 'daily accruals' for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term 'applicable federal rate' (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the 'AFR') in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

     For Residual Owners, other than thrift institutions described in Code
Section 593, an excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See 'Foreign Investors in REMIC Certificates.'

     Provisions enacted by the 'Technical and Miscellaneous Revenue Act of 1988' (the '1988 Act') cause the above-described exception for thrift institutions generally to apply only to those residual interests held and deductions, losses and loss carryovers incurred directly by such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or certain wholly owned direct subsidiaries of such institutions formed and operated exclusively in connection with the organization and operation of one or more REMICs. The REMIC Regulations further limit this exception to residual interests having 'significant value.' In order to have significant value, the REMIC Residual Certificates must have an aggregate issue price, at issuance, at least equal to two percent of the aggregate issue prices of all of the related REMIC Regular and Residual Certificates. In addition, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that, if REMIC Residual Certificates are found in the aggregate not to have 'significant value,' would treat as excess inclusions with respect to any REMIC Residual Certificate the entire daily portion of taxable income for such REMIC Residual Certificate. Each Prospectus Supplement pursuant to which REMIC Residual Certificates are offered will state whether such REMIC Residual Certificates will have, or may be regarded as having, significant value under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have 'significant value' will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have 'significant value' for purposes of the above described rules or that a REMIC Residual Owner will receive distributions of amounts calculated pursuant to those assumptions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such

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shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

     The Small Business Job Protection Act 1996 provides three technical amendments to clarify the interaction of the foregoing rules and the alternative minimum tax. First, 'taxable income' as determined for purposes of computing alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the Residual Owner's alternative minimum taxable income for the taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Owner elects to have such rules apply only to taxable years beginning after August 20, 1996.

5. Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such 'noneconomic' REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered 'noneconomic' residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered 'noneconomic' will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such assumptions. See 'Foreign Investors in REMIC Certificates' below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

6. Tax-Exempt Investors

     Tax-exempt organizations (including employee benefit plans) that are subject to tax on unrelated business taxable income (as defined in Code Section
511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect thereto. See 'Excess Inclusions.'

     Generally, tax-exempt organizations that are not subject to federal income taxation on 'unrelated business taxable income' pursuant to Code Section 511 are treated as 'disqualified organizations' under provisions of the 1988 Act. Under provisions of the Pooling and Servicing Agreement, such organizations generally are prohibited from owning Residual Certificates. See 'Sales of REMIC Certificates.'

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7. Real Estate Investment Trusts

     If the applicable Prospectus Supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar contingencies. Such interest, if earned directly by a real estate investment trust ('REIT'), would be subject to the limitations of Code sections 856(f) and 856(j). Treasury Regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100 percent rate.

8. Mark-to-Market Rules

     Code Section 475 generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. Prospective purchasers of the REMIC Residual Certificates should be aware that on December 23, 1996, the Internal Revenue Service issued final regulations (the 'Proposed Mark to Market Regulations') under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Proposed Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

F. SALES OF REMIC CERTIFICATES

     If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under 'Taxation of Owners of REMIC Residual Certificates -- Basis Rules and Distributions.' Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase, over (ii) the amount actually includible in such holder's income. Except as otherwise provided under 'Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium' and under Code
Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The Code currently provides for a top marginal tax rate of 39.6% for individuals while maintaining a maximum marginal rate for the long-term capital gains of individuals at 28%. There is no such rate differential for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes, including limitations on the use of capital losses to offset ordinary income.

     All or a portion of any gain from the sale of a REMIC Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a 'conversion transaction' as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction, or (ii) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual in any REMIC or any interest in a taxable mortgage pool (as defined in Code Section 7701(i))

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comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

     The 1988 Act makes transfers of a residual interest to certain 'disqualified organizations' subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, 'disqualified organizations' includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling and Servicing Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

     In addition, if a 'pass-through entity' includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

G. PASS-THROUGH OF SERVICING FEES

     The general rule is that Residual Owners take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Master Servicer and the subservicers (if any) would be allocated to the holders of the REMIC Residual Certificates, and therefore would not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a 'single-class REMIC,' such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Residual Certificate and any holder of a REMIC Certificate issued by a 'single-class REMIC' who is an individual, estate or trust (including such a person that holds an interest in a pass-through entity holding such a REMIC Certificate) will be able to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisers regarding the advisability of an investment in such Certificates.

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     A 'single-class REMIC' is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. The Depositor intends (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) to treat each REMIC Mortgage Pool as other than a 'single-class REMIC,' consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

H. PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

     The Code imposes a tax on REMIC Mortgage Pools equal to 100 percent of the net income derived from 'prohibited transactions.' In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the 'startup day' (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects 'net income from foreclosure property' to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

I. TERMINATION OF A REMIC TRUST FUND

     In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

J. REPORTING AND OTHER ADMINISTRATIVE MATTERS OF REMICS

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

     The REMIC Regular Certificate information reports must include a statement of the 'adjusted issue price' of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

     The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer.

     For purposes of the administrative provisions of the Code, REMIC Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. The Master Servicer will file federal income tax

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information returns on behalf of the related REMIC Pool, and will be designated as agent for and will act on behalf of the 'tax matters person' with respect to the REMIC Pool in all respects.

     As agent for the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

K. BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

     Payments of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the 'backup withholding tax' under Section 3406 of the Code at a rate of 31 percent if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the manner required.

L. FOREIGN INVESTORS IN REMIC CERTIFICATES

1. REMIC Regular Certificates

     Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a 'non-U.S. Person'), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person, and provides the name and address of such holder, and (c) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under any applicable tax treaty.

     'U.S. Person' means (i) a citizen or resident of the United States (as determined for United States federal income tax purposes), (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state or the District of Columbia, or (iii) an estate or trust described in section 7701(a)(30) of the Code. In addition, a trust that was in existence on August 20, 1996 and treated as a U.S. person prior to such date shall continue to be so treated.

     Holders of REMIC Regular Certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates. Further, the foregoing rules will not apply to exempt a 'United States shareholder' (as such term is defined in Code Section 951) of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

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2. REMIC Residual Certificates

     Amounts paid to a Residual Owner that is not a 'U.S. Person' (as defined above) (a 'non-U.S. Person') generally will be treated as interest for purposes of applying the withholding tax on non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury Regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments would thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally would be imposed at a rate of 30 percent but would be subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by non-U.S. Persons, the provisions of the REMIC Regulations, described below, relating to the transfer of residual interests to non-U.S. Persons can be read as implying that withholding with respect to excess inclusion income is to be determined by reference to the amount of the accrued excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual Certificates held by non-U.S. Persons could be subject to withholding at rates as high as 100 percent, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual Certificates. See 'Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions.'

     Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are non-U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a non-U.S. Person that have 'tax avoidance potential' are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a non-U.S. Person would continue to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30 percent of each excess inclusion, and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person (or to a non-U.S. Person in whose hands income from the REMIC Residual Certificate would be effectively connected), and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a non-U.S. Person.

     Holders of REMIC Regular Certificates and REMIC Residual Certificates should be aware that final Treasury Regulations (the '1997 Withholding Regulations') were issued on October 6, 1997 which affect the United States taxation of foreign investors in REMIC Certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the REMIC Certificate with respect to which such payments are made, subject to certain transition rules. One of the effects of the 1997 Withholding Regulations will be to provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations will replace a number of current tax certification forms with a single, restated form and standardize the period of time for which withholding agents can rely on such certifications.

     The discussion under this heading is not intended to be a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect the 1997 Withholding Regulations may have.

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M. STATE AND LOCAL TAXATION

     Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool that would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisers concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

III. NON-REMIC TRUST FUNDS

A. CLASSIFICATION OF TRUST FUNDS

     With respect to each series of Trust Certificates Special Tax Counsel will deliver its opinion to the effect that the arrangements pursuant to which such Trust Fund will be administered and such Trust Certificates will be issued will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I of subchapter J of the Code.

B. CHARACTERIZATION OF INVESTMENTS IN TRUST CERTIFICATES

1. Trust Fractional Certificates

     In the case of Trust Fractional Certificates, counsel to the Depositor will deliver an opinion that, in general (and subject to the discussion below of Contracts and under 'Buydown Mortgage Loans'), (i) Trust Fractional Certificates held by a thrift institution taxed as a 'mutual savings bank' or 'domestic building and loan association' will represent interests in 'qualifying real property loans' within the meaning of Code Section 593(d), except to the extent that they represent interests in Government Securities or Private Label Custody Receipt Securities; (ii) Trust Fractional Certificates held by a thrift institution taxed as a 'domestic building and loan association' will represent 'loans . . . secured by an interest in real property' within the meaning of Code
Section 7701 (a)(19)(C)(v), except to the extent that they represent interests in Government Securities or Private Label Custody Receipt Securities; (iii) Trust Fractional Certificates held by a real estate investment trust will represent 'real estate assets' within the meaning of Code Section 856(c)(5)(A) and interest on Trust Fractional Certificates will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(5)(B), except to the extent that they represent interests in Government Securities or Private Label Custody Receipt Securities; and (iv) Trust Fractional Certificates acquired by a REMIC in accordance with the requirements of Section 860G(a)(3)(A)(i) and (ii) or
Section 860G(a)(4)(B) of the Code will be treated as 'qualified mortgages' within the meaning of Code Section 860D(a)(4), unless the Trust Fractional Certificates represent interests in Government Securities or Private Label Custody Receipt Securities. In the case of a Trust Fractional Certificate evidencing interests in Contracts, such Certificates will qualify for the treatment described in (i) through (iv) of the preceding sentence only to the extent of the fraction of such Certificate corresponding to the fraction of the Contract Pool that consists of Contracts that would receive such treatment if held directly by the Trust Fractional Certificateholder.

2. Trust Interest Certificates

     With respect to each Series of Certificates Special Tax Counsel will advise the Depositor that in its opinion, based on the legislative history, a REMIC that acquires a Trust Interest Certificate in accordance with the requirements of Section 860G(a)(3)(A)(i) and (ii) or Section 860G(a)(4)(B) of the Code will be treated as owning a 'Qualified Mortgage' within the meaning of Section 860G(a)(3) of the Code, unless the Trust Interest Certificate represents the right to payments from Government Securities or Private Label Custody Receipt Securities.

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     Although there appears to be no policy reason not to accord to Trust
Interest Certificates the treatment described above for Trust Fractional Certificates, there is no authority addressing such characterization for instruments similar to Trust Interest Certificates. Consequently, it is unclear to what extent, if any, (1) a Trust Interest Certificate owned by a 'domestic building and loan association' within the meaning of Code Section 7701 (a)(19) will be considered to represent 'loans . . secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v); (2) a Trust Interest Certificate owned by a financial institution described in Code Section 593(a) will be considered to represent 'qualifying real property loans' within the meaning of Code Section 593(d); or (3) a real estate investment trust which owns a Trust Interest Certificate will be considered to own 'real estate assets' within the meaning of Code Section 856(c)(5)(A), and interest income thereon will be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B). Prospective purchasers to which such characterization of an investment in Trust Interest Certificates is material should consult their own tax advisers regarding whether the Trust Interest Certificates, and the income therefrom, will be so characterized.

3. Buydown Mortgage Loans

     It is contemplated that the assets of certain Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Trust Certificates should consult their own tax advisers with respect to characterization of investments in Trust Funds that include Buydown Mortgage Loans.

     Although the matter is not entirely free from doubt, the portion of a Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent an investment in 'loans . . . secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v) and 'qualifying real property loans' within the meaning of Code Section 593(d) to the extent the outstanding principal balance of the Buydown Mortgage Loans exceeds the amount held from time to time in the Buydown Fund. It is also possible that the entire interest in Buydown Mortgage Loans may be so considered, because the fair market value of the real property securing each Buydown Mortgage Loan will exceed the amount of such loan at the time it is made. Purchasers and their tax advisers are advised to review Section 1.593-11(d)(2) of the Treasury Regulations, which suggests that this latter treatment may be available, and to compare Revenue Ruling 81-203, 1981-2 C.B. 137, which may be read to imply that apportionment is generally required whenever more than a minimal amount of assets other than real property may be available to satisfy purchasers' claims.

     For similar reasons, the portion of such Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent 'real estate assets' within the meaning of Code Section 856(c)(5)(A). Purchasers and their tax advisers are advised to review Section 1.856-5(c)(1)(i) of the Treasury Regulations, which specifies that if a mortgage loan is secured by both real property and by other property and the value of the real property alone equals or exceeds the amount of the loan, then all interest income will be treated as 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B).

C. TAXATION OF OWNERS OF TRUST FRACTIONAL CERTIFICATES

     Each holder of a Trust Fractional Certificate (a 'Trust Fractional Certificateholder') will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) included in a Trust Fund. Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) and received directly its share of the payments on such Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable). Because those interests represent interests in 'stripped bonds' or 'stripped coupons' within the meaning of Code Section 1286, such interests would be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the Mortgage Loans (and Government Securities or Private

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Label Custody Receipt Securities, if applicable) and the amount includible in income on account of a Trust Fractional Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable). Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Company at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Depositor from the Mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

     Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Stripped Mortgage Loans (and Stripped Government Securities or Stripped Private Label Custody Receipt Securities, if applicable) should read the material under the headings 'Application of Stripped Bond Rules,' 'Market Discount and Premium' and 'Allocation of Purchase Price' for a discussion of particular rules applicable to their Certificates. A 'Stripped Mortgage Loan,' a 'Stripped Government Security' and a 'Stripped Private Label Custody Receipt Security' mean a Mortgage Loan having a Retained Yield (as that term is defined below) or a Mortgage Loan, Government Security or Private Label Custody Receipt Security included in a Trust Fund having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the Prospectus Supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Loans, Stripped Government Securities or Stripped Private Label Custody Receipt Securities.

     Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Unstripped Mortgage Loans (and Unstripped Government Securities or Unstripped Private Label Custody Receipt Securities, if applicable) should read the material under the headings 'Treatment of Unstripped Certificates,' 'Market Discount and Premium,' and 'Allocation of Purchase Price' for a discussion of particular rules applicable to their Certificates. However, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Master Servicer or Subordinated Lenders-Servicers as an interest in the Mortgage Loans, essentially equivalent to that portion of interest payable with respect to each Mortgage Loan that is retained by the Depositor ('Retained Yield'). If such a view were sustained with respect to a particular Trust Fund, such purchasers would be subject to the rules set forth under 'Application of Stripped Bond Rules' rather than those under 'Treatment of Unstripped Certificates.' The Depositor does not expect any Servicing Fee or Master Servicing Fee to constitute a retained interest in the Mortgage Loans; nevertheless, any such expectation generally will be a matter of uncertainty, and prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.

1. Application of Stripped Bond Rules

     Each Trust Fund will consist of an interest in each of the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) relating thereto, exclusive of the Depositor's Retained Yield, if any. With respect to each Series of Certificates Special Tax Counsel will advise the Depositor that, in their opinion, any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the Depositor in a portion of each interest payment on the underlying Mortgage Loans. The sale of the Trust Certificates associated with any Trust Fund for which there is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the Prospectus Supplement as representing interests in Stripped Mortgage Loans (and Stripped Government Securities or Stripped Private Label Custody Receipt Securities, if applicable) (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Loan (or Government Security or Private Label Custody Receipt Security, if applicable) and some or all of the interest payable thereon. As a consequence, each Stripped Mortgage Loan, Stripped Government

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Security or Stripped Private Label Custody Receipt Security will become subject to the 'stripped bond' rules of the Code (the 'Stripped Bond Rules'). The effect of applying those rules will generally be to require each Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Loans (and Stripped Government Securities or Stripped Private Label Custody Receipt Securities, if applicable) as original issue discount on the basis of the yield to maturity of such Stripped Mortgage Loans (or Stripped Government Securities or Stripped Private Label Custody Receipt Securities, if applicable), as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see 'REMIC Trust Funds-Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount.' The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans, Stripped Government Securities or Stripped Private Label Custody Receipt Securities will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders the Trustee intends to treat such Certificates as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable), and to determine the amount of original issue discount on such certificates accordingly. See 'Aggregate Reporting.'

     Under Treasury regulations, original issue discount so determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See 'REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' Those regulations also provide that original issue discount so determined with respect to a particular Stripped Mortgage Loan will be treated as market discount if the rate of interest on the Stripped Mortgage Loan, including a reasonable Servicing Fee, is no more than one percentage point less than the unstripped rate of interest. See ' -- Market Discount and Premium.' The Trustee intends to apply the foregoing de minimis and market discount rules on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan by loan basis. The loan by loan information required for such application of those rules may not be available. See 'Aggregate Reporting.'

     Subsequent purchasers of the Certificates may be required to include 'original issue discount' in income in an amount computed using the price at which such subsequent purchaser purchased the Certificate. Further, such purchasers may be required to determine if the above described de minimis and market discount rules apply at the time a Trust Fractional Certificate is acquired, based on the characteristics of the Mortgage Loans at that time.

     Variable Rate Certificates. Purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that there is considerable uncertainty concerning the application of the OID Regulations to Mortgage Loans bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders the Trustee intends to treat Stripped Mortgage Loans bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) as subject to the provisions therein governing variable rate debt instruments. The effect of the application of such provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under 'REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount') to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is
(a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of Closing Date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Trust Fractional Certificate. If the interest paid or accrued with respect to such Variable Rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

     Prospective purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain

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adjustable and variable rate mortgage loans, possibly including the Mortgage
Loans, or to Stripped Certificates representing interests in such Mortgage Loans. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such Certificates may be subject to the provisions of the 1996 Contingent Debt Regulations. The application of those provisions to instruments such as the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

     Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a mortgage loan by mortgage loan, or security by security, basis (or on the basis of the rights to individual payments) taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage (or security by security) information should a computation on that basis be required by the IRS.

     Because the treatment of the Certificates under the OID Regulations is both complicated and uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

     Certificates representing an interest in REFCO Strips and Treasury Strips will be treated in the same manner as Certificates representing an interest in Stripped Government Securities.

2. Treatment of Unstripped Certificates.

     Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) in a Trust Fund for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield otherwise identified in the Prospectus Supplement as being unstripped mortgage loans, unstripped government securities or unstripped private label custody receipt securities ('Unstripped Mortgage Loans,' 'Unstripped Government Securities' or 'Unstripped Private Label Custody Receipt Securities') will be treated as wholly owned by the Trust Fractional Certificateholders of a Trust Fund. Trust Fractional Certificateholders using the cash method of accounting must take into account their pro rata shares of original issue discount as it accrues and qualified stated interest (as described in 'REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount') from Unstripped Mortgage Loans as and when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into account their pro rata shares of qualified stated interest from Unstripped Mortgage Loans (and Unstripped Government Securities or Unstripped Private Label Custody Receipt Securities, if applicable) as it accrues or is received by the Trustee, whichever is earlier.

     Code Sections 1272 through 1275 provide rules for the current inclusion in income of original issue discount on obligations issued by natural persons on or after March 2, 1984. Generally those sections provide that original issue discount should be included on the basis of a constant yield to maturity. However, the application of the original issue discount rules to mortgages is unclear in certain respects. The Treasury Department has issued the OID Regulations relating to original issue discount, which generally address the treatment of mortgages issued on or after April 4, 1994. The OID Regulations provide a new de minimis rule for determining whether certain self-amortizing installment obligations, such as the Mortgage Loans, are to be treated as having original issue discount. Such obligations would have original issue discount if the points charged at origination (or other loan discount) exceeded the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. The OID Regulations treat certain variable rate mortgage loans as having original issue discount because of an initial rate of interest that differs from that determined by the mechanism for setting the interest rate during the remainder of the loan, or because of the use of an index that does not vary in a manner approved the OID Regulations. For a description of the general method of calculating the amount of original issue discount see 'REMIC Trust Funds-Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' and 'Application of Stripped Bond Rules -- Variable Rate Certificates.'

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     A subsequent purchaser of a Trust Fractional Certificate that purchases such Certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Loans (and Unstripped Government Securities or Unstripped Private Label Custody Receipt Securities, if applicable) will also be required to include in gross income, for each day on which it holds such Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each Unstripped Mortgage Loan (and Unstripped Government Security or Unstripped Private Label Custody Receipt Security, if applicable), but reduced, if the cost of such subsequent purchaser's interest in such Unstripped Mortgage Loan (and Unstripped Government Security or Unstripped Private Label Custody Receipt Security, if applicable) exceeds its 'adjusted issue price,' by an amount equal to the product of (i) such daily portion and (ii) a constant fraction whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Loan (or Unstripped Government Security, if applicable) on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Unstripped Mortgage Loan (or Unstripped Government Security or Unstripped Private Label Custody Receipt Security, if applicable) at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of payments made during such accrual period prior to such day other than payments of qualified stated interest.

3. Market Discount and Premium

     In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any Unstripped Mortgage Loan (and Unstripped Government Security or Unstripped Private Label Custody Receipt Security, if applicable) is less than its allocable share of the 'adjusted issue price' of such Mortgage Loan (or Government Security or Unstripped Private Label Custody Receipt Security). See 'Treatment of Unstripped Certificates' and 'Application of Stripped Bond Rules.' Thus, with respect to such Mortgage Loans (or Government Securities or Private Label Custody Receipt Securities), a holder will be required, under Code Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such Mortgage Loans (or Government Securities or Private Label Custody Receipt Securities) at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A Trust Fractional Certificateholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a bond-by-bond basis and is irrevocable. In addition, the description of the market discount rules in 'Taxation of Owners of REMIC Regular
Certificates -- Market Discount and Premium' with respect to (i) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond, (ii) deferral of interest expense deductions, (iii) the de minimis exception from the market discount rules and (iv) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules, including the 1986 Act amendments thereto, have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

     If a Trust Fractional Certificate is purchased at a premium, under existing law such premium must be allocated to each of the Mortgage Loans (on the basis of its relative fair market value). The portion of any premium allocated to Unstripped Mortgage Loans originated after September 27, 1985 can be amortized and deducted under the provisions of the Code relating to amortizable bond premium. The portion of such premium allocated to Unstripped Mortgage Loans originated on or before September 27, 1985 may only be deducted upon the sale or final distribution in respect of any such Mortgage Loan, as the special rules of the Code that permit the amortization of such premium apply in the case of debt instruments other than corporate and governmental obligations, only to obligations issued after that date. Upon such a sale or final distribution in respect of such a Mortgage Loan, the premium, if any, allocable thereto would be recognized as a short-term or long-term capital loss by a Certificateholder holding the interests in Mortgage Loans represented by such Certificate as capital assets, depending on how long the Certificate had been held.

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
     The application of the Stripped Bond Rules to Stripped Mortgage Loans (and Stripped Government Securities or Stripped Private Label Custody Receipt Securities, if applicable) will generally cause any premium allocable to Stripped Mortgage Loans to be amortized automatically by adjusting the rate of accrual of interest and discount to take account of the allocable portion of the actual purchase price of the Certificate. In that event, no additional deduction for the amortization of premium would be allowed. It is possible that the IRS may take the position that the application of the Stripped Bond Rules to the Stripped Mortgage Loans should be adjusted so as not to take account of any premium allocable to a Stripped Mortgage Loan originated on or before September 27, 1985. Any such premium would then be subject to the provisions of the Code relating to the amortization of bond premium, including the limitations described in the preceding paragraph on the amortization of premium allocable to Mortgage Loans originated on or before September 27, 1985.

     On June 27, 1996, the IRS published in the Federal Register proposed regulations (the 'Proposed Premium Regulations') on the amortization of bond premium. The Proposed Premium Regulations describe the constant yield method under which such premium is amortized and provide that the resulting offset to interest income can be taken into account only as a Certificateholder takes the corresponding interest income into account under such holder's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Proposed Premium Regulations provide that the premium is calculated by assuming that the issuer will exercise or not exercise its redemption rights in the manner that maximizes the Certificateholder's yield and the Certificateholder will exercise or not exercise its option in a manner that maximizes the Certificateholder's Yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after the date final regulations are published in the Federal Register. However, if a Certificateholder elects to amortize bond premium for the taxable year containing such effective date, the Proposed Premium Regulations would apply to all the Certificateholder's debt instruments held on or after the first day of that taxable year. It cannot be predicted at this time whether the Proposed Premium Regulations will become effective or what, if any, modifications will be made to them prior to their becoming effective.

4. Allocation of Purchase Price

     As noted above, it is anticipated that a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Loans (or Unstripped Government Securities or Unstripped Private Label Custody Receipt Securities, if applicable) will be required to allocate the purchase price thereof to the undivided interest it acquires in each of the Mortgage Loans (or Government Securities or Unstripped Private Label Custody Receipt Securities, if applicable), in proportion to the respective fair market values of the portions of such Mortgage Loans (or Government Securities or Unstripped Private Label Custody Receipt Securities, if applicable) included in the Trust Fund at the time the Certificate is purchased. In the case of Mortgage Loans, the Depositor believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the Mortgage Loans, where the interests in the Mortgage Loans represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Loan, provided the Mortgage Loans are not so diverse as to evoke differing prepayment expectations. However, if there is any significant variation in interest rates among the Mortgage Loans, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

D. TAXATION OF OWNERS OF TRUST INTEREST CERTIFICATES

     With respect to each Series of Certificates Special Tax Counsel will advise the Depositor that, in their opinion, each holder of a Trust Interest Certificate (a 'Trust Interest Certificateholder') will be treated as the owner of an undivided interest in the interest portion ('Interest Coupon') of each of the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable). Accordingly, and subject to the discussion under 'Application of Stripped Bond Rules' below, each Trust Interest Certificateholder is treated as owning its allocable share of the entire Interest Coupon from the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable), will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time and in the same manner as such items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Coupon from the Mortgage Loans (or in the interest payments from the Government Securities or Private Label Custody Receipt Securities, if applicable), received directly its share of the amounts received with respect to the Mortgage Loans

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
(and Government Securities or Private Label Custody Receipt Securities, if applicable) and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Master Servicer from the Mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

1. Application of Stripped Bond Rules

     A Trust Interest Certificate will consist of an undivided interest in the Interest Coupon of each of the Mortgage Loans (and in the interest payments from each Government Security or Private Label Custody Receipt Security, if applicable). With respect to each Series of Certificates Special Tax Counsel will advise the Depositor that, in their opinion a Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Coupon of each of the Mortgage Loans (and in the interest payments from each Government Security or Private Label Custody Receipt Security, if applicable) (a 'Stripped Interest') separated by the Depositor from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying Mortgage Loan. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Coupon (and the interest payments from Government Securities or Private Label Custody Receipt Securities, if applicable) under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate and the Trust Interest Certificateholder's share of the scheduled payments to be made thereon. The Stripped Bond Rules generally require a holder of Stripped Coupons to accrue and report income from such Stripped Coupons daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating the amount of original issue discount, see 'REMIC Trust Funds-Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders such Certificates will be treated as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable). See 'Aggregate Reporting.' Alternatively, Trust Interest Certificateholders may be required by the IRS to treat their interests in each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.

     The tax treatment of the Trust Interest Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Trust Interest Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Trust Interest Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth above in 'REMIC Trust Funds -- Taxation of Owners of REMIC Regular
Certificate -- Original Issue Discount' apply. See 'Prepayments' below. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a Trust Interest Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Trust Interest Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Trust Interest Certificate may be treated as zero under the original issue discount de minimis rules described above.

     Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount either on a mortgage loan by mortgage loan (or security by security) basis or on a payment by payment basis taking

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account of an allocation of their basis in the Certificates among the interests in the various mortgage loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) represented by such Certificates according to their respective fair market values. The effect of an aggregate computation for the inclusion of original issue discount in income may be to defer the recognition of losses due to early prepayments relative to a computation on a mortgage by mortgage basis. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

     Because the treatment of the Trust Interest Certificates under current law, and the potential application of the 1996 Contingent Debt Regulations are both complicated and uncertain, Trust Interest Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest Certificates.

E. PREPAYMENTS

     The Taxpayer Relief Act of 1997 (the 'Act') contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account a prepayment assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.

F. SALES OF TRUST CERTIFICATES

     If a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount with respect to the interest in the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) represented by such Certificate previously included in income, and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a 'conversion transaction' or which the holder elects to treat as ordinary. See 'REMIC Trust Funds -- Sales of REMIC Certificates' above. Any remaining gain or any loss will be capital gain or loss if the Certificate was held as a capital asset except to the extent that section 582 (c) of the Code applies to such gain or loss.

G. TRUST REPORTING

     The Master Servicer will furnish to each holder of a Trust Fractional Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the Pass-Through Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and Subordinated Lenders-Servicer (if any) and such other customary factual information as the Master Servicer deems necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

H. BACK-UP WITHHOLDING

     In general, the rules described in 'REMIC Trust Funds -- Back-up Withholding' will also apply to Trust Certificates.

I. FOREIGN CERTIFICATEHOLDERS

     Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) on the Mortgage Loans (and Government Securities or Private Label Custody Receipt Securities, if applicable) to a Certificateholder who is not a citizen or resident of the United States, a corporation or other entity organized in or under the laws of the United States or of any State thereof, or United States estate or trust, will not generally be subject to 30% United States withholding tax, provided that such Certificateholder (i) does not own,

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
directly or indirectly, 10% of more of, and is not a controlled foreign corporation (within the meaning of Section 957 of the Code) related to, each of the issuers of the Mortgages and (ii) provides required certification as to its non-United States status under penalty of perjury and then will be free of such tax only to the extent that the underlying Mortgages (and Government Securities or Private Label Custody Receipt Securities, if applicable) were issued after July 18, 1984. This withholding tax may be reduced or eliminated by an applicable tax treaty. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met.

     Holders of Trust Certificates should be aware that final Treasury Regulations were issued on October 6, 1997 which affect the United States taxation of foreign investors in Trust Certificates. For further discussion of those proposed regulations, see 'II. REMIC TRUST FUNDS -- L. Foreign Investors in REMIC Certificates' above.

J. STATE AND LOCAL TAXATION

     In addition to the federal income tax consequences described in 'Material Federal Income Tax Consequences,' potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

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                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee benefit plans subject to ERISA ('ERISA Plans') and on those persons who are ERISA fiduciaries with respect to the assets of such ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

     Employee benefit plans which are governmental plans and certain church plans (if no election has been made under Section 410 (d) of the Code) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Certificates subject to the provisions of applicable federal and state law and, in the case of any such plan which is qualified under Section 401 (a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.

     In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and other plans subject to Section 4975 of the Code (together with ERISA Plans, 'Plans') and certain persons ('Parties in Interest') who have certain specified relationships to the Plans and taxes and/or imposes other penalties on any such transaction under ERISA and/or Section 4975 of the Code, unless an exemption applies. If the assets of a Trust Fund are treated for ERISA purposes as the assets of the Plans that purchase or hold Certificates of the applicable Series, an investment in Certificates of that Series by or with 'plan assets' of a Plan might constitute or give rise to a prohibited transaction under ERISA or
Section 4975 of the Code, unless a statutory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

FINAL PLAN ASSETS REGULATION

     The United States Department of Labor ('DOL') has issued a final regulation (the 'Final Regulation') under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances. Unless the Final Regulation provides an exemption from this 'plan asset' treatment, and if such an exemption is not otherwise available under ERISA, an undivided portion of the assets of a Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a Certificateholder of the applicable Series.

     The Final Regulation provides an exemption from 'plan asset' treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by 'benefit plan investors' (e.g., Plans, governmental and other benefit plans not subject to ERISA and entities holding assets deemed to be 'plan assets'). Because the availability of this exemption to any Trust Fund depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or Class of Certificates will qualify for this exemption.

PROHIBITED TRANSACTION CLASS EXEMPTIONS

     Prohibited Transaction Class Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) ('PTCE 83-1') permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, regardless of whether (a) the mortgage pool is exempt from 'plan asset' treatment or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. A Series of Certificates will be an 'Exempt Series' if the general conditions (described below) of PTCE 83-1 are satisfied, and if the applicable Series of Certificates evidences ownership interests in Trust Assets which do not include Mortgage Certificates, Cooperative Loans, Mortgage Loans secured by cooperative buildings, Mortgage Loans secured by Multifamily Property, or Contracts (collectively 'Nonexempt Assets'). An investment by a Plan in Certificates of an Exempt Series (1) will be exempt from the prohibitions of Section 406 (a) of ERISA (relating generally to Plan transactions involving Parties in Interest who are not fiduciaries) if the Plan purchases the Certificates at no more than fair market value and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the Trust, and (2) will be exempt from the prohibitions of Sections 406 (b) (1) and
(2) of ERISA (relating generally to Plan transactions with fiduciaries) if, in addition, (i) the purchase is approved by an independent fiduciary, (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction with an unrelated party, (iii) no sales commission or other fee is paid to the Depositor as Mortgage Pool sponsor, (iv) the Plan does not purchase more than 25% of the Certificates of that Series and (v) at least 50% of the Certificates of that Series is purchased by persons independent of the Depositor, the Trustee and the Insurer, as applicable. It does not appear that PTCE 83-1 applies to a Series of Certificates with respect to which the Trust Assets include Nonexempt Assets (a 'Nonexempt Series'). See 'The Trust
Fund -- The Mortgage Pools' and ' -- The Contract Pools.' Accordingly, it appears that PTCE 83-1 will not exempt Plans that acquire Certificates of a Nonexempt Series from the prohibited transaction rules of ERISA and Section 4975 of the Code. The applicable Prospectus Supplement will state whether a Series of Certificates is an Exempt Series or a Nonexempt Series.

     PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payment due to property damage or defaults in loan payments; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other benefits inuring to it, to not more than adequate consideration for selling the mortgage loans and reasonable compensation for services provided by the pool sponsor to the mortgage pool.

     The Trustee for all Series will be unaffiliated with the Depositor, and, accordingly, the first general condition will be satisfied. With respect to the second general condition of PTCE 83-1, the credit support method represented by the issuance of a Subordinated Class or Subclasses of Certificates and/or the establishment of a Reserve Fund, with respect to any Exempt Series for which such a method of Credit Support is provided (see 'Credit Support -- Subordinated Certificates' and ' -- Reserve Fund'), is substantially similar to a system for protecting Certificateholders against reductions in pass-through payments which has been reviewed and accepted by the DOL as an alternative to pool insurance or a letter of credit indemnification system. This may support a Plan fiduciary's conclusion that the second general condition is satisfied with respect to any such Exempt Series although, in the absence of a ruling to this effect, there can be no assurance that these features will be so viewed by the DOL. In addition, the Depositor intends to use its best efforts to establish, for each Exempt Series for which credit support is provided by a Letter of Credit (see 'Credit Support -- Letters of Credit') and/or the insurance arrangements set forth above under 'Description of Insurance' (an 'Insured Series'), a system that will adequately protect the Mortgage Pools and indemnify Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. With respect to the third general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish a compensation system which will produce for the Depositor total compensation that will not exceed adequate consideration for forming the Mortgage Pool and selling the Certificates. However, the Depositor does not guarantee that its systems will be sufficient to meet the second and third general conditions (described above) with respect to any Exempt Series.

     If an Exempt Series of Certificates is subdivided into two or more Classes or Subclasses which are entitled to disproportionate allocations of the principal and interest payments on the Mortgage Loans held by the applicable Trust Fund, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable Prospectus Supplement. Moreover, if the Certificateholders of any Class or Subclass of Certificates are entitled to pass-through payment of principal (but no or only nominal interest) or interest (but no or only nominal principal), it appears that PTCE 83-1 will not exempt Plans which acquire Certificates of that Class or Subclass from the prohibited transaction rules of ERISA and Section 4975 of the Code.

     If an Exempt Series of Certificates includes a Class of Subordinated Certificates, PTCE 83-1 will not provide an exemption from the prohibited transaction rules of ERISA for Plans that acquire such Subordinated Certificates.

UNDERWRITER'S PTE

     Credit Suisse First Boston Corporation ('First Boston') is the recipient of a final prohibited transaction exemption, 54 Fed. Reg. 42597 (Oct. 17, 1989) (the 'Underwriter's PTE' or 'Credit Suisse First Boston

Corporation's PTE' if specified in the applicable Prospectus Supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and
Section 4975 of the Code for Plans that acquire Certificates. The Underwriter's PTE applies to certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or (2) an interest in a REMIC if the certificates are issued by and are obligations of a trust; and (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies may consist of (i) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property) or (B) shares issued by a cooperative housing association; and (ii) 'guaranteed governmental mortgage pool certificates' (as defined in the Final Regulation).

     Plans acquiring Certificates may be eligible for protection under the Underwriter's PTE if:

          (a) assets of the type included as Trust Assets have been included in other investment pools ('Other Pools');

          (b) certificates evidencing interests in Other Pools have been both
     (1) rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc., and (2) purchased by investors other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's PTE;

          (c) at the time of such acquisition, the Class of Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

          (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

          (e) the applicable Series of Certificates evidences ownership in Trust Assets which may include non-Subordinated Mortgage Certificates (whether or not interest and principal payable with respect to the Mortgage Certificates are guaranteed by the GNMA, FHLMC or FNMA);

          (f) the Class of Certificates acquired by the Plan are not subordinated to other Classes of Certificates of that Series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Trust Assets;

          (g) the Plan is an 'accredited investor' (as defined in Rule 501(a)(1) of Regulation D under the Securities Act);

          (h) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

          (i) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Trust Assets to the Trust represents not more than the fair market value of such Trust Assets; and the sum of all payments made to and retained by the Master Servicer and all Servicers represents not more than reasonable compensation for such Servicers' services under the Pooling and Servicing Agreement and reimbursement of such Servicers' reasonable expenses in connection therewith.

     In addition, the Underwriter's PTE will not apply to a Plan's investment in Certificates if the Plan fiduciary responsible for the decision to invest in a Class of Certificates is a Mortgagor or Obligor with respect to more than 5% of the fair market value of the obligations constituting the Trust Assets or an affiliate of such person, and will not apply unless:

          (1) in the case of an acquisition in connection with the initial issuance of any Series of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

          (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition;

          (3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

          (4) the Plan is not sponsored by the Depositor, any Underwriter, the Trustee, any Servicer, any Pool, Special Hazard or Primary Mortgage Insurer or the obligor under any other credit support mechanism, a Mortgagor or Obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets on the date of the initial issuance of Certificates, or any of their affiliates (the 'Restricted Group').

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the 'Obligations') supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the 'Pre-Funding Period'), instead of requiring that all such obligations be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the 'Pre-Funding Limit') must not exceed twenty-five percent (25%).

          (2) All obligations transferred after the Closing Date (the 'Additional Obligations') must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

          (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the Closing Date.

          (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the Trust Fund:

             (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is the independent of the depositor; or

             (ii) An independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the Closing Date.

          (6) The period of pre-funding must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ('Permitted Investments').

          (8) The related prospectus or prospectus supplement must describe:

             (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

             (ii) the duration of the period of pre-funding;

             (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

             (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

          (9) The related pooling and servicing agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     Whether the conditions in the Underwriter's PTE (in addition to, and including, those related to pre-funding) will be satisfied as to Certificates or any particular Class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that Class. Any Plan investor who proposes to use 'plan assets' of a Plan to acquire Certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

GENERAL CONSIDERATIONS

     Any member of the Restricted Group, a Mortgagor or Obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of Certificates of the applicable Series or Class by, on behalf of or with 'plan assets' of such Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless PTCE 83-1, the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold Certificates of any Series or Class, the Plan investor should determine (a) whether the second and third general conditions and the specific conditions (described briefly above) of PTCE 83-1 have been satisfied; (b) whether the Underwriter's PTE is applicable; (c) whether any other prohibited transaction exemption (if required) is available under ERISA and Section 4975 of the Code; or (d) whether an exemption from 'plan asset' treatment is available to the applicable Trust Fund. The Plan investor should also consult the ERISA discussion in the applicable Prospectus Supplement for further information regarding the application of ERISA to any Series or Class of Certificates.

     If for any reason neither PTCE 83-1 nor the Underwriter's PTE provides an exemption for a particular Plan investor, one of five other prohibited transaction class exemptions issued by the DOL might apply, i.e., PTCE 91-38 (formerly PTCE 80-51) (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (formerly PTCE 78-19) (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) or PTCE 96-23 (Class Exemption for Plan Asset Transactions Performed by In-house Asset Managers) (collectively, the 'Investor Based Exemptions'). There can no assurance that any of these Investor Based Exemptions will apply with respect to any particular Plan investor or, even if it were to apply, that such exemption would apply to all transactions involving the applicable Trust Fund. Any person who is a fiduciary by reason of his or her authority to invest 'plan assets' of any Plan and who is considering the use of 'plan assets' of any Plan to purchase the offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investments, and should determine on its own whether PTCE 83-1 or another exemption would be applicable (and whether all conditions have been satisfied with respect to any such exemptions), and whether the offered Certificates are an appropriate investment for a Plan. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     ANY PLAN INVESTOR WHO PROPOSES TO USE 'PLAN ASSETS' OF ANY PLAN TO PURCHASE CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.

                                LEGAL INVESTMENT

     The applicable Prospectus Supplement for a Series of Certificates will specify whether a Class or Subclass of such Certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a 'mortgage related security' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). Such Class or Subclass, if any, constituting a 'mortgage related security' will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in 'mortgage related securities,' in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as 'mortgage related securities' only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5 (f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or Subclasses of Certificates), except under limited circumstances.

     All depository institutions considering an investment in the Certificates should review the 'Supervisory Policy Statement on Securities Activities' dated January 28, 1992, as revised April 15, 1994 (the 'Policy Statement') of the Federal Financial Institutions Examination Council.

     The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain 'high-risk mortgage securities' (including securities such as certain Series, Classes or Subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying,' and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain Classes of Certificates as 'mortgage related securities,' no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     Investors should consult their own legal advisers in determining whether and to what extent such Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

     Each Series of Certificates offered hereby and by means of the applicable Prospectus Supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the 'Underwriters'). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series or Certificates and each Subclass within such Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.

     Unless otherwise specified in the Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The Depositor may also sell the Certificates offered hereby and by means of the applicable Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

     The place and time of delivery for each Series of Certificates offered hereby and by means of the applicable Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

     If and to the extent required by applicable law or regulation, this Prospectus and the Prospectus Supplement will also be used by the Underwriters after the completion of the offering in connection with offers and sales related to market-making transactions in the Certificates offered hereby in which the Underwriters act as principal. An underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Brown & Wood LLP, Sidley & Austin, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.

                                 INDEX OF TERMS

                                         PAGE ON WHICH
                                        TERM IS DEFINED
TERM                                   IN THE PROSPECTUS
--------------------------------------------------------
Accrual Distribution Amount............         44
Advances...............................         15
AFR....................................        100
Agreement..............................         42
Alternative Credit Support.............         10
Approved Sale..........................         78
APR....................................         27
ARM Loans..............................         20
Asset Value............................         43
Assets.................................         91
Buy-Down Fund..........................         21
Buy-Down Loans.........................         21
Cede...................................         19
Certificate Account....................         52
Certificate Principal Balance..........          3
Certificateholders.....................         22
Certificates...........................          1
Class..................................          1
Cleanup Costs..........................         86
Closed Loans...........................         23
Closing Date...........................         93
Code...................................         15
Commission.............................          2
Committee Report.......................         90
Compound Interest Certificates.........         44
Contract Loan-to-Value Ratio...........          7
Contract Pool..........................          1
Contract Schedule......................         48
Contracts..............................          1
Converted Mortgage Loan................         21
Cooperative............................          4
Cooperative Dwelling...................          4
Cooperative Loans......................          4
Custodial Account......................         52
Custodial Agreement....................         27
Custodian..............................         27
Cut-off Date...........................         19
Deferred Interest......................         21
Deficiency Event.......................         65
Definitive Certificates................         19
Deleted Contract.......................         28
Deleted Government Securities..........         50
Deleted Mortgage Certificates..........         46
Deleted Mortgage Loans.................         47
Deposit Trust Agreement................         42
Depositor..............................          1
Determination Date.....................         55
Discount Certificate...................         39
disqualified organizations.............        101
Distribution Date......................          5

                                         PAGE ON WHICH
                                        TERM IS DEFINED
TERM                                   IN THE PROSPECTUS
--------------------------------------------------------
DOL....................................        117
DTC....................................         19
Due Date...............................         20
Due Period.............................         45
ERISA..................................        117
ERISA Plans............................        117
Escrow Account.........................         59
Exchange Act...........................          2
Excess Cash Flow.......................         45
Exempt Series..........................        117
Fannie Mae.............................         31
Farm Credit Act........................         34
FCA....................................         34
FCBs...................................         34
FFCB...................................         31
FFEL...................................         32
FHA....................................          1
FHA Experience.........................         39
FHA Loans..............................         20
FHLB...................................         31
Final Regulation.......................        117
FIRREA.................................         33
First Boston...........................        118
Fiscal Agent...........................         31
Freddie Mac............................         31
Funding Corporation....................         34
Government Securities..................         30
GPM Fund...............................         14
GPM Loans..............................         21
GSE Bonds..............................         30
GSE Issuer.............................         31
GSEs...................................         30
Initial Deposit........................         13
Insurance Proceeds.....................         52
Insured Series.........................        118
Interest Component.....................         36
Interest Coupon........................        113
Interest Distribution..................         44
Interest Rate..........................          3
Interest Weighted Class................          3
Interest Weighted Subclass.............          3
IRS....................................         93
L/C Bank...............................         10
L/C Percentage.........................         11
Letter of Credit.......................         10
Liquidating Loan.......................         10
Liquidation Proceeds...................         52
Loan-to-Value Ratio....................          6
Loss...................................         73
Manufactured Home......................          7

                                         PAGE ON WHICH
                                        TERM IS DEFINED
TERM                                   IN THE PROSPECTUS
--------------------------------------------------------
Master Servicer........................          5
MBS....................................         32
Mortgage Certificates..................          1
Mortgage Loans.........................          1
Mortgage Notes.........................         20
Mortgage Pool..........................          1
Mortgage Rates.........................          6
Mortgaged Property.....................          6
Mortgagor..............................          6
Mortgagor Bankruptcy Bond..............         10
Multi-Class Certificates...............          3
Multifamily Property...................          4
Multiple Variable Rate.................         95
Nonexempt Assets.......................        117
Nonexempt Series.......................        118
Non-REMIC Trust Fund...................         16
non-U.S. Person........................        105
Obligor................................         38
OID Regulations........................         90
Original Value.........................         20
Originator.............................         24
Other Pools............................        119
Parties in Interest....................        117
Pass-Through Rate......................          6
Percentage Interest....................         19
Performance Bond.......................         28
Plans..................................        117
Policy Statement.......................        122
Pool Insurance Policy..................         10
Pool Insurer...........................         12
Pooling and Servicing Agreement........         22
Premium Certificate....................         38
Pre-Funded Amount......................          8
Pre-Funded Period......................          8
Prepayment Assumption..................         93
Primary Insurer........................         53
Primary Mortgage Insurance Policy......         11
Primary Mortgage Insurer...............         61
Principal Component....................         36
Principal Distribution.................         44
Principal Prepayments..................         12
Principal Weighted Class...............          3
Principal Weighted Subclass............          3
Private Label Custody Receipt
  Securities...........................         35
Purchase Price.........................         49
Rating Agency..........................          1
Record Date............................         43
REFCO..................................         31
REFCO Strips...........................         31
Reference Agreement....................         42
Regular Certificates...................         15
                                         PAGE ON WHICH
                                        TERM IS DEFINED
TERM                                   IN THE PROSPECTUS
--------------------------------------------------------
REIT...................................        102
REMIC..................................          1
REMIC Certificateholders...............         91
REMIC Certificates.....................         90
REMIC Mortgage Pool....................         90
REMIC Provisions.......................         90
REMIC Regular Certificate..............         90
REMIC Regulations......................         90
REMIC Residual Certificate.............         90
Required Reserve.......................         13
Reserve Fund...........................         10
Residual Certificates..................          3
Residual Owner.........................         98
Retained Yield.........................        109
RTC....................................         33
Sallie Mae.............................         31
Securities Act.........................          2
Senior Certificates....................         10
Senior Class...........................          3
Senior Prepayment Percentage...........         71
Senior Subclass........................          3
Series.................................          1
Servicer...............................         22
Servicing Accounts.....................         52
Servicing Agreement....................         23
Single Family Property.................          4
SMMEA..................................        122
SPA....................................         39
Special Distributions..................         56
Special Hazard Insurance Policy........         14
Special Tax Counsel....................         90
Standard Hazard Insurance Policy.......         59
Standard Terms.........................         42
Stated Principal Balance...............          3
Subclass...............................          1
Subordinated Amount....................         10
Subordinated Certificates..............         10
Subordinated Class.....................          3
Subordinated Pool......................         13
Substitute Contract....................         28
Substitute Government Securities.......         50
Substitute Mortgage Certificates.......         46
Substitute Mortgage Loans..............         47
Systemwide Debt Securities.............         34
TEFRA..................................         35
Tiered REMICs..........................         92
Title V................................         89
Treasury Bonds.........................         30
Treasury Strips........................         30
Trust Assets...........................          4
Trust Certificates.....................         90
Trust Fractional Certificate...........         90

                                         PAGE ON WHICH
                                        TERM IS DEFINED
TERM                                   IN THE PROSPECTUS
--------------------------------------------------------
Trust Fractional Certificateholder.....        108
Trust Fund.............................          1
Trust Interest Certificate.............         90
TVA....................................         31
U.S. Person............................        105
Unaffiliated Sellers...................         23
Underlying Issuer......................         26


                                         PAGE ON WHICH
                                        TERM IS DEFINED
TERM                                   IN THE PROSPECTUS
--------------------------------------------------------
Underwriters...........................        123
Unstripped Government Securities.......        111
Unstripped Mortgage Loans..............        111
Unstripped Private Label Custody
  Receipt Securities...................        111
VA.....................................          1
VA Loans...............................         20

____________________________________         ___________________________________

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE SUCH DATE.

                            ------------------------
                               TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                          -------
                                              PROSPECTUS SUPPLEMENT
Summary................................................................................................       S-3
Risk Factors...........................................................................................      S-15
The Contract Pool......................................................................................      S-18
IndyMac, Inc...........................................................................................      S-22
Yield and Prepayment Considerations....................................................................      S-25
Description of the Certificates........................................................................      S-32
Use of Proceeds........................................................................................      S-49
Certain Legal Aspects of the Contracts.................................................................      S-49
Material Federal Income Tax Consequences...............................................................      S-52
ERISA Considerations...................................................................................      S-54
Legal Investment Considerations........................................................................      S-55
Underwriting...........................................................................................      S-55
Notice to Canadian Residents...........................................................................      S-56
Legal Matters..........................................................................................      S-57
Ratings................................................................................................      S-57
Index of Principal Terms...............................................................................      S-58
                                                   PROSPECTUS
Prospectus Supplement..................................................................................         2
Additional Information.................................................................................         2
Incorporation of Certain Information by Reference......................................................         2
Summary................................................................................................         3
Risk Factors...........................................................................................        17
The Trust Fund.........................................................................................        19
The Depositor..........................................................................................        36
Use of Proceeds........................................................................................        37
Yield Considerations...................................................................................        37
Maturity and Prepayment Considerations.................................................................        39
Description of the Certificates........................................................................        42
Credit Support.........................................................................................        69
Description of Insurance...............................................................................        73
Certain Legal Aspects of the Mortgage Loans and Contracts..............................................        80
Material Federal Income Tax Consequences...............................................................        90
ERISA Considerations...................................................................................       117
Legal Investment.......................................................................................       122
Plan of Distribution...................................................................................       123
Legal Matters..........................................................................................       123
Index of Terms.........................................................................................       124

     UNTIL OCTOBER 8, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

____________________________________         ___________________________________
____________________________________         ___________________________________

                                  Asset Backed
                            Securities Corporation,
                                   Depositor

                                  $219,172,100

                     IndyMac Manufactured Housing Contract
                    Pass-Through Certificates, Series 1998-2

                                     [Logo]

                                 IndyMac, Inc.
                              Seller and Servicer

                             PROSPECTUS SUPPLEMENT

                           Credit Suisse First Boston

                           Morgan Stanley Dean Witter
____________________________________         ___________________________________


                        STATEMENT OF DIFFERENCES

The dagger symbol shall be expressed as....................  'D'